As filed with the Securities and Exchange Commission on May 30, 2008
                               Investment Company Act of 1940 File No. 811-21940


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940             [X]
                                 Amendment No. 3                            [X]


                                 --------------

                              EIP INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)
                         c/o Energy Income Partners, LLC
                49 Riverside Avenue, Westport, Connecticut 06880
                    (Address of Principal Executive Offices)
                                 (203) 349-8232
                         (Registrant's Telephone Number)

                                 ---------------

                                 Linda Longville
                         c/o Energy Income Partners, LLC
                49 Riverside Avenue, Westport, Connecticut 06880
                     (Name and Address of Agent for Service)

                               -------------------

                                    Copy to:
                            Gregory D. Sheehan, Esq.
                                Ropes & Gray LLP
                             One International Place
                                Boston, MA 02110

                               -------------------

It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

                                                    PRIVATE PLACEMENT MEMORANDUM


                     April 29, 2008, as revised May 30, 2008


                           EIP Growth and Income Fund
                               49 Riverside Avenue
                           Westport, Connecticut 06880

      EIP Growth and Income Fund (the "Fund") is a diversified, open-end management investment company.

                               Investment Manager
                           Energy Income Partners, LLC
                           ---------------------------


      This Private Placement Memorandum ("Memorandum") concisely describes the information which you ought to know about the Fund before investing. Please read this Memorandum carefully and keep it for further reference. A Statement of Additional Information dated April 29, 2008, as revised May 30, 2008, and as may be further revised from time to time ("SAI"), is available free of charge by writing to Energy Income Partners, LLC at 49 Riverside Avenue, Westport, CT 06880 or by calling (203) 349-8232. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Memorandum.


      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS MEMORANDUM. THE SEC HAS NOT APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE FUND. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

      Shares of the Fund are being offered in a private offering in reliance upon Regulation D under the Securities Act ("Regulation D"). Each prospective investor in the Fund is required to certify that the shares purchased are being acquired directly or indirectly for the account of an "accredited investor" (as defined in Regulation D). Existing shareholders who wish to purchase additional shares must also meet the foregoing eligibility criteria at the time of the additional purchase. The relevant investor qualifications are set forth in a subscription agreement, a copy of which is attached hereto as Appendix A, that must be completed by each prospective investor.

      EIP Growth and Income Fund (the "Fund") is a diversified, open-end management investment company. The Fund is currently the sole series of EIP Investment Trust (the "Trust"), a Delaware statutory trust. The Fund is managed by Energy Income Partners, LLC (the "Manager"). At this time, the Fund does not intend to publicly offer its shares. Fund shares are available only to (i) certain unregistered investment companies through a "master/feeder" arrangement pursuant to Section 12(d)(1)(E) of the Investment Company Act of 1940, as amended (the "1940 Act") and (ii) certain other accredited investors.

            INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

      The Fund's primary investment objective is to seek a high level of total shareholder return that is balanced between current income and growth. As a secondary objective, the Fund will seek low volatility.

      The Fund pursues its objectives by investing primarily in a diversified portfolio of equity securities of issuers in the Energy Industry (as hereinafter defined) that pay out all or most of their available free cash flow ("Pay-out Energy Companies"), including: (1) energy-related master limited partnerships or limited liability companies that are treated as partnerships (and not as associations taxable as corporations) under the Internal Revenue Code of 1986, as amended (the "Code"), and also as "qualified publicly traded partnerships" under the Code ("MLPs"); (2) entities that own I-Shares or i-units, as described below, limited liability company interests, limited partner interests or general partner interests in an MLP or that control an MLP ("MLP-Related Entities"); (3) energy-related Canadian royalty and income trusts ("Income Trusts"); (4) energy-related U.S. royalty trusts; and (5) energy-related corporations with payout dividend policies similar to that of Pay-out Energy Companies in (1) through (4) above. The Fund also invests in companies which derive at least 50% of their revenues from operating assets used in or providing energy-related services connected to the Energy Industry (together with Pay-out Energy Companies, "Energy Companies"). "Energy Industry" means enterprises connected to the exploration, development, production, gathering, transportation, processing, storing, refining, distribution, mining or marketing of natural gas, natural gas liquids (including propane ("NGLs")), crude oil, refined petroleum products, electricity, coal or other energy sources.

      The Fund may also enter into swap agreements with respect to the securities of Energy Companies. The Fund also invests in Permissible Debt Securities (as hereinafter defined). In addition, the Fund intends to use certain derivatives instruments in order to hedge its currency exposure, as described below.

      Although the Fund may take defensive positions temporarily (see below), under normal market circumstances, the Fund's investments will be concentrated in the securities of one or more issuers conducting their principal business activities in the Energy Industry.

      Certain investment restrictions of the Fund listed in the SAI are considered to be fundamental and may not be changed without approval by holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. The remainder of the Fund's investment policies and the Fund's investment objectives are considered non-fundamental and may be changed by the Board of Trustees without shareholder approval. As defined in the 1940 Act, a "majority of the outstanding voting securities" of the Fund means the lesser of
(i) 67% or more of the Fund's shares present at a meeting, if the holders of more than 50% of the Fund's shares are present in person or represented by proxy, or (ii) more than 50% of the Fund's shares.

      There can be no assurance that the Fund's investment objectives will be achieved.

      Investment Philosophy and Process

      The Manager believes that financial success for companies operating in the Energy Industry requires strict capital spending discipline because the industry is capital intensive, mature and has low rates of overall growth. The Manager believes that, for Energy Companies, there is a high correlation between rates of return and the portion of cash flow reinvested in the business: the lower the level of reinvestment, the higher the return. Capital spending discipline results from prudent management or a policy to pay out most available free cash flow to investors. Issuers in the Energy Industry that pay out all or most of their available free cash flow in the form of monthly or quarterly distributions or dividends, such as MLPs, Income Trusts, and corporations with similar pay-out dividend policies, have a built-in capital spending discipline, which the Manager believes provides an attractive investment universe from which to construct a portfolio.

      The Manager believes that the Energy Industry has the potential to produce a significant level of cash flow in excess of requirements for maintenance capital expenditures. The Manager believes that issuers in the Energy Industry with the most favorable investor total returns pay out the bulk of their cash flows to their investors. Nonetheless, there are many companies within the industry that reinvest the bulk of their cash flows either in the belief that they have a competitive advantage or that the Energy Industry is about to enter a new, more highly profitable phase. However, the Manager believes that the frequent consolidations and restructurings within the industry demonstrate that these expectations are often not realized. Many of these high-reinvestment companies divest their pipeline and storage and other infrastructure assets because they view the investment returns from these assets as having less upside potential than assets with more growth potential or commodity exposure. The Manager believes that this has resulted in a growing opportunity for investors to take advantage of the Energy Industry's desire to finance what the Energy Industry thinks will be "high risk/high return" opportunities through the divestment of its "lower risk/lower return" infrastructure assets into these asset classes. A significant amount of these assets have been purchased by MLPs in the United States and by Income Trusts in Canada. The Manager believes that it is the equity holders of such MLPs and Income Trusts that have benefited as these asset classes have performed favorably relative to the securities of the companies divesting the assets.

      Prior to the rapid growth of these asset classes over the last few years, they were generally too small to attract the interest of most large investors. In addition, it is difficult for investors to take advantage of the opportunity to invest directly in MLPs. Tax exempt investors, such as pension funds and endowments, typically avoid these securities because MLPs generate a substantial amount of "unrelated business taxable income," which, unlike most passive investment income, is taxable in the hands of such investors. It has been similarly disadvantageous for foreign investors to invest directly in MLPs because a foreign investor in an MLP is required to file a U.S. federal income tax return and pay federal income tax on a net basis on the investor's share of the MLP's income. In addition, a direct investment in an MLP gives rise to tax return filing obligations for investors in certain states in which the MLP has operations. Historically, regulated investment companies ("RICs") under the Code have not been able to invest to any significant extent in MLPs because of the Code's restrictions on RICs' permissible sources of income. Legislation passed in 2004, however, allows RICs additional flexibility to invest a portion of their assets in MLPs, and thus RICs can offer investors the opportunity to invest indirectly in such investments without the additional filing requirements triggered by direct MLP equity ownership. As a result, the Manager believes the combination of the lack of institutional investment and the growth in size of these asset classes has made this an attractive universe from which to construct a portfolio for the Fund.

      In addition, the Manager believes that the attractive characteristics of Pay-out Energy Companies can be enhanced by a rigorous application of investment research and portfolio construction tools. There is generally less research coverage of Pay-out Energy Companies than in sectors of comparable size, the securities of which are generally owned by institutional investors. The Manager believes this creates an opportunity to outperform the Energy Industry using the Manager's investment research and professional portfolio construction tools. Since the Manager believes Pay-out Energy Companies are affected by virtually every phase of the Energy Industry (even if they are not directly invested in every phase), the Manager believes it is advantageous to have a strong working knowledge of the Energy Industry, including oil and gas production and gathering, transportation, refining and marketing, gas liquids processing and fractionation, petrochemical demand and cost structure, as well as the regulatory frameworks in which the industry operates.

      Energy Infrastructure. The Manager believes that increases beginning in 2003 in petroleum and natural gas prices are a result of years of underinvestment by the industry in essential infrastructure both in the United States and overseas, among other factors. In the United States, demand for petroleum peaked in 1978 just prior to the Iranian oil crisis of 1979. The economic recession and the resulting decline in demand that followed left much of the delivery infrastructure under-utilized and so investment in pipelines, storage and other infrastructure declined. Not until 2003 did the U.S. demand for petroleum materially exceed the prior peak in 1978, ushering in a need for infrastructure investment in this neglected sector.

      Unlike oil and gas exploration and production and petroleum refining, the energy infrastructure industry is characterized by non-cyclical fee-for-service revenues. And unlike the other segments of the Energy Industry, the sustaining capital requirements for pipelines, storage and other infrastructure are low. These two characteristics make energy infrastructure assets an attractive investment for investors who desire the potential for steady income that has the potential to grow. Since 1995, the growth in cash distributions from energy MLPs and Income Trusts has been, on average, in the mid-single digits, which, when combined with the current yield, has driven solid total investor returns in these asset classes (of course, there can be no guarantee that such results will continue). New investments in this segment have become more attractive to the industry as higher oil and gas prices have made the oil companies increasingly willing to guarantee solid returns for long-term contracts to pipeline owners as an incentive to add capacity so they can get their oil and gas to market more quickly. In essence, companies making new infrastructure investments have an increased ability to "lock-in" the attractive economics of today's Energy Industry.

      Manager Experience. The Manager believes that investment success in MLPs and Income Trusts requires a working knowledge of the entire Energy Industry. The Manager will rely on its experience in the oil, gas and electricity segments, refining and marketing, petrochemicals and natural gas processing and storage, as well as its understanding of price and cost competitiveness of competing fuels such as coal and nuclear and the impact of imports and global markets on the North American Energy Industry.

      The Manager believes that a professionally managed portfolio of Pay-out Energy Companies in non-cyclical segments of the Energy Industry offers the potential for an attractive balance of income and growth. The Manager's priority is to focus on steady fee-for-service income, and it will seek to limit the cyclical energy exposure of the portfolio by limiting its size or by hedging its cyclical exposure with short positions, which may include short sales or swaps that reflect an underlying short position (see "Short Sales" and "Swap Agreements" below) in order to reduce the volatility of returns. The Manager believes the use of rigorous investment research and analytical tools along with conservative portfolio construction provides a value-added service to investors making an investment in these asset classes through the Fund.

      Portfolio Composition

      Under normal market conditions, the Fund's portfolio will be composed principally of the following investments. Additional information regarding the Fund's investments and risks is contained in the SAI. The Fund is also subject to additional investment policies, as disclosed in the SAI.

      (1) Up to the maximum percentage of the Fund's total assets allowable under applicable U.S. federal income tax law (currently, 25%) may be invested in qualified publicly traded partnerships, including MLPs;

      (2) The Fund may invest approximately 30%-60% of Fund Gross Asset Value in Permissible Debt Securities (as defined below) (for the purposes of this guideline, Permissible Debt Securities sold under reverse repurchase agreements shall be deemed to be held by the Fund);

      (3) The Fund will invest at least 75% of the Fund Gross Asset Value not invested in Permissible Debt Securities in a combination of securities of Energy Companies (each, an "Energy Security" and, collectively, "Energy Securities";

      (4) The Fund may invest in (a) Derivatives Contracts, as described herein and in the SAI and (b) foreign currency hedging derivatives contracts, as described herein, provided that such contracts are not used for speculative investment purposes; and

      (5) The Fund may not (a) purchase or hold any Concentrated Position if the aggregate Energy Asset Allocation of such positions would exceed 50%; (b) purchase or hold any Illiquid Position if the aggregate Energy Asset Allocation of such positions would exceed 35%; or (c) purchase or hold any Energy Asset, the Energy Asset Allocation of which would equal or exceed 25%.

      "Concentrated Position" means, with respect to any Energy Asset, the Energy Asset Allocation is between 10% and 25%.

      "Daily Trading Volume" means, with respect to any Energy Asset, the six-month trailing average daily trading volume of the shares of such Energy Asset determined as of the close of business on the immediately preceding trading day.

      "Delta" means the ratio comparing the change in the price of the underlying asset to the corresponding change in the price of a derivative.

      "Derivatives Contracts" means all derivatives contracts (including, without limitation, swap contracts, options and futures contracts) entered into except for foreign currency hedging derivatives contracts.

      "Energy Asset" means the equity security of an Energy Company held by the Fund.

      "Energy Asset Allocation" means, with respect to each Energy Asset, the quotient (expressed as a percentage) of (a) the absolute value of the Net Position Market Value, divided by (b) the Gross Market Value.

      "Fund Gross Asset Value" means an amount equal to the sum of (i) Long Market Value, (ii) Short Market Value, (iii) the market value of all Permissible Debt Securities, and (iv) the unrealized gains or losses on all foreign currency hedging derivatives contracts.

      "Gross Market Value" means an amount equal to the sum of the Long Market Value plus the Short Market Value.

      "Illiquid Position" means, (i) with respect to any Energy Asset, the number of shares held by the Fund of such Energy Asset is equal to or greater than 40 times the Daily Trading Volume of the shares of such Energy Asset or
(ii) with respect to any Derivatives Contract, the number of such Derivatives Contracts multiplied by the Delta of such Derivatives Contracts is equal to or greater than 40 times the Daily Trading Volume of the shares of the underlying Energy Asset, as applicable.

      "Long Market Value" means the sum of all positive Net Position Market Values.

      "Long Position Market Value" means, with respect to positions taken in respect of any Energy Asset, an amount equal to the sum of (i) the market value of the shares held which give effect to a long market exposure, in the aggregate, plus (ii) the notional amount and the unrealized gains or losses on all Derivatives Contracts which have a Delta of 1 (such as total return swaps) and which give effect to a long market exposure, in the aggregate, plus (iii) with respect to purchased call options and written put options which give effect to a long market exposure, (A) the Delta of each of such options, multiplied by
(B) the market value of the underlying instrument, multiplied by (C) the number of such options, in the aggregate.

      For example, if the only positions the Fund held in Company A were a long position of 1000 shares priced at $50 per share and a short position as the writer of 100 puts (one contract) with a $50 strike price and a Delta of 50%, the Long Position Market Value of the Fund's holdings of Company A would be $52,500. ((1000 multiplied by $50) plus (100 multiplied by $50 multiplied by 0.5)).

      "Net Position Market Value" means, with respect to any Energy Asset, an amount equal to the difference between its Long Position Market Value and its Short Position Market Value.

      "Short Market Value" means the sum of all negative Net Position Market Values.

      "Short Position Market Value" means, with respect to positions taken in respect of any Energy Asset, an amount equal to the sum of (i) the market value of the shares held which give effect to a short market exposure, in the aggregate, plus (ii) the notional amount and the unrealized gains or losses on all Derivatives Contracts which have a Delta of 1 (such as total return swaps) and which give effect to a short market exposure, in the aggregate. For the avoidance of doubt, Short Position Market Value is always a positive number.

      MLP Common Units, MLP I-Shares and MLP-Related Entities.

      MLP Common Units. MLP common units represent limited partnership interests in the MLP. Common units are generally listed and traded on U.S. securities exchanges or over-the-counter with their value fluctuating predominantly based on the success of the MLP. Unlike owners of common stock of a corporation, owners of MLP common units have limited voting rights and have no ability to annually elect directors. MLPs generally distribute all available cash flow (cash flow from operations less maintenance capital expenditures) in the form of quarterly distributions. Common unit holders have first priority to receive quarterly cash distributions up to the minimum quarterly distribution ("MQD") and have arrearage rights. In the event of liquidation, common unit holders have preference over subordinated units, but not debt holders or preferred unit holders, to the remaining assets of the MLP.

      MLP I-Shares. I-Shares represent an investment in shares of a limited liability company that owns a special class of MLP securities, known as i-units, issued by the MLP to the limited liability company. The i-units represent a class of equity securities of the MLP that are not entitled to receive cash distributions, except upon liquidation of the MLP, but are entitled to receive additional i-units on each cash distribution to holders of the MLP common units. As the quantity of additional i-units issued to the limited liability company is determined based on the amount of the cash distributions made by the MLP to holders of MLP common units as well as the market value of the MLP units at the time of each distribution, the limited liability company will increasingly be entitled to a greater share of the outstanding equity interests of the MLP, which in turn entitles the limited liability company, as the holder of the i-units, to an increasingly greater share of the cash to be distributed to all holders of equity securities (including the i-units and the MLP common units) upon the liquidation of the MLP. As a result, the value of the i-units held by the limited liability company is generally tied to the overall equity valuation of the MLP.

      Holders of I-Shares will receive additional I-Shares, in the same proportion as the limited liability company's receipt of i-units, rather than cash distributions. I-Shares themselves have limited voting rights, which are similar to those applicable to MLP common units. The limited liability company issuing the I-Shares is treated as a corporation for federal income tax purposes. I-Shares are traded on the New York Stock Exchange ("NYSE") and the American Stock Exchange. The I-Shares in which the Fund invests are distinct from the iShares Funds, exchange traded funds managed by Barclays Global Investors.

      Interests in the General Partners of MLPs. The Fund may invest in the general partners of MLPs. General partner interests in MLPs are typically retained by the original sponsors of an MLP and by corporate partners and entities that sell assets to the MLP. A holder of general partner interests can be liable in certain circumstances for amounts greater than the amount of the holder's investment in the general partner interest. General partner interests often confer direct board participation rights in, and in many cases control over, the operations of the MLP. General partner interests are generally not publicly traded, but may be owned by publicly traded entities. The Fund may invest in publicly traded entities that own general partner interests in MLPs. General partner interests of an MLP receive cash distributions, typically 2% of an MLP's aggregate cash distributions, which are contractually defined in the partnership agreement. In addition, holders of general partner interests typically receive incentive distribution rights, which provide them with a larger proportionate share of the aggregate MLP cash distributions as such distributions increase. General partner interests generally cannot be converted into MLP common units. The general partner interest can be redeemed by the MLP if the MLP unit holders choose to remove the general partner, typically with a supermajority vote by limited partner unit holders.

      Income Trusts.

      As used in the Memorandum, Income Trusts include Canadian income trusts and/or Canadian royalty trusts. An Income Trust is an entity that holds an underlying asset or group of assets. An Income Trust structure is formed when, instead of offering its securities directly to the public, an operating entity creates a trust. An Income Trust offers units to the public and uses the proceeds to purchase the common shares and high-yield debt of the operating entity or its assets. Although most Income Trusts typically consist of a trust, others may be established as limited partnerships. Income Trusts are structured to own: (1) debt and/or equity of an underlying company or other entity which carries on an active business; or (2) royalties on revenues generated by an underlying business activity. Income Trusts are designed to distribute most of the income generated by the underlying assets to unit holders.

      The distribution policy of Income Trusts is unlike that of publicly listed companies which generally retain and re-invest their earnings and may pay out a portion of earnings to their shareholders as dividends. The amount of distributions paid on a unit of an Income Trust will vary from time to time based on production levels, commodity prices, royalty rates, operating and general administrative expenses, debt service charges and deductions, including holdbacks for future capital spending. Income Trust units represent an equal fractional beneficial interest in the Income Trust. The ownership of units does not provide unit holders with the statutory rights normally associated with ownership of shares of a corporation. Units of Income Trusts are also unlike conventional debt instruments in that there is no principal amount owing directly to unit holders. The Fund will generally invest in Income Trusts that are treated as corporations under U.S. federal tax law, and its ability to invest in Income Trusts that are not so treated may be limited by the Fund's intention to qualify as a RIC under the Code.

      The Income Trust structure was developed to facilitate distributions to investors on a tax-efficient basis. Under Canadian tax laws, an Income Trust generally can reduce its taxable income to zero by paying (or making payable) all of its taxable income (including net realized capital gains) to unit holders, thus avoiding a layer of taxation associated with corporate entities. The Income Trust structure is typically adopted by businesses that require a limited amount of capital in maintaining their property, plant and equipment and that generate stable cash flows. However, on June 22, 2007, the Parliament of Canada amended the Income Tax Act (Canada) (the "Canadian Tax Act") to implement proposals originally announced on October 31, 2006 relating to the taxation of certain distributions from publicly traded mutual fund trusts and partnerships that are characterized as "specified investment flow-through" ("SIFT") entities ("the SIFT Rules"). Generally, starting on January 1, 2011 (or earlier as discussed in the section "Certain Canadian Federal Income Tax Considerations" below), the SIFT Rules will apply a tax at the SIFT level on distributions of the SIFT at rates of tax comparable to the combined Canadian federal and provincial corporate tax and treat such distributions as dividends to the unit holders. Income Trusts in which the Fund invests will likely be characterized as "SIFT Income Trusts" and, as a result, will be subject to the SIFT Rules. The Fund expects that the SIFT Income Trusts in which the Fund invests will not be subject to the SIFT Rules until January 1, 2011. For more details, see "Income Trust Risk" below.

      The projected life of distributions and the sustainability of distribution levels tend to vary with the nature of the business underlying an Income Trust. The variety of businesses upon which Income Trusts have been created is broad, both in the nature of the underlying industry and assets and in geographic location. The Fund intends to invest primarily in Income Trusts involved in steady fee-for-service infrastructure that support the production of natural gas, oil or electricity but may also selectively invest in other Income Trusts. Income Trusts that have cyclical business exposure may also be owned and may be hedged by short positions, which may include short sales or swaps that reflect an underlying short position (see "Short Sales" and "Swap Agreements" below). A brief description of the types of Income Trusts in which the Fund intends to invest is as follows:

      Pipeline Trusts. Pipeline trusts are Income Trusts that have as their principal underlying business the ownership and operation of pipelines or other energy distribution assets. These trusts typically generate stable cash flows through the levy of fixed rate transportation tolls based on product throughput. The amount of the distributions paid by these trusts varies with the market demand for transportation of product through their distribution systems. While they are generally not as commodity price sensitive as oil and gas trusts, they may be affected by fluctuations in commodity prices in the longer term and are sensitive to the prevailing interest rate levels and economic conditions.

      Oil Service Trusts. Oil service trusts are Income Trusts that have as their principal underlying business the operation of drilling, well-site management and related products and services for the oil service industry. These Income Trusts provide services for a variety of participants in the oil services industry. The amount of distributions paid by these trusts varies with the market demand for such services. Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity.

      Power Trusts. Power trusts are Income Trusts that have as their principal underlying business the generation and sale of electricity. These Income Trusts generate electricity from a variety of power facilities, including hydro-electric, natural gas and waste heating facilities. Typically, these Income Trusts sell the electricity produced under long-term fixed price contracts with commercial users of the power or public utilities. As a result, these trusts generally have stable cash flow and distributions, although fluctuations in water flow can impact trusts generating the bulk of their electricity from hydroelectric facilities.

      Oil and Gas Trusts. Oil and gas trusts are Income Trusts that pay out substantially all of the cash flow they receive from the production and sale of underlying crude oil and natural gas reserves. The amount of distributions paid on oil and gas trust units will vary from time to time based on production levels, commodity prices, royalty rates and certain expenses, deductions and costs and, accordingly, can be highly volatile. Moreover, the remaining reserves available to the oil and gas trust are depleted as the underlying reserves are produced. Successfully replacing reserves enables an oil and gas trust to maintain distribution levels and unit prices over time. Oil and gas trusts typically replace reserves through internal capital development activities or through acquisitions. Because they distribute the bulk of their cash flow to unit holders, oil and gas trusts are effectively precluded from exploring for and developing new oil and gas prospects with internally generated funds. Therefore, oil and gas trusts typically grow through acquisition of producing companies or companies with proven reserves of oil and gas, funded through the issuance of additional equity or, where the trust is able, the issuance of debt.

      Oil and gas trusts generally do not conduct a significant amount of exploration activity to find new reserves of oil and gas but rather, own and operate developed oil and gas properties. As a result, oil and gas trusts generally do not have as great a risk of drilling unproductive oil and gas wells as traditional oil and gas companies; however, oil and gas trusts are still exposed to commodity pricing risks, reserve risks and operating risks. Hedging strategies used by oil and gas trusts can provide partial mitigation against commodity risk, while reserve risk can only be addressed through appropriate investments.

      Corporations with Pay-out Dividend Policies.

      Certain publicly-traded corporations with pay-out dividend policies, such as marine transportation companies, represent a growing area of investment opportunity for the Fund. These companies typically are mandated, as a matter of their corporate charters, to pay out substantially all available cash on a periodic basis to their shareholders. In the case of marine transportation companies, while pipelines are a key component in the distribution chain for energy assets, they do not reach all markets and are not capable of transporting all refined petroleum products or economically transporting most chemical products. Marine transportation--primarily conducted by tankers and tug barges--fills this gap. The amount of the distributions paid by these companies varies with the market demand for transportation of product through their distribution systems. While these companies are generally not as commodity price sensitive as oil and gas trusts, they may be affected by fluctuations in commodity prices in the longer term and are sensitive to the prevailing interest rate levels and economic conditions.

      Permissible Debt Securities.

      Permissible Debt Securities include cash and the following instruments:

      (i) demand and time deposits in, certificate of deposit of, or banker's acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof, which depository institution or trust company is subject to supervision and examination by United States federal or state authorities and at the time of investment or contractual commitment providing for investment have a long-term unsecured credit rating of "Aaa" or "Aa" by Moody's Investor Services, Inc. ("Moody's) or "AAA" or "AA" by Standard & Poor's Corporation ("S&P"), or a short-term debt unsecured credit rating of "P-1" or "P-2" by Moody's and "A-1+" or "A-1" by S&P or, if unrated, are determined by the Manager to be of similar quality;

      (ii) registered debt obligations of the United States of America or registered debt obligations, the timely payment of principal and interest on which is fully and expressly guaranteed by the United States or any agency or instrumentality of the United States or the obligations of which are expressly backed by the full faith and credit of the United States;

      (iii) registered debt obligations issued by the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), Fannie Mae, Sallie Mae, Freddie Mac, the Federal Home Loan Mortgage Corporation, the Federal Farm Credit Banks or the Government National Mortgage Association;

      (iv) registered debt securities bearing interest issued by any company incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of "Aaa" or "Aa" from Moody's or "AAA" or "AA" from S&P or, if unrated, are determined by the Manager to be of similar quality;

      (v) guaranteed investment contracts ("GICs") issued by any corporation incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of "Aaa" or "Aa" from Moody's or "AAA" or "AA" from S&P or, if unrated, are determined by the Manager to be of similar quality;

      (vi) commercial paper issued by any corporation incorporated under the laws of the United States or any state thereof, with a maturity of not more than 183 days from the date of issuance and having at the time of investment credit ratings of "P-1" or "P-2" by Moody's or "A-1+" or "A-1" by S&P or, if unrated, are determined by the Manager to be of similar quality;

      (vii) registered debt securities bearing interest issued by the European Investment Bank, the International Bank of Reconstruction and Development or the Inter-American Development Bank; and

      (viii) shares issued by money market funds.

      All Permissible Debt Securities, taken together, including cash and shares of money market funds (which are treated as having a maturity of one day), must have a weighted average remaining maturity of 18 months or less. Bonds with interest rates that are re-settable are treated as having a maturity equal to the frequency with which its interest rate is re-set. For example, if the Fund's only holdings of Permissible Debt Securities were two bonds, one of which was a five-year fixed-rate bond with 27 months remaining to maturity and the other was a three-year bond with a floating interest rate re-settable every 3 months, and the bonds were held in equal size, the weighted average remaining maturity would be 15 months (27 months plus 3 months divided by two).

      Short Sales.

      The Fund may engage in short sales transactions of equity securities for investment, speculative and risk management purposes. To effect such a transaction, the Fund must borrow the security it sells short to make delivery of that security to the buyer. The Fund is then obligated to replace, or cover, the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest that accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the lender, to the extent necessary to meet the margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales.

      The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the dividends or interest the Fund may be required to pay, if any, in connection with a short sale.

      While the Fund is short a security, it is subject to the risk that the security's lender will terminate the loan at a time when the Fund is unable to borrow the same security from another lender. If this happens, the Fund must either (i) buy the replacement security immediately at the security's then current market price or "buy in" by paying the lender an amount equal to the cost of purchasing the security to close out the short position, or (ii) transfer the security that was sold short from the Fund's portfolio to the lender. The risk of loss from a short position is theoretically unlimited. The Fund's gain on a short sale, before transaction costs, is limited to the difference between the price at which it sold the borrowed security and the price it paid to purchase the security to return to the lender (which cannot fall below zero).

      The Fund expects to enter into short sales (or total return swaps achieving substantially the same exposure, as described below) that are paired against its long positions in similar sub-sectors of the Energy Industry, with similar exposures, risks and volatility. The Fund will not enter into short sales transactions with respect to the Permissible Debt Securities held in its portfolio. The Fund will only enter into short sale transactions with counterparties that have a long-term unsecured credit rating of at least A by S&P or Aa3 by Moody's and a market capitalization of at least $10 billion.

      Until the Fund replaces a borrowed security, it will segregate on its books assets that, when combined with the amount of collateral deposited with the broker in connection with the short sale, will at least equal the current market value of the security sold short, marked to market daily, or it will take other permissible actions to cover its obligations. The assets used to cover the Fund's short sales will not be available to use for redemptions. The use of short sales is considered a speculative investment practice and may result in losses.

      Swap Agreements.

      The Fund may enter into swap agreements as a substitute for purchasing Energy Securities, to achieve the same exposure as it would by engaging in short sales transactions of Energy Securities or to hedge its currency exposure (as discussed below). A swap is a financial instrument that typically involves the exchange of cash flows between two parties on specified dates (settlement dates), where the cash flows are based on agreed-upon prices, rates, etc. The nominal amount on which the cash flows are calculated is called the notional amount. Swaps are individually negotiated.

      In a typical equity swap, one party agrees to pay another party the return on a security or basket of securities in return for a specified interest rate (either a fixed rate or a floating rate). By entering into an equity swap, for example, the Fund can gain exposure to a security without actually purchasing such security. Equity swaps involve not only the risk associated with investment in the security, but also the risk that the performance of such securities, including dividends, will not exceed the interest that the Fund will be committed to pay under the swap. The Fund may also engage in total return swaps, in which payments made by the Fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity or fixed-income security, a combination of such securities, or an index).

      Swap agreements may increase or decrease the overall volatility of the investments of the Fund and its Net Asset Value. ("Net Asset Value" means, as of the date of determination, the Fund's total assets minus the Fund's liabilities (including accrued expenses, dividends payable and any borrowings of the Fund), each as determined according to generally accepted accounting principles.) The performance of swap agreements may be affected by a change in the specific interest rate, security, currency, or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of a swap agreement would be likely to decline, potentially resulting in losses.

      Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by one of the parties or insolvency, among others, and can be transferred by a party only with the prior written consent of the other party (with limited exceptions). The Fund may be able to eliminate its exposure under a swap agreement either by assignment or by other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, the Fund may not be able to recover the money it expected to receive under the contract. See "Risks Associated with an Investment in Non-U.S. Securities -- Foreign Currency and Hedging Risk" and "Derivatives Risk."

      A swap agreement can be a form of leverage, which can magnify the Fund's gains or losses. In order to reduce the risk associated with leveraging, the Fund will cover its current obligations under swap agreements. If the Fund enters into a swap agreement on a net basis, it will be required to segregate assets with a daily value at least equal to the excess, if any, of the Fund's accrued obligations under the swap agreement over the accrued amount the Fund is entitled to receive under the agreement, marked to market daily or take other permissible actions to cover its obligations. If the Fund enters into a swap agreement on other than a net basis, it will be required to segregate assets with a value equal to the full amount of the Fund's accrued obligations under the agreement or take other permissible actions to cover its obligations. The Fund will only enter into swap agreements with counterparties that have a long-term unsecured credit rating of at least A by S&P or Aa3 by Moody's and a market capitalization of at least $10 billion.

      Currency Hedging Transactions.

      In addition to the investment strategies discussed above, the Fund may engage in certain transactions intended to hedge the Fund's exposure to currency risks due to Canadian dollar denominated investments in Income Trusts or other investments of the Fund denominated in non-U.S. currency. The Fund will not use such transactions for speculative investment purposes. The Fund may engage in various currency hedging transactions, including buying or selling options or futures, entering into other foreign currency transactions including forward foreign currency contracts, currency swaps or options on currency and currency futures and other derivatives transactions. Hedging transactions can be expensive and have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivatives instruments. Furthermore, the ability to successfully use hedging transactions depends on the Manager's ability to predict pertinent market movements, which cannot be assured. See "Risks Associated with an Investment in Non-U.S. Securities -- Foreign Currency and Hedging Risk" and "Derivatives Risk." The Fund will only enter into currency hedging transactions with counterparties that have a long-term unsecured credit rating of at least A by S&P or Aa3 by Moody's and a market capitalization of at least $10 billion.

      Foreign Currency Options. The Fund may buy or sell put and call options on foreign currencies as a hedge against changes in the value of the U.S. dollar in relation to a foreign currency in which the Fund's securities may be denominated. In addition, the Fund may buy or sell put and call options on foreign currencies either on exchanges or in the over-the-counter market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Fund to reduce foreign currency risk using such options. The Fund will segregate on its books assets to cover its obligations under any options agreements that it enters into that give rise to a Fund obligation or take other permissible actions to cover its obligations.

      Currency Futures Contracts. A currency futures contract is a legally binding agreement between two parties to purchase or sell a specific amount of currency at a future date or date range at a specific price. A person who buys a currency futures contract enters into a contract to purchase an underlying currency and is said to be "long" the contract. A person who sells a currency futures contact enters into a contract to sell the underlying currency and is said to be "short" the contract. The price at which the contract trades is determined by relative buying and selling interest on a regulated exchange. The Fund will not enter into futures contracts which are prohibited under the Commodity Exchange Act ("CEA") and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date. Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract the Fund is required to deposit "initial margin." Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Moreover, all futures contracts are marked-to-market at least daily, usually after the close of trading. At that time, the account of each buyer and seller reflects the amount of any gain or loss on the futures contract based on the contract price established at the end of the day for settlement purposes. The Fund will segregate on its books assets to cover its obligations under any currency futures contracts that it enters into or take other permissible actions to cover its obligations.

      An open position in a futures contract, either a long or short position, is closed, or liquidated, by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. There can be no assurance, however, that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in the futures contract; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss.

      Some futures contracts may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in a futures contract, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract can vary from the previous day's settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the Fund from closing out positions and limiting its losses.

      In addition to the foregoing, imperfect correlation between the futures contracts and the underlying currency may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Under certain market conditions, the prices of futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying currency. These pricing disparities could occur, for example, when the market for the futures contract is illiquid or if trading is halted in the futures contract.

      As noted above, margin is the amount of funds that must be deposited by the Fund in order to initiate futures trading and to maintain the Fund's open positions in futures contracts. A margin deposit is intended to ensure the Fund's performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the futures contract is traded and may be significantly modified from time to time by the exchange during the term of the futures contract.

      If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. In computing daily Net Asset Value, the Fund will mark to market the current value of its open futures contracts.

      Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the futures contracts were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

      Forward Foreign Currency Contracts. A forward foreign currency contract involves an obligation to purchase or sell a specific amount of currency at a future date or date range at a specific price. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. These contracts may be bought or sold to protect the Fund against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar. The Fund will segregate assets on its books to cover its obligations under any forward foreign currency contracts that it enters into or take other permissible actions to cover its obligations.

      By entering into a forward foreign currency exchange contract, the Fund "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, the Fund reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. Contracts to sell foreign currencies would limit any potential gain which might be realized by the Fund if the value of the hedged currency increases. The Fund may enter into these contracts for the purpose of hedging against foreign exchange risks arising from the Fund's investment or anticipated investment in securities denominated in foreign currencies. Suitable hedging transactions may not be available in all circumstances. Also, such hedging transactions may not be successful.

      The Fund may also enter into forward foreign currency exchange contracts to shift exposure to foreign currency fluctuations from one currency to another. To the extent that it does so, the Fund will be subject to the additional risk that the relative value of currencies will be different than anticipated by the Fund. The Fund may additionally enter into forward contracts to protect against anticipated changes in future foreign currency exchange rates. The Fund may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated. The Fund may also use related options on currencies for the same reasons for which forward foreign currency exchange contracts are used.

      Forward foreign currency contracts differ from foreign currency future contracts in certain respects. Unlike futures contracts, forward contracts:

      (i) do not have standard maturity dates or amounts (i.e., the parties to the contract may fix the maturity date and the amount);

      (ii) are traded in the inter-bank markets conducted directly between currency traders (usually large commercial banks) and their customers, as opposed to futures contracts, which are traded only on exchanges (typically exchanges regulated by the Commodity Futures Trading Commission ("CFTC");

      (iii) do not require an initial margin deposit; and

      (iv) may be closed by entering into a closing transaction with the currency trader who is a party to the original forward contract, as opposed to a commodities exchange.

      Except as noted above, the risks of currency futures contracts are similar to those of currency forward contracts, though currency forward contracts additionally are subject to greater counterparty credit risk.

      General Limitations on Futures and Options Transactions.

      The Fund has filed a notice of eligibility for exclusion from the definition of the term "commodity pool operator" with the CFTC and the National Futures Association, which regulate trading in the futures markets. Pursuant to
Section 4.5 of the regulations under the CEA, the Fund is not subject to regulation as a commodity pool under the CEA.

      Various exchanges and regulatory authorities have undertaken reviews of options and futures trading in light of market volatility. Among the possible actions that have been presented are proposals to adopt new or more stringent daily price fluctuation limits for futures and options transactions and proposals to increase the margin requirements for various types of futures transactions.

      Other Derivatives.

      In addition to the currency hedging transactions described above, the Fund also may (but is not required to) utilize a variety of derivatives instruments. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of any underlying asset or reference rate, and may relate to, among others, securities, interest rates, currencies or other assets. Derivatives instruments in addition to those described above that may be used by the Fund include writing covered call and put options on equity securities and purchasing call and protective put options on equity securities. The Fund will only enter into derivatives contracts with counterparties that have a long-term unsecured credit rating of at least A by S&P or Aa3 by Moody's and a market capitalization of at least $10 billion. The Fund's use of derivatives instruments involves risks different from, or possibly greater than, the risks associated with investment directly in securities and other more traditional investments. See "Derivatives Risk" in the Memorandum and "Additional Information Regarding Investment Strategies and Risks--Other Derivatives Instruments" in the SAI for additional information about these and other derivatives instruments that the Fund may use and the risks associated with such instruments.

      Leverage.

      The Fund intends to incur leverage through the use of reverse repurchase agreements and through the use of Derivatives Contracts. In a reverse repurchase agreement, the Fund sells securities to a bank, securities dealer or one of their respective affiliates and agrees to repurchase such securities on demand or on a specified future date and at a specified price, including an interest payment. During the period between the sale and the forward purchase, the Fund will continue to receive principal and interest payments on the securities sold and also have the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities. Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase such securities. If the buyer of the securities under the reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or a trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities, and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending that decision. The Fund will segregate on its books assets in an amount at least equal in amount to its obligations, marked to market daily, under any reverse repurchase agreement or take other permissible actions to cover its obligations. The Fund will only enter into reverse repurchase agreements with counterparties that have a long-term unsecured credit rating of at least A by S&P or Aa3 by Moody's and a market capitalization of at least $10 billion. In addition, some derivatives are "leveraged" and therefore may magnify or otherwise increase investment losses to the Fund.

      The use of leverage has the potential to increase returns to shareholders, but also involves additional risks. Leverage will increase the volatility of the Fund's investment portfolio and could result in larger losses than if it were not used. If there is a net decrease (or increase) in the value of the Fund's investment portfolio, any leverage will decrease (or increase) the Net Asset Value per share to a greater extent than if the Fund were not leveraged.

      The premise underlying the use of leverage is that the costs of leveraging generally will be based on short-term rates, which normally will be lower than the potential return (including the potential for capital appreciation) that the Fund can earn on the longer-term portfolio investments that it makes with the proceeds obtained through the leverage. If this premise is correct with respect to a particular investment, the Fund would benefit from an incremental return. However, if the differential between the return on the Fund's investments and the cost of leverage were to narrow or result in loss, the incremental benefit would be reduced, eliminated or result in loss. Furthermore, if long-term rates rise, the Net Asset Value of the Fund's shares will reflect the resulting decline in the value of a larger aggregate amount of portfolio assets than the Fund would hold if it had not leveraged. Thus, leveraging exaggerates changes in the value and in the yield on the Fund's portfolio. This, in turn, may result in greater volatility of the Net Asset Value of Fund shares.

      To the extent the income or capital appreciation derived from securities purchased with funds received from leverage exceeds the cost of leverage, the Fund's net assets and return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such funds is not sufficient to cover the cost of leverage, the Fund's net assets and return will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. The use of leverage is considered to be a speculative investment practice and may result in losses.

      Cover. Transactions using options, futures and other derivatives, other than purchased options, expose the Fund to an obligation to another party. The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate on its books cash or liquid assets in the prescribed amount as determined daily. Although this Memorandum and the SAI describe certain permitted methods of segregating assets or otherwise "covering" such transactions for these purposes, such descriptions are not complete. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulation thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund.

      Assets used as cover cannot be sold while the position in the corresponding instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund's assets to cover in accounts could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

      Investment Limitations. Any investment limitations described herein apply only at the time of purchase of the securities or the consummation of a transaction, and the limitations will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities or consummation of a transaction. The continued holding of an instrument downgraded below its rating at the time of purchase will be evaluated on a case by case basis.

      Temporary Defensive Position. During periods when the Manager determines that it is unable to follow the Fund's investment strategy or that it is impractical to do so, the Fund may temporarily deviate from its investment strategy and invest all or any portion of its assets in Permissible Debt Securities. The Manager's determination that it is temporarily unable to follow the Fund's investment strategy or that it is impractical to do so will generally occur only in situations in which a market disruption event has occurred and where trading in the securities selected through application of the Fund's investment strategy is extremely limited or absent. In such a case, the value of shares of the Fund may be adversely affected and the Fund will not be pursuing its investment objectives.

                                 PRINCIPAL RISKS

      Risk is inherent in all investing. The following discussion summarizes the principal risks that you should consider before deciding whether to invest in the Fund. For additional information about the risks associated with investing in the Fund, see "Additional Information Regarding Investment Strategies and Risks" in the SAI.

      Limited Operating History

      The Fund is a recently organized, diversified, open-end management investment company with a limited operating history. As such, the Fund is subject to all of the business risks and uncertainties associated with any business with a limited operating history. The Fund's investment program should be evaluated on the basis that there can be no assurance that Manager's assessment of the short-term or long-term prospects of investments will prove accurate or that the Fund will achieve its investment objective.

      Investment and Market Risk

      All securities investments risk the loss of capital. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in the Fund represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The value of the securities in which the Fund invests will affect the value of the Fund's shares. Your shares at any point in time may be worth less than your original investment.

      The performance of the Fund's investments depends to a great extent upon the Manager correctly assessing the future course of price movements of specific securities and other investments. There can be no assurance that the Manager will be able to predict accurately these price movements. At times, the securities markets experience great volatility and unpredictability. Nevertheless, to the extent that the Fund's portfolio may from time to time reflect a net long or net short bias, there may be some positive or negative correlation between the performance of the portfolio and the direction of the market. To that degree market direction will not necessarily be a "neutral" factor with respect to the Fund's performance. An investment in the Fund is subject to the possible loss of the entire principal amount invested.

      Liquidity Risk

      Certain investments of the Fund may be illiquid. Such investments could prevent the Manager from liquidating unfavorable positions promptly and subject the Fund to substantial losses.

      Redemption Risk

      It is anticipated that a relatively small number of the Fund's investors could hold a substantial portion of the Fund's outstanding shares. As such, a redemption of some or all of the Fund shares held by such investors could (i) force the Fund to liquidate securities in its portfolio at inopportune times,
(ii) disrupt the Fund's ability to pursue its investment objectives, or (iii) reduce economies of scale and increase the Fund's per share operating expenses.

      In addition, certain of the Fund's investors may be required to redeem their entire holdings in the Fund (which could be substantial) in the event that, among other things, the Fund does not comply with the investment policies stated in this Memorandum or the SAI or the Manager is replaced by another investment adviser. Such a redemption could result in the dissolution of the Fund in addition to the consequences described in the immediately preceding paragraph.

      Limited Influence Over Fund Affairs

      One or more investors may be deemed to control the Fund by virtue of their record and/or beneficial ownership of more than 25% of the outstanding voting securities of the Fund. These control relationships will continue to exist until such time as the above-described share ownership represents 25% or less of the outstanding voting securities of the Fund. Through the exercise of voting rights with respect to shares of the Fund, such an investor may be able to determine the outcome of shareholder voting on matters, including Fund policies for which approval of shareholders of the Fund is required.

      Management Risk

      The Fund is subject to management risk because it has an actively managed portfolio. The Manager will have complete discretion with respect to the Fund's trading activities, subject to the Fund's Board of Trustees and the Fund's investment policies and restrictions. The Manager will apply its investment philosophy, investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. In addition, the Manager or affiliates of the Manager will serve as the investment managers to investment companies exempt from registration under the 1940 Act that intend to invest in the Fund. The Manager or such affiliates will receive a performance fee or allocation for such services. The performance fees or allocations payable to the Manager's affiliates may create an incentive for the Manager to cause the Fund to make investments that are riskier or more speculative than would be the case in the absence of a performance fee or allocation. In addition, because the performance fee and allocation are calculated on a basis that includes unrealized appreciation of the Fund's assets, they may be greater than if such fee or allocation were based solely on realized gains.

      Energy Industry Risk

      Under normal conditions, the Fund's investments will be concentrated in the Energy Industry. A fund concentrated in the Energy Industry is likely to present more risks than a fund that is broadly invested in a number of different industries. In addition, risks inherent in investing in the Energy Industry include the following:

      Regulatory Risk. Energy Companies are subject to significant Canadian, U.S., state and local government regulation in virtually every aspect of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services. Various governmental agencies and authorities have the power to enforce compliance with these regulations, and violators may be subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future, which would likely increase compliance costs and may adversely affect the financial performance of Energy Companies.

      Supply and Demand Risk. A decrease in the production of natural gas, NGLs, crude oil or other energy commodities or a decrease in the volume of such commodities available for transportation, processing, storage or distribution may adversely impact the financial performance of Energy Companies. Production declines and volume decreases could be caused by various factors, including catastrophic events affecting production, depletion of resources, labor difficulties, environmental or other governmental regulation, equipment failures and unexpected maintenance problems, import supply disruption, increased competition from alternative energy sources, international politics and political circumstances (particularly of key energy-producing countries), policies of the Organization of the Petroleum Exporting Countries ("OPEC") and depressed commodity prices. Alternatively, a sustained decline in demand for such commodities could also impact the financial performance of Energy Companies. Factors that could lead to a decline in demand include economic recession or other adverse economic or political conditions (especially in key energy-consuming countries), higher fuel taxes, governmental regulations, increases in fuel economy, consumer shifts to the use of alternative fuel sources, an increase in commodity prices and weather conditions.

      Interest Rate Risk. Rising interest rates could adversely impact the financial performance of Energy Companies. Rising interest rates may increase an Energy Company's cost of capital, which would increase operating costs and may reduce an Energy Company's ability to execute acquisitions or expansion projects in a cost-effective manner. Rising interest rates may also impact the price of Energy Company shares or units as the yields on alternative investments increase.

      Acquisition Risk. The ability of MLPs, MLP-Related Entities and Income Trusts to grow and, where applicable, to increase distributions to unit holders is dependent principally on their ability to make acquisitions that result in an increase in adjusted operating surplus per unit. In the event that MLPs, MLP-Related Entities and Income Trusts are unable to make such accretive acquisitions because, for example, they are unable to identify attractive acquisition candidates, negotiate acceptable purchase contracts, raise financing for such acquisitions on economically acceptable terms or because they are outbid by competitors, their future growth and ability to raise distributions will be limited. Furthermore, even if MLPs, MLP-Related Entities and Income Trusts do consummate acquisitions that they believe will be accretive, the acquisitions may in fact result in a decrease in adjusted operating surplus per unit. Any acquisition involves risks, which include, among others: the possibility of mistaken assumptions about revenues and costs, including synergies; the assumption of unknown liabilities; possible limitations on rights to indemnity from the seller; the diversion of management's attention from other business concerns; unforeseen difficulties operating in new product areas or new geographic areas; and customer or key employee losses at the acquired businesses.

      Affiliated Party Risk. Some MLPs may be dependent on their parents or sponsors for a majority of their revenues. Any failure by the parents or sponsors of an MLP to satisfy their payments or obligations could impact the MLPs revenues and cash flows and its ability to make distributions.

      Catastrophe Risk. The operations of Energy Companies are subject to many hazards inherent in the transporting, processing, storing, distributing or marketing of natural gas, NGLs, crude oil, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities or products, including: damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters and acts of terrorism; inadvertent damage from construction and farm equipment; leaks of natural gas, NGLs, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions, among others. The occurrence of any such events could result in substantial losses due to, for example, personal injury and/or loss of life, damage to and destruction of property and equipment and pollution or other environmental damage, and may result in the curtailment, suspension or discontinuation of affected Energy Companies' related operations. Many Energy Companies are not fully insured against all risks inherent to their businesses. If an accident or event occurs that is not fully insured, it could adversely affect an Energy Company's operations and financial condition.

      Operational Risk. Energy Companies are subject to various operational risks, such as failed drilling or well development, unscheduled outages, underestimated cost projections, unanticipated operation and maintenance expenses, failure to obtain the necessary permits to operate and failure of third-party contractors (e.g., energy producers and shippers) to perform their contractual obligations. In addition, Energy Companies may employ a variety of means of increasing cash flow, including increasing utilization of existing facilities, expanding operations through new construction, expanding operations through acquisitions, or securing additional long-term contracts. Thus, some Energy Companies may be subject to construction risk, acquisition risk or other risk factors arising from their specific business strategies.

      Competition Risk. The Energy Companies in which the Fund may invest that are involved in upstream (exploration, development and production of energy resources) and midstream (processing, storing and transporting of energy resources) businesses will face substantial competition in acquiring properties, enhancing and developing their assets, marketing their commodities, securing trained personnel and operating their properties. Many of their competitors, including major oil companies, natural gas utilities, independent power producers and other private independent energy companies, will likely have financial and other resources that substantially exceed their resources. The upstream businesses in which the Fund may invest face greater competition in the production, marketing and selling of power and energy products brought about in part from the deregulation of the energy markets.

      Financing Risk. Some of the Energy Companies in which the Fund may invest may rely on capital markets to raise money to pay their existing obligations. Their ability to access the capital markets on attractive terms or at all may be affected by any of the risk factors associated with Energy Companies described above, by general economic and market conditions or by other factors. This may in turn affect their ability to satisfy their obligations to the Fund.

      Commodity Pricing Risk. Energy Companies may be affected by fluctuations in the prices of energy commodities, including, for example, natural gas, NGLs, crude oil and coal, in the short- and long-term. Fluctuations in energy commodity prices would impact directly Energy Companies that produce such energy commodities and could impact indirectly Energy Companies that engage in the transportation, storage, processing, distribution or marketing of or exploration for such energy commodities. Commodity prices fluctuate for many reasons, including changes in market and economic conditions or political circumstances (especially of key energy-producing and consuming countries), the impact of weather on demand, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation, international politics, policies of OPEC, and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices may make it more difficult for Energy Companies to raise capital to the extent the market perceives that their performance may be directly tied to commodity prices. The energy sector as a whole may also be impacted by the perception that the performance of energy sector companies is directly linked to commodity prices.

      Depletion and Exploration Risk. Energy Companies engaged in the exploration, development, management or production of natural gas, NGLs (including propane), crude oil or refined petroleum products are subject to the risk that their commodity reserves are depleted over time. Energy Companies generally increase reserves through expansion of their existing businesses, through exploration of new sources or development of existing sources, through acquisitions or by securing long-term contracts to acquire additional reserves. Each of these strategies entails risk. The financial performance of these Energy Companies may be adversely affected if they are unable to cost-effectively acquire additional reserves at a rate at least equal to the rate of decline of their existing reserves. A failure to maintain or increase reserves could reduce the amount and/or change the characterization of cash distributions paid by these Energy Companies.

      MLP-Related and I Share Related Risks

      An investment in MLP units involves risks that differ from those associated with investments in similar equity securities, such as in common stock of a corporation. Holders of MLP units usually have the rights typically afforded to limited partners in a limited partnership, and as such have limited control and voting rights on matters affecting the partnership. In addition, there is the risk that a MLP could be, contrary to its intention, taxed as a corporation, resulting in decreased returns from such MLP. Further, conflicts of interest may exist between common unit holders, subordinated unit holders and the general partner of the MLP, including those arising from incentive distribution payments. Finally, the extent to which the Fund can invest in MLP units is limited by the Fund's intention to qualify as a RIC under the Code. I-Shares are generally subject to the same risks as MLP common units.

      Income Trust Risk

      Investments in Income Trusts in which the Fund intends to invest are generally equity investments and thus share many of the risks inherent in investing in equity securities, and are also subject to the risks specific to the energy sector. In many circumstances, the Income Trusts in which the Fund may invest will have limited operating histories. The value of Income Trust securities in which the Fund will likely invest may be influenced by factors including the financial performance of the respective issuers, interest rates, exchange rates, commodity prices (which will vary and are determined by supply and demand factors, including weather and general economic and political conditions), the hedging policies employed by such issuers, issues relating to the regulation of the Energy Industry and operational risks relating to the Energy Industry. The extent to which the Fund can invest in Income Trusts may be limited by the Fund's intention to qualify as a RIC under the Code.

      Income Trusts are also subject to the following risks:

      Lack of diversification. The Income Trusts in which the Fund will likely invest tend to be heavily invested in real estate, oil and gas, pipelines and other infrastructure.

      Potential sacrifice of growth. Potential growth may be sacrificed because revenue is passed on to unit holders, rather than reinvested in the business.

      No guarantees. Income Trusts generally do not guarantee minimum distributions or even return of capital. If the assets underlying an Income Trust do not perform as expected, the Income Trust may reduce or even eliminate distributions. The declaration of such distributions generally depends upon various factors, including the operating performance and financial condition of the Income Trust and general economic conditions.

      Potential for tax recharacterization or changes. The current Canadian tax treatment of certain Income Trusts that allows income to be taxed only at the investor level could be challenged under existing Canadian tax laws or such laws could change. The Income Trusts in which the Fund invests will likely be characterized as SIFT Income Trusts and, pursuant to the SIFT Rules, certain distributions from SIFT Income Trusts that would have otherwise been taxed as ordinary income will generally be characterized as taxable dividends to unit holders, and SIFT Income Trusts will be subject to tax at the trust level at rates of tax comparable to the combined federal and provincial corporate tax rates. The SIFT Rules are expected to result in adverse tax consequences to SIFT Income Trusts and to adversely impact cash distributions from such trusts to the Fund. See "Certain Canadian Federal Income Tax Considerations" below.

      The SIFT Rules are effective for all SIFT Income Trusts that begin to be publicly traded after October 2006. For SIFT Income Trusts that were publicly traded before November 2006, the SIFT Rules will apply commencing 2011. The SIFT Rules permit "normal growth" for SIFT Income Trusts through the transition period between October 31, 2006 and 2011. However, any "undue expansion" with respect to a SIFT Income Trust, as opposed to "normal growth," will result in the SIFT Rules being applied to such Income Trust prior to 2011. The meaning of "undue expansion" and "normal growth" was clarified in guidelines released by the Department of Finance on December 15, 2006.

      In addition, Income Trusts the Fund believes to be corporations for U.S. tax purposes may be recharacterized as non-corporate entities for U.S. tax purposes. If such recharacterization were to occur, the Fund would be required to look through to the source of the Income Trust's underlying income in determining whether the Fund has satisfied the good income requirement applicable to RICs under the Code.

      Liability. Income Trusts do not offer the same statutory rights normally associated with ownership of shares of a corporation. Canadian limited liability protection laws with regard to Canadian income trusts and royalty trusts are generally determined by the domicile of the royalty or income trust. Certain Canadian provinces have passed legislation limiting the liability of investors in certain Canadian royalty trusts and Canadian income trusts, while other provinces have not passed this legislation. The Fund will invest only in Income Trusts located in provinces that have passed this legislation. This legislation should better assure the limited liability of investors, although the legislation does not address potential liabilities arising prior to the date of the implementation of this legislation. In addition, this legislation has not yet been judicially considered and it is possible that reliance on this legislation by an investor could be successfully challenged on jurisdictional or other grounds.

      U.S. Royalty Trust Risk

      U.S. royalty trusts are subject to many of the risks discussed above under "Income Trust Risk." For example, U.S. royalty trusts may have limited operating histories, and the value of securities of such royalty trusts may be influenced by factors including the financial performance of the respective issuers, interest rates, exchange rates, commodity prices (which will vary and are determined by supply and demand factors, including weather and general economic and political conditions), the hedging policies employed by such issuers, issues relating to the regulation of the Energy Industry and operational risks relating to the Energy Industry. The extent to which the Fund can invest in U.S. royalty trusts may be limited by the Fund's intention to qualify as a RIC under the Code.

      Small-Cap and Mid-Cap Company Risk

      Certain of the Energy Companies in which the Fund may invest may have comparatively smaller capitalizations. The general risks associated with equity securities are particularly pronounced for securities issued by companies with smaller market capitalizations. These companies may have limited markets, as well as shorter operating histories, less experienced management and more limited financial resources than issuers with larger market capitalizations and may be more vulnerable to adverse general market or economic developments. Investments in issuers with smaller market capitalizations may be less liquid and may experience greater price fluctuations than investments in issuers with larger market capitalizations. In addition, securities of issuers with smaller market capitalizations may not be widely followed by the investment community, which may result in reduced demand for such securities.

      Interest Rate Risk

      Generally, when market interest rates rise, the prices of debt obligations (and particularly fixed-rate obligations) fall. As a result, the Fund is subject to the risk that the value of the Permissible Debt Securities in its portfolio will decline in value because of increases in market interest rates. The prices of short-term floating rate debt obligations generally fluctuate less than prices of long-term debt obligations as interest rates change. Because the Permissible Debt Securities portion of the Fund's portfolio will normally have a weighted average remaining maturity of 18 months or less, that portion of the Fund's portfolio is expected to have a relatively short duration. Because of the Fund's expected duration, it is expected that the Fund's Net Asset Value will tend to fluctuate less in response to changes in market interest rates than if the Fund invested mainly in long-term debt securities. Although the Fund's Net Asset Value will vary, the Manager expects the Fund's policy of investing in Permissible Debt Securities whose combined weighted average maturity is eighteen months or less will substantially reduce the Fund's overall sensitivity to market interest rate fluctuations arising from the Fund's use of leverage. However, because rates on certain floating rate debt instruments typically only reset periodically (e.g., monthly or quarterly), changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuation in the Fund's Net Asset Value.

      Risks Associated with an Investment in Non-U.S. Securities

      Investing in non-U.S. securities involves certain risks not involved in domestic investments:

      Non-U.S. Securities Risk. These risks include, but are not limited to, the following: fluctuations in currency exchange rates; future foreign economic, financial, political and social developments; different legal systems; the possible imposition of exchange controls or other foreign governmental laws or restrictions; lower trading volume; greater price volatility and illiquidity; different trading and settlement practices; less governmental supervision; high and volatile rates of inflation; fluctuating interest rates; less publicly available information; and different accounting, auditing and financial recordkeeping standards and requirements.

      Foreign Currency and Hedging Risk. Because the Fund intends to invest in securities denominated or quoted in foreign currencies, changes in the exchange rate between the U.S. dollar and such foreign currencies will affect the U.S. dollar value of these securities and the unrealized appreciation or depreciation of these investments. The Fund intends to hedge against currency risk resulting from investing in Income Trusts valued with the Canadian dollar and other non-U.S. dollar denominated securities. Currency hedging transactions in which the Fund may engage include buying or selling options or futures or entering into other foreign currency transactions including forward foreign currency contracts, currency swaps or options on currency and currency futures and other derivatives transactions. Hedging transactions can be expensive and have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivatives instruments. Furthermore, the ability to successfully use hedging transactions depends on the Manager's ability to predict pertinent market movements, which cannot be assured. Thus, the use of hedging transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell. The use of hedging transactions may result in the Fund incurring losses as a result of matters beyond its control. For example, losses may be incurred because of the imposition of exchange controls, suspension of settlements or the inability of the Fund to deliver or receive a specified currency.

      Permissible Debt Securities Risk

      In addition to interest rate risk, Permissible Debt Securities (other than cash and shares of money market funds) are subject to certain other risks, including:

      Issuer Risk. The value of Permissible Debt Securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services.

      Reinvestment Risk. Reinvestment risk is the risk that income from the Fund's portfolio will decline if the Fund invests the proceeds from matured, traded or called bonds at market interest rates that are below the Fund portfolio's current earnings rate.

      Credit Risk. Credit risk is the risk that a Permissible Debt Security in the Fund's portfolio will decline in price, or that the issuer will fail to make interest payments when due, because the issuer of the security experiences a decline in its financial status.

      In addition to interest rate risk, shares of money market funds are subject to certain other risks. The total return on investments in money market funds will be reduced by the operating expenses and fees of such funds, including any advisory fees. These fees would be in addition to any fees paid by the Fund. In addition, investing in another fund exposes the Fund to all the risks of that fund. While a money market fund is designed to be a relatively low-risk investment, it is not entirely free of risk. A money market fund may not be able to maintain its intended net asset value of $1.00 per share, as a result of deterioration in the credit quality of issuers whose securities the fund holds, or an increase in interest rates. The value of an investment may be eroded over time by inflation. In addition, certain money market funds may invest a substantial portion of their assets in bank obligations. Investments in a single industry, even though representing interests in different companies in such industry, may be affected by common economic forces and other factors. A money market fund may be particularly vulnerable to factors affecting the banking industry.

      Cash Flow Risk

      A substantial portion of the cash flow received by the Fund will be derived from its investment in equity securities of Pay-out Energy Companies. The amount of cash a Pay-out Energy Company has available for distributions and the tax character of such distributions is dependent in part upon the amount of cash generated by the Pay-out Energy Company's operations. Cash available for distribution will vary from quarter to quarter and is largely dependent on factors affecting the relevant Pay-out Energy Company's operations and factors affecting the Energy Industry in general. In addition to the risk factors described above, other factors that may reduce the amount of cash a Pay-out Energy Company has available for distribution include increased operating costs, capital expenditures, acquisition costs, expansion, construction or exploration costs and borrowing costs. The Fund may receive cash from its investments in excess of the income recognized for tax purposes, and may distribute such cash as a return of capital. Conversely, the Fund may recognize taxable income in excess of the cash generated by such investments. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

      Leverage Risk

      The Fund intends to utilize leverage in the form of reverse repurchase agreements and/or certain Derivatives Contracts and is therefore subject to certain risks, as previously described under "Portfolio Composition--Leverage."

      Short Sale Risk

      The Fund may effect short sales of securities and is therefore subject to certain risks, as previously described under "Portfolio Composition--Short Sales."

      Derivatives Risk

      The Fund's use of derivatives instruments involves certain general risks and considerations including, but not limited to, the following:

            Market Risk. Market risk is the risk that the value of the underlying assets may go up or down. Adverse movements in the value of an underlying asset can expose the Fund to losses. Market risk is the primary risk associated with derivatives transactions. Derivatives instruments may include elements of leverage and, accordingly, fluctuations in the value of the derivative instrument in relation to the underlying asset may be magnified. The prices of derivatives may move in unexpected ways due to the use of leverage or other factors, especially in unusual market conditions, and may result in increased volatility. The successful use of derivatives instruments depends upon a variety of factors, particularly the Manager's ability to manage these sophisticated investments.

            Credit Risk. Credit risk is the risk that a loss is sustained as a result of the failure of a counterparty to comply with the terms of a derivative instrument. The counterparty risk for exchange-traded derivatives is generally less than for privately-negotiated or over-the-counter derivatives, since generally a clearing agency, which is the issuer or counterparty to each exchange-traded instrument, provides a guarantee of performance. For privately-negotiated instruments, there is no similar clearing agency guarantee. In all transactions, the Fund will bear the risk that the counterparty will default, and this could result in a loss of the expected benefit of the derivatives transactions and possibly other losses to the Fund.

            Correlation Risk. Correlation risk is the risk that there might be an imperfect correlation, or even no correlation, between price movements of a derivative instrument and price movements of investments being hedged or replicated. For example, when a derivative transaction is used to completely hedge another position, changes in the market value of the combined position (the derivative instrument plus the position being hedged) result from an imperfect correlation between the price movements of the two instruments. With a perfect hedge, the value of the combined position remains unchanged with any change in the price of the underlying asset. With an imperfect hedge, the value of the derivative instrument and its hedge are not perfectly correlated. For example, if the value of a derivative instrument used in a short hedge (such as buying a put option or selling a futures contract) increased by less than the decline in value of the hedged investments, the hedge would not be perfectly correlated. This might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded. In addition, the Fund's success in using hedging instruments is subject to the Manager's ability to correctly predict changes in relationships of such hedge instruments to the Fund's portfolio holdings, and there can be no assurance that the Manager's judgment in this respect will be accurate. An imperfect correlation may prevent the Fund from achieving the intended hedge or expose the Fund to a risk of loss.

            Liquidity Risk. Liquidity risk is the risk that a derivative instrument cannot be sold, closed out, or replaced quickly at or very close to its fundamental value. Generally, exchange contracts are liquid because the exchange clearinghouse is the counterparty of every contract. Over the counter ("OTC") transactions are less liquid than exchange-traded derivatives since they often can only be closed out with the other party to the transaction. The Fund might be required by applicable regulatory requirements to maintain assets as "cover," maintain segregated accounts and/or make margin payments when it takes positions in derivatives instruments involving obligations to third parties (i.e., instruments other than purchase options). If the Fund is unable to close out its positions in such instruments, it might be required to continue to maintain such accounts or make such payments until the position expires, matures, or is closed out. These requirements might impair the Fund's ability to sell a security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time. The Fund's ability to sell or close out a position in an instrument prior to expiration or maturity depends upon the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the counterparty to enter into a transaction closing out the position. Due to liquidity risk, there is no assurance that any derivatives position can be sold or closed out at a time and price that is favorable to the Fund.

            Legal Risk. Legal risk is the risk of loss caused by the unenforceability of a party's obligations under the derivative. While a party seeking price certainty agrees to surrender the potential upside in exchange for downside protection, the party taking the risk is looking for a positive payoff. Despite this voluntary assumption of risk, a counterparty that has lost money in a derivatives transaction may try to avoid payment by exploiting various legal uncertainties about certain derivatives products.

            Systemic or "Interconnection" Risk. Systemic or interconnection risk is the risk that a disruption in the financial markets will cause difficulties for all market participants. In other words, a disruption in one market will spill over into other markets, perhaps creating a chain reaction. Much of the OTC derivatives market takes place among the OTC dealers themselves, thus creating a large interconnected web of financial obligations. This interconnectedness raises the possibility that a default by one large dealer could create losses for other dealers and destabilize the entire market for OTC derivatives instruments.

      Inflation Risk

      Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund's shares and distributions can decline. In addition, during any periods of rising inflation the costs associated with the Fund's use of financial leverage through reverse repurchase agreements would likely increase, which would tend to further reduce returns to shareholders.

      Dependence on Key Personnel of the Manager

      The success of the Fund will depend, in large part, upon the skill and expertise of the employees of the Manager who will manage the Fund's investment portfolio on behalf of the Manager. There can be no assurance that any particular investment professional retained by the Manager will continue to be active in the portfolio management of the Fund. The loss of the services of certain investment professionals of the Manager could be adverse to the Fund.

      Tax Risk/Distribution Risk

      The Fund's direct and indirect investments in MLPs, Income Trusts and U.S. royalty trusts may be limited by the Fund's intention to qualify as a RIC, and if the Fund does not appropriately limit such investments or if such investments are recharacterized for U.S. tax purposes, its status as a RIC may be jeopardized. In addition, while 2004 legislation permits RICs to invest a portion of their assets in interests in qualifying MLPs, the legislative history thereto indicates that Congress did not intend for RICs to become conduits through which U.S. tax-exempt investors and non-U.S. investors could invest in MLPs and avoid "unrelated business taxable income" and "effectively connected income," respectively. Accordingly, as described in the SAI, limitations on the composition of the assets of a RIC will apply to investments in MLPs. Under these limitations, the Fund is permitted to have up to 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Because of the nature of the investment objectives and strategies, including the intended use of leverage, the IRS could argue that the 25% limitation is not satisfied, even though the Fund will limit its investments in MLPs to 25% or less than the value of its total assets. If the Fund were to fail to qualify as a RIC in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income.

      Assuming the Fund qualifies as a RIC, because of accelerated deductions available with respect to the activities of MLPs in which the Fund will invest, on the disposition of an investment in an MLP the Fund will likely realize taxable income in excess of economic gain with respect to that asset (or if the Fund does not dispose of the MLP, the Fund will likely realize taxable income in excess of cash flow with respect to the MLP in a later period), and the Fund must take such income into account in determining whether the Fund has satisfied its distribution requirements. The Fund may have to borrow or liquidate securities to satisfy its distribution requirements and to meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Fund to sell securities or borrow money at such time. Distributions attributable to gain from the sale of MLPs that is characterized as ordinary income under the Code's recapture provisions will be taxable as ordinary income and, in the case of a shareholder that is not a "U.S. person" within the meaning of the Code, will be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). In general, it is likely that a significant portion of the Fund's distributions to foreign persons will be subject to such withholding.

      Portfolio Turnover

      The Fund's annual portfolio turnover rate may vary greatly from year to year. Although the Fund cannot accurately predict its annual portfolio turnover rate, and may engage in active and frequent trading of portfolio securities, it is not expected to exceed 100% under normal circumstances. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. There are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when the Fund's investment strategy so dictates. A higher portfolio turnover rate may result in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund and that may detract from an investor's return. High portfolio turnover may also result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

      The Fund has established policies and procedures with respect to the disclosure of its portfolio holdings. Form N-CSR and Form N-Q are filed with the SEC on no less than a semi-annual basis. A more detailed description of the Fund's portfolio holdings disclosure policies and procedures is provided in the SAI.

                             MANAGEMENT OF THE FUND

      The Board of Trustees of the Trust is responsible for supervising the operations of the Fund, including supervision of the duties performed by the Manager. There are three Trustees of the Trust, one of whom is an "interested person" (as defined in the 1940 Act) of the Trust and two of whom are not "interested persons" of the Trust. The names and business addresses of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under "Management of the Fund" in the SAI.

      A discussion of the basis for the Trustees' approval of the Fund's investment advisory agreement is included in the 2006 Annual Report to Shareholders and can be obtained by calling the Energy Income Partners Information Center at 203-349-8232.

      Pursuant to an investment advisory agreement dated August 17, 2006, Energy Income Partners, LLC (the "Manager"), 49 Riverside Avenue, Westport, Connecticut 06880, serves as the Fund's investment manager with responsibility for the management of the Fund's investment portfolio, subject to the supervision of the Board of Trustees. For the fiscal year ended December 31, 2007, the aggregate advisory fee paid by the Fund to the Manager was 1.00% of the Fund's average daily net assets. The Manager's fee is computed and paid monthly.

      The Manager is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940 and provides advisory services primarily to alternative investment vehicles and similar clients. The Manager was founded in October 2003 by James J. Murchie to invest in MLPs and other energy infrastructure equities, stopped day-to-day operations in November 2004 and resumed operations in July 2006. The Manager focuses on this traditionally high payout, growth oriented, stable asset class, which the Manager believes provides the potential for an attractive total return opportunity for investors.

      James Murchie and Eva Pao, as the Fund's portfolio managers, share primary responsibility for the day-to-day management of the Fund's portfolio. Mr. Murchie is Chief Executive Officer of the Manager and has been a portfolio manager of the Fund since the commencement of the Fund's operations. Mr. Murchie was a principal of Pequot Capital Management, Inc. from December 2004 through July 2006 and managed two energy MLP related funds. Mr. Murchie was a portfolio manager from 1998 through 2003 at Lawhill Capital, a long/short equity hedge fund investing in energy, cyclical equities and commodities. Before Lawhill, Mr. Murchie was a Managing Director at Tiger Management, LLC from 1995 through 1997 where his primary responsibility was investments in commodities and related equities. Mr. Murchie was also a Principal at Sanford C. Bernstein. Mr. Murchie began his career at British Petroleum. Mr. Murchie graduated with a B.A. in History and Anthropology from Rice University and received his M.A. from Harvard University.

      Eva Pao is a Principal of the Manager and has been a portfolio manager of the Fund since the commencement of the Fund's operations. Ms. Pao also serves as the Chief Compliance Officer of the Manager and the Fund. Previously, Ms. Pao was a Vice President of Pequot Capital Management, Inc from December 2004 through July 2006 and co-portfolio manager of the Energy MLP strategy. Previously, Ms. Pao was a Managing Director at the Manager from 2003 through November 2004. Ms. Pao was a Manager at Enron Corp. from July 1996 through July 2000 where she managed a portfolio in Canadian oil and gas equities for Enron's internal hedge fund that specialized in energy-related equities and managed a natural gas trading book. Ms. Pao received her undergraduate degree at Rice University and received her M.B.A. from Harvard University.

      Please see the "Investment Adviser" in the SAI for additional information regarding the portfolio managers' compensation, other managed accounts and ownership of securities in the Fund.

                        DETERMINATION OF NET ASSET VALUE

      The Net Asset Value of Fund shares is computed based upon the value of the Fund's portfolio securities and other assets. The Net Asset Value is determined as of the close of regular trading on the NYSE (normally 4:00 p.m. New York City time) on each day the NYSE is open for trading. Domestic debt and foreign securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to fair value adjustments as described further below. The Fund calculates Net Asset Value per share by subtracting the Fund's liabilities (including accrued expenses, dividends payable and any borrowings of the Fund) from the Fund's total assets (the value of the securities and other investments the Fund holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of shares outstanding.

      The assets in the Fund's portfolio are valued daily in accordance with valuation procedures adopted by the Board of Trustees. A majority of the Fund's assets currently are valued using market information supplied by third parties. For purposes of determining the Net Asset Value of the Fund, readily marketable portfolio securities listed on any exchange or the NASDAQ Global Market are valued, except as indicated below, at the last sale price or the NASDAQ Official Closing Price as determined by NASDAQ on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean between the most recent bid and asked prices on such day. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollar using exchange rates obtained from independent pricing services. As a result, the Net Asset Value of the Fund's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside of the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase or redeem shares.

      Equity securities traded in the over-the-counter market, but excluding securities trading on the NASDAQ Global Market, are valued at the closing bid prices, if held long, or at the closing asked prices, if held short. Fixed income securities are valued by the Fund using a pricing service. If reliable market quotations are not readily available with respect to a portfolio security held by the Fund, including any illiquid securities, or if a valuation is deemed inappropriate, the value of such security will be determined under procedures adopted by the Board of Trustees in a manner that most fairly reflects fair market value of the security on the valuation date as described below.

      Fair Value. The use of fair value pricing by the Fund indicates that a readily available market quotation is unavailable (such as when the exchange on which a security trades does not open for the day due to extraordinary circumstances and no other market prices are available or when events occur after the close of a relevant market and prior to the close of the NYSE that materially affect the value of an asset) and in such situations the Board of Trustees (or the Manager, acting at the Board's direction) will estimate the value of a security using available information. In such situations, the values assigned to such securities may not necessarily represent the amounts which might be realized upon their sale. The use of fair value pricing is governed by valuation procedures adopted by the Fund's Board of Trustees, and in accordance with the provisions of the 1940 Act. In fair valuing the Fund's investments, consideration is given to several factors, which may include, among others, the following:

            o     the fundamental business data relating to the issuer;

            o an evaluation of the forces which influence the market in which the securities of the issuer are purchased and sold;

            o     the type, size and cost of the security;

            o     the financial statements of the issuer;

            o the credit quality and cash flow of the issuer, based on the Manager's or external analysis;

            o the information as to any transactions in or offers for the security;

            o the price and extent of public trading in similar securities of the issuer, or comparable companies;

            o     the dividend or coupon payments;

            o the quality, value and salability of collateral, if any, securing the security;

            o the business prospects of the issuer, including any ability to obtain money or resources from a parent or affiliate and an assessment of the issuer's management; and

            o the prospects for the issuer's industry, and multiples (of earnings and/or cash flow) being paid for similar businesses in that industry.

                             SHAREHOLDER INFORMATION

      Purchase of Fund Shares

      Currently, shares of the Fund are being privately offered by the Fund. All investors must be "accredited investors" as defined in Regulation D under the Securities Act at the time of their initial and any subsequent investments in the Fund.

      Prospective and subsequent investors in the Fund will be required to complete the Fund's subscription agreement (the "Subscription Agreement"), two copies of which must be submitted to and accepted by the Fund prior to purchasing Fund shares. The Subscription Agreement contains representations and warranties that prospective investors will be required to make. A copy of the Subscription Agreement is attached as Appendix A hereto.

            You may purchase the Fund's shares from the Fund on any day when the NYSE is open for business.

      Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Fund. A purchase request is in good order if it includes:

      o     The dollar amount of the shares to be purchased;

      o The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

      o Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity; and

      o     Payment in full (by wire).

            o If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been made for later payment.

      If the purchase request is received by the Fund prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the Net Asset Value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the Net Asset Value per share determined on the next business day for the Fund shares to be purchased.

      The Fund reserves the right to reject any order. In addition, without notice, the Fund may temporarily suspend sales of its shares to new investors and, in some circumstances, from existing shareholders.

      The minimum initial investment and minimum subsequent investment in the Fund is $5,000.

      Federal law requires the Fund to verify identifying information in your account application. Additional identifying documentation may be required. If the Fund is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their Net Asset Value at the time of the redemption.

      Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile to the Fund at:

                   c/o Energy Income Partners, LLC
                   Attention:  Client Relations
                   49 Riverside Avenue
                   Westport, Connecticut  06880
                   Fax: (203) 286-1602

      Call the Fund at (203) 349-8232 to confirm receipt of your purchase order form. Do not send cash, checks, or securities directly to the Fund. Purchase requests submitted by mail are "received" by the Fund when actually delivered to the Fund.

      Funding Your Investment. You may purchase shares with cash (via wire transfer). Instruct your bank to wire the amount of your investment to:

                   PFPC Inc.
                   c/o PNC Bank N.A.
                   Philadelphia, PA
                   DDA # 8611705196
                   ABA # 031000053
                   Attn: EIP Growth and Income Fund
                   Further credit (shareholder name and account number).

      For additional information on purchasing shares, you may contact the Fund by phone, facsimile or mail at:

                   c/o Energy Income Partners, LLC
                   Attention:  Client Relations
                   49 Riverside Avenue
                   Westport, Connecticut  06880
                   Tel: (203) 349-8232
                   Fax:  (203) 226-2577

      Redemption of Fund Shares

      You may redeem all or a portion of the Fund's shares that you own on any day when the NYSE is open for business. Redemption requests should be submitted to the Fund. For instructions on redeeming shares, call the Fund at (203) 349-8232.

      Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Fund. A redemption request is in good order if it includes:

      o The number of shares or the dollar amount of the shares to be redeemed;

      o The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

      o Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

      o The signature of an authorized signatory as identified in your purchase order form; and

      o Wire instructions or registration address that match the wire instructions or registration address on file at the Fund.

      If the redemption request is received by the Fund prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the Net Asset Value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the Net Asset Value per share determined on the next business day unless you have instructed the Fund in writing to defer the redemption to another day. If you have instructed the Fund to defer the redemption to another day, you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

      The Fund may take up to seven days to remit proceeds. Failure to provide the Fund with a properly authorized redemption request or otherwise satisfy the Fund as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

      o Redemption payments will be made in federal funds transferred to the account designated in your account application to purchase the Fund shares being redeemed.

      o Designation of one or more additional accounts or any change in the bank accounts originally designated in your account application must be made in writing by an authorized signatory according to the procedures in the Redemption Order Form.

      o Upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the Redemption Order Form).

      The Fund may suspend the right of redemption and may postpone payment for more than seven days:

      o     if the NYSE is closed on days other than weekends or holidays;

      o     during periods when trading on the NYSE is restricted;

      o during an emergency, in accordance with the guidance provided by the SEC staff, which makes it impracticable for the Fund to dispose of its securities or to fairly determine the Net Asset Value of the Fund; and

      o     during any other period permitted by the SEC for your protection.

      Pursuant to the Fund's Second Amended and Restated Declaration of Trust, the Fund has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund held by the shareholder have an aggregate Net Asset Value of less than an amount determined from time to time by the Trustees; (ii) the shares of the Fund held by the shareholder exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees; (iii) the direct or indirect ownership of shares of the Fund has or may become concentrated in such shareholder to an extent that would disqualify the Fund as a RIC under the Code; (iv) a shareholder should fail to supply a tax identification number if required to do so, or to have the minimum investment required; or (v) if a shareholder shall fail to pay when due for the purchase of shares issued to him. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund.

      Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Fund at the address/facsimile number set forth under "Shareholder Information - Purchase of Fund Shares." Redemption requests submitted by mail are "received" by the Fund when actually delivered to the Fund. Call the Fund at (203) 349-8232 to confirm receipt of redemption requests.

      Frequent Purchases/Redemptions of Fund Shares

      The Board has not adopted policies and procedures limiting frequent purchases and redemptions because the nature of the Fund's investments makes the Fund less susceptible to the effects of market timing. Frequent trading strategies may be disruptive to the efficient management of a mutual fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to a fund and its shareholders.

      Distributions

      At least annually, the Fund intends to distribute all or substantially all of its investment company taxable income and net capital gain. The tax treatment and characterization of the Fund's distributions may vary significantly from time to time because of the varied nature of the Fund's investments. The ultimate tax characterization of the Fund's distributions made in a calendar or taxable year cannot finally be determined until after the end of the calendar year or taxable year. The Fund will reinvest distributions in additional shares of the Fund unless a shareholder has written to request distributions, in whole or in part, in cash. For more detailed information regarding distributions, see "Tax Matters" below and the SAI.

      The Fund will be considered a nonpublicly offered RIC for U.S. federal income tax purposes. Thus, certain expenses of the Fund, including the management fee, that generally would not be deductible by certain shareholders (including individuals and entities that compute their taxable income in the same manner as an individual) if incurred directly by such shareholders are subject to special rules. In particular, such a shareholder's pro rata portion of the affected expenses, including the management fee payable to the Manager, will be taxable to such shareholders as an additional dividend, but the deductibility of such expenses by such shareholders will be subject to the 2% "floor" on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code and will not be deductible for the purposes of calculating alternative minimum tax.

                                   TAX MATTERS

U.S. Federal Income Tax Matters

      The following U.S. federal income tax discussion is based on the advice of Ropes & Gray LLP, counsel to the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the Internal Revenue Service (the "IRS"), and other applicable authority, as of the date of this Memorandum. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Fund. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

      The Fund intends to qualify each year for taxation as a RIC eligible for treatment under the provisions of Subchapter M of the Code. If the Fund so qualifies and satisfies certain distribution requirements, the Fund will not be subject to federal income tax on income and gains distributed in a timely manner to its shareholders in the form of dividends or Capital Gain Dividends, as defined below. At least annually, the Fund intends to distribute (i) at least 90% of its "investment company taxable income" (generally, its ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and its tax-exempt interest income, net of expenses attributable to such interest, and, in order to avoid an excise tax, (ii) at least 98% of its ordinary income and at least 98% of its capital gain net income (the excess of all capital gains over all capital losses); and (iii) any income not distributed during the prior year.

      The Fund's direct and indirect investments in MLPs, Income Trusts and U.S. royalty trusts may be limited by the Fund's intention to qualify as a RIC, and if the Fund does not appropriately limit such investments or if such investments are recharacterized for U.S. tax purposes, its status as a RIC may be jeopardized. In addition, while 2004 legislation permits RICs to invest a portion of their assets in interests in qualifying MLPs, the legislative history thereto indicates that Congress did not intend for RICs to become conduits through which U.S. tax-exempt investors and non-U.S. investors could invest in MLPs and avoid "unrelated business taxable income" and "effectively connected income," respectively. Accordingly, as described in the SAI, limitations on the composition of the assets of a RIC will apply to investments in MLPs. Under these limitations, the Fund is permitted to have up to 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Because of the nature of the investment objectives and strategies including the intended use of leverage, the IRS could argue that the 25% limitation is not satisfied, even though the Fund will limits its investments in MLPs to 25% or less than the value of its total assets. If the Fund were to fail to qualify as a RIC in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income. The remainder of this section assumes that the Fund qualifies as a RIC.

      Some amounts received by the Fund with respect to its investments in MLPs will likely be treated as a return of capital because of accelerated deductions available with respect to the activities of such MLPs. On the disposition of an investment in such an MLP, the Fund will likely realize taxable income in excess of economic gain with respect to that asset (or if the Fund does not dispose of the MLP, the Fund will likely realize taxable income in excess of cash flow with respect to the MLP in a later period), and the Fund must take such income into account in determining whether the Fund has satisfied its distribution requirements. The Fund may have to borrow or liquidate securities to satisfy its distribution requirements and to meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Fund to sell securities or borrow money at such time.

      For federal income tax purposes, distributions of investment income are generally taxable as ordinary income to the extent of the Fund's current or accumulated earnings and profits. Taxes on distributions of capital gains are determined by how long the Fund owned (or is treated under federal income tax rules as having owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned (or is treated as having owned) for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable as long-term capital gains. Distributions attributable to gain from the sale of MLPs that is characterized as ordinary income under the Code's recapture provisions will be taxable as ordinary income. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

      Any gain or loss resulting from the sale or exchange of Fund shares generally will be taxable as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than one year.

      For taxable years beginning before January 1, 2011, the Fund may designate distributions of investment income derived from dividends of U.S. corporations and some foreign corporations as "qualified dividend income," provided holding period and other requirements are met by the Fund. Distributions designated by the Fund as qualified dividend income will be taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and the Fund level. Certain of the Income Trust securities in which the Fund may invest may be considered securities of passive foreign investment companies ("PFICs"). Dividends paid by PFICs will not be eligible to be treated as qualified dividend income.

      The long-term capital gain rates applicable to non-corporate shareholders will be 15% (with lower rates applying to taxpayers in the 10% and 15% ordinary income tax brackets) for taxable years beginning before January 1, 2011.

      The Fund's investments in foreign securities may be subject to foreign withholding taxes. In particular, the Fund's investments in Income Trusts will be subject to Canadian withholding taxes as further discussed below in "Certain Canadian Federal Income Tax Considerations." In that case, the Fund's yield on those securities would decrease. The Fund does not expect to be able to pass through foreign tax credits with respect to such foreign withholding taxes.

      Distributions are taxable to shareholders even if they are paid from income or gains accruing to the Fund before a shareholder's investment (and thus were included in the price the shareholder paid). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares of the Fund. Shareholders will be notified annually as to the U.S. federal tax status of distributions. The amount by which the Fund's total distributions exceed net investment company taxable income and realized net capital gains will generally be treated as a return of capital, the receipt of which will be tax-free, up to the amount of a shareholder's tax basis in his or her shares, with any amounts exceeding such basis treated as gain from the sale of shares. However, to the extent the Fund has current or accumulated earnings and profits in excess of its investment company taxable income and net realized capital gains, such distributions will instead be treated as dividends. If amounts received by the Fund with respect to a Fund asset are treated as a return of capital due to accelerated deductions or deferred income, the Fund will likely realize taxable income in a later period in excess of economic gain with respect to such asset, and the Fund will have to take such income into account in determining whether the Fund has satisfied its distribution requirements. The Fund may also recognize income in connection with the liquidation of portfolio securities to fund such distributions. Any such income would also be taken into account in determining whether the Fund has satisfied its distribution requirements.

      A redemption by the Fund of its shares generally will be treated as a sale of the shares by a shareholder provided that after the redemption the shareholder does not own, either directly or by attribution under Section 318 of the Code, any Fund shares. If, after a redemption a shareholder continues to own, directly or by attribution, any Fund shares, it is possible that any amounts received in the redemption by such shareholder will be taxable as a dividend to such shareholder. In addition, there is a risk that the IRS may successfully argue that shareholders who do not have any, or have only a portion, of their Fund shares redeemed should be treated as having received a dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund may recognize taxable income in connection with the liquidation of portfolio securities to fund redemptions or to satisfy its distribution requirements. Any such income will be taken into account in determining whether the Fund has satisfied its distribution requirements.

      The Fund will be considered a nonpublicly offered RIC for U.S. federal income tax purposes. A "nonpublicly offered regulated investment company" is a RIC whose shares are (i) not continuously offered pursuant to a public offering,
(ii) not regularly traded on an established securities market and (iii) not held by at least 500 persons at all times during the taxable year. Under Temporary Regulations, certain expenses of nonpublicly offered RICs, including management and advisory fees, that generally would not be deductible by certain shareholders (including individuals and entities that compute their taxable income in the same manner as an individual) if incurred directly by such shareholders are subject to special rules. In particular, such a shareholder's pro rata portion of the affected expenses, including the management fee payable to the Manager, will be treated as an additional dividend to the shareholder and will be subject to the 2% "floor" on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code and will not be deductible for the purposes of calculating alternative minimum tax.

      If the Fund is liquidated, it will recognize gain or loss upon the sale or distribution of its assets in liquidation (other than distributions pursuant to individual redemption requests). If the Fund has losses and capital loss carryforwards remaining after the liquidating sales, they will expire, and will not be available to the Fund's shareholders. In general, the Fund's liquidating distributions to shareholders will be treated as in exchange for the Fund's shares. Thus, each shareholder will recognize a capital gain or loss depending upon his or her basis which will be treated as a long-term capital gain or loss if the shares have been held for more than one year.

      Under current law, the backup withholding tax rate is 28% for amounts paid through 2010 and will be 31% for amounts paid after December 31, 2010. The Fund is required to apply backup withholding to certain taxable distributions and redemption proceeds including, for example, distributions paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number. Please see "Tax Matters" in the SAI for additional information about backup withholding.

      In general, dividends (other than Capital Gain Dividends) paid to a shareholder that is not a "U.S. person" within the meaning of the Code (such shareholder, a "foreign shareholder") are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, effective for taxable years of the Fund beginning before January 1, 2008, provided that the Fund makes the proper designations, the Fund generally is not required to withhold any amounts with respect to distributions of (i) net short-term capital gains in excess of net long-term capital losses (but gains will not include gain from the sale of MLPs to the extent such gain is characterized as ordinary income under the Code's recapture provisions), and
(ii) U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person. It is likely that a significant portion of the Fund's distributions will be subject to withholding at a rate of 30% (or lower applicable treaty rate). No income tax treaty is currently in force between the United States and the Cayman Islands.

      Special rules apply to distributions to foreign shareholders from a Fund that is either a "U.S. real property holding corporation" ("USRPHC") or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Additionally, special rules apply to the sale of shares in a Fund that is a USRPHC. Very generally, a USRPHC is a domestic corporation that holds USRPIs--defined very generally as any interest in U.S. real property or any equity interest in a USRPHC--the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation's USRPIs, interests in real property located outside the United States and other assets. A Fund that holds (directly or indirectly) significant interests in real estate investment trusts ("REITs") may be a USRPHC. The special rules discussed below will also apply to distributions from a Fund that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled REITs and not-greater-than-5% interests in publicly traded classes of stock in REITs.

      In the case of a Fund that would be USRPHCs but for the exceptions from the definition of USRPIs (described above), amounts the Fund receives from REITs derived from gains realized from USRPIs will retain their character as gains realized from USRPIs in the hands of the Fund's foreign shareholders. Under current law, any direct USPRI gain the Fund recognizes does not retain its character as USPRI gain in the hands of foreign shareholders of the Fund, although this may change if certain legislation is enacted. In the hands of a foreign shareholder that holds (or has held in the prior year) more than a 5% interest in the Fund, such amounts will be treated as gains effectively connected with the conduct of a U.S. trade or business, and subject to tax at graduated rates. Moreover, such shareholders will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund will be required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those with a 5% or smaller interest in the Fund), the USRPI distribution will be treated as ordinary income (regardless of any designation by the Fund that such distribution is a short-term gain or a Capital Gain Dividend), and the Fund must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder. Foreign shareholders of such Funds are also subject to "wash sale" rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.

      In addition, a Fund that is a USRPHC must withhold 10% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder must file a U.S. income tax return for the year of the disposition of the USRPI and pay any additional tax due on the gain. Before January 1, 2008, no withholding was generally required with respect to amounts paid in redemption of shares of a Fund that was a USRPHC and was also "domestically controlled." It is possible that Congress will extend this exemption from withholding to the current or future years, but no such legislation has been enacted as of the date of this Memorandum.

      Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund or on the receipt of Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met, or (iii) the shares are USRPIs or the Capital Gain Dividends are attributable to gains from the sale or exchange of USRPIs as described above.

      This section relates only to U.S. federal income tax consequences of investing in the Fund; the consequences under other tax laws may differ. You should consult your tax advisor as to the possible application of foreign, state and local income tax laws to an investment in the Fund. Please see "Tax Matters" in the SAI for additional information regarding the tax aspects of investing in the Fund.

Certain Canadian Federal Income Tax Considerations

      The following summary of the principal Canadian federal income tax considerations generally applicable to the Fund in respect of its proposed investment in Income Trusts is based on the advice of Stikeman Elliot LLP. This summary is of a general nature only and is based on the applicable Canadian tax laws as of the date hereof. There can be no assurance that the tax laws may not be changed or that the Canada Revenue Agency will not change its administrative policies and assessing practices. This summary reflects specific proposals to amend the Canadian Tax Act and its regulations (collectively, the "Tax Proposals") publicly announced by or on behalf of the Canadian Minister of Finance prior to the date hereof, including Bill C-50 which received first reading on March 14, 2008. This summary does not take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

      This summary assumes that each Income Trust that the Fund will invest in will qualify as a "mutual fund trust" as defined in the Canadian Tax Act at all relevant times. If an Income Trust were not to qualify as a mutual fund trust at any particular time, the Canadian federal income tax considerations described below would, in some respects, be adversely materially different. Some of the tax consequences of losing mutual fund trust status are that (i) the Income Trusts would be liable to pay tax at a rate of 36% on designated income within the meaning of the Canadian Taxation Act distributed to unit holders who are non-residents of Canada and (ii) the units of the Income Trusts would become taxable Canadian property as defined under the Canadian Taxation Act and the Fund may be subject to income tax on any gains realized on a disposition of such units.

      Pursuant to the SIFT Rules, Income Trusts in which the Fund invests will likely be characterized as SIFTs, and as a result will be subject to these rules. It is assumed for purposes of this summary that the Income Trusts in which the Fund invests will be characterized as SIFT Income Trusts. Although the SIFT Rules should generally not apply to the Fund until 2011, any "undue expansion" of a SIFT Income Trust may result in the SIFT Rules being applied to such Income Trust prior to 2011. Commencing in January 2011 (providing the SIFT Income Trusts only experience "normal growth" and no "undue expansion" before then), SIFT Income Trusts in which the Fund invests will be liable for tax at rates of tax comparable to the combined federal and provincial corporate tax rate for all of their income payable to their unit holders and distributions from the SIFT Income Trusts which would have otherwise been taxed as ordinary income generally will be characterized as dividends.

      Distributions by Income Trusts. The Fund expects to be subject to Canadian withholding taxes on distributions it receives with respect to its investments in Income Trusts. Any distribution of the income of an Income Trust (excluding any net realized taxable capital gain that the Income Trust designates under the Canadian Tax Act as a taxable capital gain), that is paid, credited or deemed paid or credited to the Fund will be subject to Canadian non-resident withholding tax of 25%, which may be reduced to 15% in accordance with the Canada-United States Income Tax Convention (the "Treaty") whether the distribution is made in cash or additional units. In addition, a Canadian non-resident withholding tax of 25%, which may be reduced to 15% in accordance with the Treaty is imposed on distributions attributable to taxable capital gains from disposition by the Income Trust of taxable Canadian property within the meaning of the Canadian Tax Act. The Canadian non-resident withholding tax of 25% may be reduced to 15% provided that the Fund is resident of the United States for purposes of the Treaty. However, because the income derived by the Fund may not be taxed in the United States at the level of the Fund or its holders, the Fund may be considered a non-resident of the United States for purposes of the Treaty, in which case the 15% reduced treaty rate of withholding tax on distributions to the Fund will not apply.

      On September 21, 2007, Canada and the United States signed the fifth protocol (the "Fifth Protocol") of the Treaty. The Fifth Protocol will come into force when the ratification procedures have been completed by the U.S. The Fifth Protocol contains new rules which could have an impact on whether the 25% withholding tax rate can be reduced to 15% under the Treaty with respect to the distributions from the Income Trusts (including deemed dividends subject to the SIFT Rules).

      Assuming the SIFT Rules apply to Income Trusts in which the Fund invests, commencing January 2011, distributions of the Income Trusts' income will be characterized as taxable dividends to the Fund and, as such, will similarly be subject to Canadian withholding tax at a rate of 25%, unless such rate is reduced by the Treaty to 15%.

      The SIFT Rules will also result in the income of the SIFT Income Trusts payable to their unit holders being subject to Canadian tax at rates comparable to the combined federal and provincial corporate tax rates. On March 14, 2008, Bill C-50 received its first reading in the House of Commons. If the draft legislation is enacted as proposed, the provincial component of such tax will be based on the general provincial corporate income tax rate in each province in which the SIFT Income Trust has a permanent establishment instead of a fixed rate of 13%. As a result of this tax at the SIFT Income Trust's level, it is expected that the amount of income that the SIFT Income Trusts are able to distribute will be reduced by the amount of such taxation.

      Further, a 15% Canadian special withholding tax is imposed on all other distributions by certain Income Trusts. Such rate is not modified by the Fifth Protocol. This special 15% withholding tax will only apply if, at the time of the distribution, the units of the Income Trust are listed on certain prescribed stock exchanges, which includes the Toronto Stock Exchange, and more than 50% of the fair market value of the units is attributable to real property situated in Canada, Canadian resource property or timber resource property, as defined in the Canadian Tax Act. If applicable, this tax must be withheld from such distributions made by a Income Trust to the Fund. If a subsequent disposition of Income Trust units by the Fund results in a capital loss, a refund of this 15% special withholding tax is available in limited circumstances, subject to the filing by the Fund of a special tax return.

      The amount distributed to the Fund in a taxation year by an Income Trust may exceed the income of the Income Trust for tax purposes for the year. Such distributions are commonly referred to as "returns of capital." Payments of returns of capital to the Fund that are not subject to the special Canadian non-resident 15% withholding tax will reduce the adjusted cost base of the units held by the Fund. If, as a result, the Fund's adjusted cost base of the units of a particular Income Trust in any taxation year would otherwise be a negative amount, the Fund will be deemed to realize a capital gain in such amount for that year, and the Fund's adjusted cost base of the units will be zero immediately thereafter. The treatment of capital gains realized by the Fund is described below.

      Disposition of Units of Income Trust. The Fund generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain, or entitled to deduct any capital loss, realized upon the disposition or deemed disposition of units of an Income Trust (whether on redemption, by virtue of the Fund's adjusted cost base becoming negative or otherwise) unless the units represent "taxable Canadian property" to the Fund for the purposes of the Canadian Tax Act and the Fund is not entitled to relief under the Treaty. Units of an Income Trust held by the Fund generally will not be considered to be "taxable Canadian property" unless (i) at any time during the 60-month period immediately preceding the disposition by the Fund, not less than 25% of the issued units were owned by the Fund and/or persons with whom the Fund does not deal at arm's length; (ii) at the time of disposition, the Income Trust is not a "mutual fund trust" for purposes of the Canadian Tax Act (see comments below under the heading "Income Trusts as Mutual Fund Trusts"); or (iii) the units are otherwise deemed to be "taxable Canadian property." The Fund currently does not anticipate owning 25% or more of the units of any Income Trust. So long as the Fund and/or persons with whom the Fund does not deal at arm's length do not own 25% or more of the units of an Income Trust, the capital gain from the disposition or deemed disposition of such units by the Fund should generally not be subject to tax under the Canadian Tax Act unless (ii) and/or (iii) above apply. Where the units held by the Fund are "taxable Canadian property," the Fund may be subject to income tax in respect of any capital gain realized on the disposition or deemed disposition of such units. However, the capital gain may be exempted by the Treaty from tax under the Canadian Tax Act provided that the Fund is resident of the United States for purposes of the Treaty and that the units do not derive their value principally from real property situated in Canada. However, because the income derived by the Fund may not be taxed in the United-States at the level of the Fund or its holders, the Fund may be considered a non-resident of the United States for purposes of the Treaty, in which case the Fund will not be entitled to relief under the Treaty. The Fifth Protocol could also have an impact on whether treaty relief applies in respect of any capital gain realized on the disposition of "taxable Canadian property."

      Income Trusts as Mutual Fund Trusts. As noted above and subject to the SIFT Rules, this summary is based on the assumption that each Income Trust will at all times qualify as a "mutual fund trust" as defined in the Canadian Tax Act. Currently, an Income Trust will not be considered to be a mutual fund trust if it is established or maintained primarily for the benefit of non-residents of Canada (the "maintained or established test"). However, there is an exception to this rule if all or substantially all of the trust's property is property other than "taxable Canadian property" as defined in the Canadian Tax Act. Draft legislation released by the Canadian Minister of Finance on September 16, 2004, relating to certain measures contained in the March 23, 2004 Canadian federal budget, included certain Tax Proposals which would have amended the operation of the "maintained or established test" so that an Income Trust would not qualify as a mutual fund trust if at any time after December 31, 2004, more than 50% (by value) of its issued units were held by non-residents of Canada or partnerships (other than Canadian partnerships as defined in the Canadian Tax Act). In addition, under these Tax Proposals the exception to the "maintained or established test" would only be available if all or substantially all of the trust's property is property other than "taxable Canadian property," Canadian resource property and timber resource property (all as defined in the Canadian Tax Act). The draft legislation addressing mutual fund trusts that was subsequently enacted did not include either of the proposed changes described above, and in announcing this legislation, the Department of Finance indicated that further discussion would be pursued with the private sector concerning the appropriate Canadian tax treatment of non-residents of Canada investing through mutual fund trusts. The issue of the ownership of mutual fund trusts by non-residents was not addressed in the SIFT Rules adopted on June 22, 2007 or in the most recent federal budgets. No assurance can be given that further review of the tax treatment of Income Trusts will not be undertaken or that the current tax treatment respecting Income Trusts and their unit holders will not be changed in a manner which could adversely affect Income Trusts and their unit holders.

                            DISTRIBUTION ARRANGEMENTS

      The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares. The Fund is self-distributed and does not have a principal underwriter or a private placement agent. Please see the Subscription Agreement for further information on who may invest in the Fund.

                                    DIRECTORY

--------------------------------------------------------------------------------
Principal Office of the Fund:         Energy Income Partners, LLC
                                           49 Riverside Avenue
                                           Westport, Connecticut 06880

--------------------------------------------------------------------------------
Registered Office of the Fund:        EIP Growth and Income Fund
                                           c/o The Corporation Trust Company
                                           Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
Investment Manager of the Fund:       Energy Income Partners, LLC
                                           49 Riverside Avenue
                                           Westport, Connecticut 06880

--------------------------------------------------------------------------------
Administrator of the Fund:            PFPC Inc.
                                           301 Bellevue Parkway
                                           Wilmington, Delaware 19809

--------------------------------------------------------------------------------
Custodian of the Fund:                PFPC Trust Company
                                           8800 Tinicum Blvd.
                                           3rd Floor
                                           Philadelphia, Pennsylvania 19153

--------------------------------------------------------------------------------
Transfer Agent of the Fund:           PFPC Inc.
                                           301 Bellevue Parkway
                                           Wilmington, Delaware 19809

--------------------------------------------------------------------------------
Independent Registered Public         Deloitte & Touche LLP
Accounting Firm of the Fund:               1700 Market Street
                                           Philadelphia, Pennsylvania 19103

--------------------------------------------------------------------------------
Counsel to the Fund:                  Ropes & Gray LLP
                                           One International Place
                                           Boston, Massachusetts 02110-2624

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION


      You can find more detailed information about the Fund in the Fund's SAI, dated April 29, 2008, as revised May 30, 2008, and as may be further revised from time to time. The SAI, and the independent registered public accounting firm's report and the financial statements included in the Fund's most recent annual report to its shareholders, has been filed electronically with the SEC and information relating to the Fund is incorporated by reference into, and is legally a part of, this Memorandum. To receive your free copy of the SAI, or the annual or semi-annual reports, or if you have questions about investing in the Fund, please call us at (203) 349-8232 or write us at:


                           EIP Growth and Income Fund
                               49 Riverside Avenue
                           Westport, Connecticut 06880

      The Fund's financial statements are contained in the Fund's annual and semi-annual shareholder reports, which are supplied 60 days after the close of the period for which the report is being supplied, or as otherwise required by the 1940 Act. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that affected the Fund's performance during its last fiscal year. You can find reports and other information about the Fund on the SEC's website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.gov or by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102. Information about the Fund, including its SAI, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 1-202-551-8090.

File No. 811-21940

                                   APPENDIX A

                         FORM OF SUBSCRIPTION AGREEMENT

                           EIP GROWTH AND INCOME FUND

                             SUBSCRIPTION AGREEMENT

                           EIP GROWTH AND INCOME FUND

                            SUBSCRIPTION INSTRUCTIONS

      If, after you have carefully reviewed the Private Placement Memorandum and Statement of Additional Information (collectively, the "Offering Documents") of EIP Growth and Income Fund (the "Fund"), you have decided to purchase shares in the Fund ("Fund Shares"), please follow the instructions below. The information requested in this Subscription Agreement is necessary to ensure that the Fund's offer and sale of Fund Shares is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, among other things. Such information is confidential and will not be reviewed by anyone other than Energy Income Partners, LLC, the investment manager of the Fund (the "Manager"), and its affiliates, any selling agent, and their respective employees and counsel, except as otherwise required by law. The Subscription Agreement must be completed correctly and executed or it will not be accepted.

      If you have any questions concerning the attached Subscription Agreement or would like assistance in completing it, please contact the Manager at 49 Riverside Avenue, Westport, Connecticut 06880, telephone: (203) 349-8232.

                        ---------------------------------

      Every subscriber must deliver to the Manager two dated, duly completed and executed originals of the Subscription Agreement. Please read the Subscription Agreement carefully and complete the appropriate items and the appropriate signature pages. Any subscriber who is unable to make any representation contained in the Subscription Agreement should contact the Manager.

Document Delivery Instructions. The Subscription Agreement should be delivered to the following address:

                   EIP Growth and Income Fund
                   c/o Energy Income Partners, LLC
                   Attention:  Client Relations
                   49 Riverside Avenue
                   Westport, Connecticut  06880
                   Tel:    (203) 349-8232

Payment of Subscription Amount. Subscriber has wired funds in the amount of Subscriber's investment in the Fund to:

                   PFPC Inc.
                   c/o PNC Bank N.A.
                   Philadelphia, Pennsylvania
                   DDA # 8611705196
                   ABA # 031000053
                   Attn: EIP Growth and Income Fund
                   Further credit (shareholder name and account number)

                           EIP GROWTH AND INCOME FUND

                             SUBSCRIPTION AGREEMENT

TO:   EIP Growth and Income Fund
      c/o Energy Income Partners, LLC
      Attention:  Client Relations
      49 Riverside Avenue
      Westport, Connecticut  06880
      Tel:     (203) 349-8232

Dear Sirs:

            Subscription for Fund Shares. The undersigned (the "Subscriber") hereby irrevocably subscribes for ______________ shares ("Fund Shares") of the EIP Growth and Income Fund, (the "Fund") a series of EIP Investment Trust, a Delaware statutory trust, for a total subscription price of $_________ and understands that this subscription is not binding on the Fund until accepted by Energy Income Partners, LLC (the "Manager") and may be rejected, in whole or in part by the Fund in its absolute discretion.

            Certain Representations, Warranties and Covenants of Subscriber. As an inducement to the Fund to issue to the undersigned the Fund Shares for which the undersigned has subscribed, the undersigned hereby represents, warrants and covenants to the Manager and the Fund as follows:

            The Subscriber, if an individual, is over 21 years old and is legally competent to execute this Subscription Agreement; the person executing this Subscription Agreement for the Subscriber, if a corporation, partnership, trust or other entity, has the full power and authority under the Subscriber's governing instruments to do so and the Subscriber has the full power and authority under its governing instruments to become an investor in the Fund.

            The Subscriber has received and carefully reviewed a copy of the current Private Placement Memorandum and the Statement of Additional Information of the Fund, both as amended and supplemented through the date hereof (collectively, the "Offering Documents"), relating to and describing the terms and conditions of the private placement of Fund Shares. The Subscriber is entering into this Subscription Agreement relying solely on the facts and terms set forth in this Subscription Agreement and the Offering Documents and neither the Manager nor its affiliates have made any representations of any kind or nature to induce the Subscriber to enter into this Subscription Agreement except as specifically set forth in such documents.

            The Subscriber has made an investigation of the pertinent facts relating to the operation of the Fund and has reviewed the terms of the Offering Documents to the extent that the Subscriber deems necessary in order to be fully informed with respect thereto. The Subscriber has carefully reviewed and understands the various risks of an investment in the Fund, including those described under "Principal Risks" and elsewhere in the Offering Documents. The Subscriber, or Subscriber's purchaser representative ("Subscriber's Purchaser Representative") has such knowledge and experience in financial and business matters that the Subscriber, together with the Subscriber's Purchaser Representative, if any, is capable of evaluating the merits and risks of an investment in the Fund. The Subscriber can afford to bear the risks of an investment in the Fund, including the risk of losing the Subscriber's entire investment.

            The Subscriber will be acquiring the Fund Shares for investment, for the Subscriber's own account and not for the interest of any other person, except as disclosed in writing to and approved by the Manager and not for distribution or resale to others. The Subscriber understands that the Fund Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"). Subscriber understands and agrees that the Fund Shares are being sold in a transaction which is exempt from the registration requirements of the Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Offering Documents, must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. The Subscriber further understands and agrees that the Fund is under no obligation to register such Fund Shares and that any exemptions are extremely limited. The Subscriber understands that there is not now any public market for Fund Shares and that such a market is not expected to develop; accordingly, it may not be possible for the Subscriber readily to liquidate the Subscriber's investment in the Fund other than through a redemption from the Fund as provided in the Offering Documents.

            The Subscriber has not agreed to provide the economic interest in the Fund Shares being acquired to any other person (whether directly or indirectly, including, without limitation, through any option, swap, forward or any other hedging or derivative transaction), except as disclosed in writing to and approved by the Manager.

            The Manager and the Fund are each hereby authorized and instructed to accept and execute any instructions in respect of the Fund Shares to which this Agreement relates given by the Subscriber in written form or by facsimile. If instructions are given by the Subscriber by facsimile, the Subscriber undertakes to send the original letter of instructions to the Manager and the Fund and agrees to keep each of them indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon facsimile instructions. The Manager and the Fund may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

            The Subscriber understands and agrees that the Fund prohibits the investment of capital contributions by any persons or entities that are acting, directly or indirectly, (i) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department's Office of Foreign Assets Control(1) ("OFAC"), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure's

---------------------------
(1)   The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

      immediate family or any close associate of a senior foreign political figure(2), unless the Fund, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, (iv) for a foreign shell bank(3) (such persons or entities in (i) - (iv) are collectively referred to as "Prohibited Persons").

            The Subscriber represents, warrants and covenants that: (i) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person, and (ii) to the extent the Subscriber has any beneficial owners(4), (a) it has carried out thorough due diligence to establish the identities of such beneficial owners, (b) based on such due diligence, the Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (c) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Subscriber's withdrawal from the Fund, and (d) it will make available such information and any additional information requested by the Fund that is required under applicable regulations.

            If any of the representations, warranties or covenants made by the Subscriber ceases to be true or if the Fund no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Fund may, in accordance with applicable regulations, freeze the Subscriber's shares, such as by prohibiting additional contributions, or immediately redeem the Subscriber's investment in the Fund, and the Fund may also be required to report such action and to disclose the Subscriber's identity to OFAC or other authority. In the event that the Fund is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Fund or Manager or their respective affiliates, members, partners, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

            If the Subscriber is purchasing the Fund Shares as agent, representative, intermediary/nominee or in any similar capacity for any other person, or is otherwise requested to do so by the Manager, it shall provide a copy of its anti-money laundering policies ("AML Policies") to the Manager. The Subscriber represents that it is in compliance with its AML Policies, its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti-money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

-----------------------
(2) Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure's parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(3) Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

(4) Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Subscriber in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Subscriber is a publicly-traded company, it need not conduct due diligence as to its beneficial owners.

            The Subscriber acknowledges that due to anti-money laundering requirements, the Manager and the Fund may require further identification of the Subscriber before an application or redemption can be processed and the Fund and the Manager, and their respective affiliates, members, partners, officers, employees and agents shall be indemnified and held harmless against any loss arising as a result of a failure to process the application or redemption if such information as has been required by the parties referred to has not been provided by the Subscriber.

            All of the representations, warranties, covenants, agreements, indemnities and confirmations set out in this Subscription Agreement and on the Subscriber Information Page shall survive the acceptance of the subscription made herein and the issuance of any Fund Shares.

            This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

            Within ten days after receipt of a written request therefor from the Fund, the Subscriber agrees to provide such information and to execute and deliver such documents as the Fund may deem reasonably necessary to comply with any and all laws and ordinances to which the Fund is or may be subject.

            The Subscriber agrees that it will keep confidential and will not disclose to third parties (other than its tax or other financial advisors, under like conditions of confidentiality or as may be required by law) any and all information regarding the Fund, which is not otherwise publicly available, including Fund performance; provided, however, that this confidential treatment shall not apply to the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the Subscriber relating to such tax treatment and tax structure.

            The Subscriber, if a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, has fully and accurately completed and delivered to the Fund Form W-9. The Subscriber, if not a United States Person, has fully and accurately completed and delivered to the Fund Form W-8BEN, Form W- 8ECI, Form W-8EXP or Form W-8IMY, as applicable. The Subscriber has accurately set forth such Subscriber's jurisdiction of organization on the signature page hereto where indicated.

            The Subscriber represents that the following individual or individuals are authorized to act on behalf of the Subscriber to give and receive instructions between the Fund (or its representatives, including the Fund's administrator and transfer agent) and the Subscriber. Such individuals are the only persons so authorized until further written notice, signed by one or more of such individuals, is sent to Energy Income Partners, LLC, 49 Riverside Avenue, Westport, Connecticut 06880.

                      Name                           Specimen Signature
                      ----                           ------------------

        ------------------------------         ------------------------------

        ------------------------------         ------------------------------

        ------------------------------         ------------------------------

            Accredited Investor Status. The Subscriber represents that it is an "accredited investor" within the meaning of Regulation D under the Act, and has indicated below each category under which the Subscriber qualifies as an accredited investor.

The Subscriber is as of the date hereof:

      |_| (i) an individual who had an income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the coming year;

      |_| (ii) an individual who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000;

      |_| (iii) an Individual Retirement Account ("IRA") or revocable trust and the individual who established the IRA or each grantor of the trust is an accredited investor on the basis of (i) or (ii) above;

      |_| (iv) a self-directed pension plan and the participant who directed that assets of his or her account be invested in the Fund is an accredited investor on the basis of (i) or (ii) above and such participant is the only participant whose account is being invested in the Fund;

      |_| (v) a pension plan which is not a self-directed plan and which has total assets in excess of $5,000,000;

      |_| (vi) an irrevocable trust which consists of a single trust (a) with total assets in excess of $5,000,000, (b) which was not formed for the specific purpose of investing in the Fund and (c) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

      |_| (vii) a corporation, a partnership or a Massachusetts or similar business trust, that was not formed for the specific purpose of acquiring an interest in the Fund, with total assets in excess of $5,000,000;

      |_| (viii) licensed, or subject to supervision, by federal or state examining authorities such as a "bank," "savings and loan association," "insurance company," or "small business investment company" (as such terms are used and defined in 17 CFR ss.230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

      |_| (ix) registered with the Securities and Exchange Commission as a broker or dealer or an investment company; or has elected to be treated or qualifies as a "business development company" (within the meaning of Section 2(a)(48) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

      |_| (x) an entity in which all of the equity owners are accredited investors; or

      |_| (xi) none of the above apply (further information may be required to determine accredited investor status).

            Representations, Warranties and Covenants Deemed Reaffirmed Upon Additional Investments. The Subscriber hereby agrees that any representation made hereunder will be deemed to be reaffirmed by him at any time he makes an additional investment in the Fund and the act of making such additional investment will be evidence of such reaffirmation and if any of the foregoing representations cease to be true, the Subscriber will promptly notify the Fund of the facts pertaining to such changed circumstances.

            Liability and Indemnity. The Subscriber agrees that the representations and warranties included herein may be used as a defense in any actions relating to the Fund or the offering of Fund Shares, and that it is only on the basis of such representations and warranties that the Manager may be willing to accept the Subscriber's subscription for Fund Shares. The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the execution hereof and the purchase of Fund Shares. The Subscriber agrees to indemnify and hold harmless the Fund and the Manager and their respective affiliates, members, partners, officers, employees and agents from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any inaccuracy in or breach of any representation, warranty, covenant or agreement set forth in this Subscription Agreement.

            Irrevocability; Governing Law; Binding Effect; Counterparts. The undersigned hereby acknowledges and agrees that, except as otherwise provided by state securities laws, the undersigned is not entitled to cancel, terminate or revoke this subscription or any of the undersigned's agreements hereunder after this Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive the undersigned's death, incapacity, disability or insolvency. This Subscription Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles. This Subscription Agreement shall inure to the benefit of and be binding upon each of the parties hereto, his or her heirs and legal representatives. This Subscription Agreement may be executed in counterparts, all of which when taken together shall be deemed one original.

            Special Notice To, and Acknowledgement By, Georgia Investors. The Subscriber recognizes that the Fund Shares will be sold in reliance on the exemption from securities registration contained in paragraph 13 of Code Section 10-5-9 of the Georgia Securities Act of 1973, and may not be sold or transferred except in a transaction which is exempt from such Act or pursuant to an effective registration under such Act.

            Compliance with Section 12(d)(1)(E) of the Investment Company Act. In the event Subscriber is an investment company registered under the Investment Company Act ("Investment Company") or an entity excluded from the definition of investment company pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act ("Excepted Entity" and, together with Investment Company, "Covered Entity"), and the Covered Entity is seeking to invest in the Fund in excess of the limits proscribed by Section 12(d)(1) of the Investment Company Act, then for purposes of compliance with the provisions of Section 12(d)(1)(E) of the Investment Company Act, the Fund and the Covered Entity hereby agree to the following: (i) with respect to voting of any and all proxies solicited by the Fund, the Covered Entity shall either (a) seek instructions from its security holders holding voting securities as to the manner in which to vote the Fund Shares held and shall vote such proxies in accordance with the instructions it receives; or (b) vote Fund Shares proportionately for and against each matter in the same proportion as the Fund Shares of all other holders are voted; (ii) if the Covered Entity is an Excepted Entity, the Excepted Entity shall refrain from substituting other investment securities (as defined by the Investment Company
Act) for its Fund Shares unless the U.S. Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the Investment Company Act; (iii) the Covered Entity represents and warrants that, at the time of purchase and until the Covered Entity no longer is relying on
Section 12(d)(1)(E), Fund Shares are the only investment security held by the Covered Entity; and (iv) the Covered Entity represents and warrants that the depositor or principal underwriter of such Covered Entity is a broker or dealer registered under the Securities Exchange Act of 1934, as amended, or a person controlled by such broker or dealer.

            Distributions. Subscriber understands and agrees that, unless otherwise indicated on the Subscriber Information Page and unless Subscriber is an Excepted Entity, Subscriber will be deemed to have elected to reinvest all distributions of income and capital gains.

            Foreign Financial Institutions.

Subscriber is not a "foreign financial institution" (as defined in 31 C.F.R. Sec. 103.175) in connection with the USA Patriot Act of 2001 and related regulations ("AML rules"). |_|

If Subscriber is a Covered Entity, then none of Subscriber's "beneficial owners" (as defined in 31 C.F.R. Sec. 103.175) ("Owners") are "foreign financial institutions" within the meaning of the AML rules. |_|

If Subscriber or an Owner is a foreign financial institution then indicate below each category under which the Subscriber or Owner qualifies as a foreign financial institution.

      The Subscriber or Owner is as of the date hereof:

            |_|   (i) a Non-US bank;

            |_|   (ii) a Non-US branch of a US bank;

            |_| (iii) a Non-US entity that, if it were located in the United States, would be a securities broker-dealer, futures commission merchant, or mutual fund;

            |_| (iv) a Non-US entity engaged in the business of, and readily identifiable as, a currency dealer or exchanger or a money transmitter; or

            |_| (v) none of the above apply (further information may be required to determine foreign financial institution status).





                       PLEASE EXECUTE THE SIGNATURE PAGE.

                           EIP GROWTH AND INCOME FUND
                                 Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement this _____ day of _____________, 200_.

Fund:                                                Subscriber:
EIP INVESTMENT TRUST
On behalf of
EIP GROWTH AND INCOME FUND                           NOTE:  If the Subscriber is an IRA or self-directed
                                                     pension plan the custodian or trustee of the Subscriber
                                                     is required to execute this Subscription Agreement, and the Subscriber
By: _________________________________________        must execute the representation on Page 10.
     Name:
     Title:
                                                     ---------------------------------------------------------------
                                                     Subscriber's Signature (or Authorized Signatory, if applicable)

                                                     ---------------------------------------------------------------
                                                     Joint Signature (if applicable)

                                                     ---------------------------------------------------------------
                                                     If Authorized Signatory, Print Name and Title

      A copy of the Certificate of Trust establishing the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Subscription Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property belonging to the Fund.

                               -------------------

   PLEASE PRINT OR TYPE THE INFORMATION REQUESTED ON THE FOLLOWING THREE PAGES

                           EIP GROWTH AND INCOME FUND
                           Subscriber Information Page

================================================================================

Subscriber Information:

Name:    ..........................................    .........................
         (This is how your investment will be listed.)

If you are applying for an interest where beneficial ownership will be shared, please indicate the name of any joint beneficial owner(s):

         .......................................................................

Date of Birth:      ............................................................

Social Security Number:    .....................................................

                 ( - OR - )

Employer Identification Number:     ............................................

Legal/Registered Address:*

         .......................................................................
         Street

         .......................................................................
         Suite or Apartment Number

         .......................................................................
         City, State & ZIP Code

This address is a:      |_| Home       |_| Business

State of Legal Residence: ......................................................

Mailing Address (if different from above):

         .......................................................................
         Street

         .......................................................................
         Suite or Apartment Number

         .......................................................................
         City, State & ZIP Code

Home Tel: ......................................................................

Home Fax: ......................................................................

Bus. Tel: ......................................................................

Bus. Fax: ......................................................................

  E-Mail: ......................................................................
         (Very Important)                               |_| Sorry, no e-mail

Total Subscription Price:           $...........................................

================================================================================

================================================================================

Distributions. Subscriber hereby elects:

      |_| To reinvest all distributions of income and realized capital gains from the Fund in additional shares of the Fund.

                                   or

      |_| To receive all distributions of income and realized capital gains from the Fund as cash when declared.

================================================================================


* Address cannot be a Post Office Box.
================================================================================

 Subscriber's Representative's Information (if applicable):

          Name:  ...............................................................

       Company:  ...............................................................

Mailing Address:

         .......................................................................
         Street

         .......................................................................
         Suite or Apartment Number

         .......................................................................
         City, State & ZIP Code

     Telephone:  ...............................................................

     Facsimile:  ...............................................................

        E-Mail:  ...............................................................
================================================================================

================================================================================

For tax purposes please indicate the tax status of the Subscriber
(LLCs must also check one of the following):

|_|      Individual

|_|      Partnership

|_|      Corporation

|_|      Tax Exempt (IRAs, pensions, exempt org., offshore)

|_|      Trusts other than Grantor/Revocable Trusts
         (owners of Grantor/Revocable Trusts should check "Individual")

================================================================================

Subscriber's Wiring Instructions:

                 Bank: .........................................................

           Address(1): .........................................................

                ABA #: .........................................................

   For the Account of: .........................................................

            Account #: .........................................................

For Further Credit to: .........................................................

            Account #: .........................................................

================================================================================



------------------------------

      (1) If the Wiring Institution is not located in a FATF Country, the Manager may require additional information. As of June 2005, the countries that are members of the Financial Action Task Force on Money Laundering are:
Argentina; Australia; Austria; Belgium; Brazil; Canada; Denmark; Finland; France; Germany; Greece; Hong Kong; Iceland; Ireland; Italy; Japan; Luxembourg; Mexico; Kingdom of the Netherlands; New Zealand; Norway; Portugal; Russian Federation; Singapore; South Africa; Spain; Sweden; Switzerland; Turkey; United Kingdom and United States.

      For a current list of FATF members see:
http://www1.oecd.org/fatf/Members_en.htm.

                           EIP GROWTH AND INCOME FUND
                            Contact Information Page

The Primary Contact automatically receives all correspondence and statements and is the contact person for questions concerning this account. Please indicate who should be the Primary Contact.

============================================================================================================================

                              Primary Contact                                         Type of Correspondence
                              ---------------                                         ----------------------
         |_|  The Subscriber                                                 Original Executed Documents

         |_|  The Representative                                             Shareholder Reports

         |_|  Other (Please provide details below)                           Proxy Statements


Name:         ___________________________________________________________

Company:      ___________________________________________________________

Address:      ___________________________________________________________    The primary contact automatically
              Street                                                         receives this Information.
              ___________________________________________________________
              Suite or Apartment Number
              ___________________________________________________________
              City, State & ZIP Code

Telephone:    ___________________________________________________________

Facsimile:    ___________________________________________________________

E-Mail (Very Important): ___________________________ |_| Sorry, no e-mail

============================================================================================================================

Please indicate any additional contacts below and which type of correspondence they should receive.

============================================================================================================================

                                  Contact                                             Type of Correspondence
                                  -------                                             ----------------------
         |_|  The Subscriber                                                 Original Executed Documents

         |_|  The Representative                                             Shareholder Reports

         |_|  Other (Please provide details below)                           Proxy Statements


Name:         ___________________________________________________________

Company:      ___________________________________________________________

Address:      ___________________________________________________________
              Street
              ___________________________________________________________
              Suite or Apartment Number
              ___________________________________________________________
              City, State & ZIP Code

Telephone:    ___________________________________________________________

Facsimile:    ___________________________________________________________

E-Mail (Very Important): __________________________  |_| Sorry, no e-mail

============================================================================================================================

============================================================================================================================

                                  Contact                                             Type of Correspondence
                                  -------                                             ----------------------
         |_|  The Subscriber                                                 Original Executed Documents

         |_|  The Representative                                             Shareholder Reports

         |_|  Other (Please provide details below)                           Proxy Statements


Name:         ___________________________________________________________

Company:      ___________________________________________________________

Address:      ___________________________________________________________
              Street
              ___________________________________________________________
              Suite or Apartment Number
              ___________________________________________________________
              City, State & ZIP Code

Telephone:    ___________________________________________________________

Facsimile:    ___________________________________________________________

E-Mail (Very Important): ___________________________ |_| Sorry, no e-mail

============================================================================================================================

      Should you have more than two additional contacts, please list them on a separate page and include address, telephone, fax and e-mail address. Please list the type(s) of correspondence the additional contact(s) should receive.

                           EIP GROWTH AND INCOME FUND

                    ADDITIONAL REPRESENTATION WITH RESPECT TO
              INVESTMENT FROM AN IRA OR SELF-DIRECTED PENSION PLAN

      If the Subscriber is an IRA or self-directed pension plan, the individual who established the IRA or the individual who directed the pension plan's investment in the Fund, as the case may be, (i) has signed below to indicate that he or she hereby represents and warrants for himself/herself those representations set forth above and (ii) has caused the custodian or trustee of the Subscriber to execute this Subscription Agreement on the line set forth above for Authorized Signatory.



                                      -----------------------------------
                                        Type or Print Name


                                      -----------------------------------
                                        Signature


                                      -----------------------------------
                                        Type or Print Name of Custodian


                                      -----------------------------------
                                        Type or Print Type of IRA



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                           EIP GROWTH AND INCOME FUND
                       STATEMENT OF ADDITIONAL INFORMATION

      EIP Growth and Income Fund (the "Fund") is a diversified, open-end, management investment company and is currently the sole series of EIP Investment Trust (the "Trust"). Energy Income Partners, LLC (the "Manager" or "EIP") serves as the Fund's investment adviser.


      This Statement of Additional Information ("SAI") is not a prospectus, but should be read in conjunction with the Fund's Private Placement Memorandum dated April 29, 2008, as revised May 30, 2008, and as may be further revised from time to time (the "Memorandum"). This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing Fund shares. Investors should obtain and read the Memorandum prior to purchasing Fund shares. The audited financial statements and notes thereto in the Fund's annual report to shareholders for the fiscal year ended December 31, 2007 are incorporated into this SAI by reference. A copy of the Fund's Memorandum or most recent annual report may be obtained without charge by calling (203) 349-8232 (collect) or by writing the Manager at 49 Riverside Avenue, Westport, CT 06880. Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Private Placement Memorandum.

      This SAI is dated April 29, 2008, as revised May 30, 2008, and as may be further revised from time to time.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

FUND HISTORY...................................................................1

ADDITIONAL INFORMATION REGARDING INVESTMENT STRATEGIES AND RISKS...............1

INVESTMENT RESTRICTIONS........................................................6

MANAGEMENT OF THE FUND.........................................................9

INVESTMENT ADVISER............................................................14

CODE OF ETHICS................................................................18

PROXY VOTING PROCEDURES.......................................................19

PORTFOLIO HOLDINGS DISCLOSURE.................................................19

PORTFOLIO TRANSACTIONS AND BROKERAGE..........................................21

DESCRIPTION OF THE TRUST......................................................22

COSTS AND EXPENSES............................................................23

TAX MATTERS...................................................................24

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.................................38

CUSTODIAN, ADMINISTRATOR, ACCOUNTING AGENT AND TRANSFER AGENT.................39

DESCRIPTION OF SECURITIES RATINGS............................................A-1


PROXY VOTING POLICIES AND PROCEDURES.........................................B-1


IDENTIFICATION OF PERSONS....................................................C-1

                                  FUND HISTORY

      EIP Growth and Income Fund (the "Fund") was formed on August 17, 2006 and is a diversified, open-end management investment company. The Fund is currently the sole series of EIP Investment Trust (the "Trust"), a Delaware statutory trust.

        ADDITIONAL INFORMATION REGARDING INVESTMENT STRATEGIES AND RISKS

      The following information supplements the discussion of the Fund's investment strategies and risks that are described in the Memorandum. For further discussion of the Fund's portfolio composition and associated special risk considerations, see "INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES" and "PRINCIPAL RISKS" in the Memorandum.

Permissible Debt Securities

      As disclosed in the Memorandum, the Fund intends to invest in Permissible Debt Securities. Permissible Debt Securities include cash and the following instruments:

      (i) demand and time deposits in, certificate of deposit of, or banker's acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof, which depository institution or trust company is subject to supervision and examination by United States federal or state authorities and at the time of investment or contractual commitment providing for investment have a long-term unsecured credit rating of "Aaa" or "Aa" by Moody's Investor Services, Inc. ("Moody's) or "AAA" or "AA" by Standard & Poor's Corporation ("S&P"), or a short-term debt unsecured credit rating of at least "P-1" or "P-2" by Moody's and "A-1+" or "A-1" by S&P or, if unrated, are determined by the Manager to be of similar quality. Certificates of deposit are negotiable certificates that are issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Demand deposits may be withdrawn on demand by the investor. Fixed time deposits, which are bank obligations payable at a stated maturity date and bearing interest at a fixed rate, also may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits;

      (ii) registered debt obligations of the United States of America or registered debt obligations, the timely payment of principal and interest on which is fully and expressly guaranteed by the United States or any agency or instrumentality of the United States or the obligations of which are expressly backed by the full faith and credit of the United States;

      (iii) registered debt obligations issued by the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), Fannie Mae, Sallie Mae, Freddie Mac, the Federal Home Loan Mortgage Corporation, the Federal Farm Credit Banks or the Government National Mortgage Association (issuers of home mortgage, small business, agricultural, student and other loans);

      (iv) registered debt securities bearing interest issued by any company incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of "Aaa" or "Aa" from Moody's or "AAA" or "AA" from S&P or, if unrated, are determined by the Manager to be of similar quality. Registered debt securities generally are used by corporations and other issuers to borrow money from investors. The issuer pays the investor a variable or fixed rate of interest and normally must repay the amount borrowed on or before maturity;

      (v) guaranteed investment contracts ("GICs") issued by any corporation incorporated under the laws of the United States or any state thereof, having at the time of investment a long-term unsecured debt rating of "Aaa" or "Aa" from Moody's or "AAA" or "AA" from S&P or, if unrated, are determined by the Manager to be of similar quality. GICs are contracts that provide for repayment of principal and payment of a fixed or floating interest rate over a predetermined period of time;

      (vi) commercial paper issued by any corporation incorporated under the laws of the United States or any state thereof, with a maturity of not more than 183 days from the date of issuance and having at the time of investment credit ratings of "P-1" or "P-2" by Moody's and "A-1+" or "A-1" by S&P, or, if unrated, are determined by the Manager to be of similar quality. Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies;

      (vii) registered debt securities bearing interest issued by the European Investment Bank (the European Union's financing institution), the International Bank of Reconstruction and Development (commonly called the "World Bank") or the Inter-American Development Bank (supra-national lender to public institutions to promote Latin American and Caribbean development); and

      (viii) shares issued by money market funds.

      All Permissible Debt Securities, taken together, including cash and shares of money market funds (which are treated as having a maturity of one day), must have a weighted average remaining maturity of 18 months or less. Bonds with interest rates that are re-settable are treated as having a maturity equal to the frequency with which its interest rate is re-set. For example, if the Fund's only holdings of Permissible Debt Securities were two bonds, one of which was a five-year fixed-rate bond with 27 months remaining to maturity and the other was a three-year bond with a floating interest rate re-settable every 3 months, and the bonds were held in equal size, the weighted average remaining maturity would be 15 months (27 months plus 3 months divided by two).

      As described above, the securities ratings requirements of Permissible Debt Securities apply at the time of purchase. The continued holding of an instrument downgraded below its rating at the time of purchase will be evaluated on a case by case basis.

      A general description of the ratings of securities by Moody's and S&P is set forth in Appendix A to the Statement of Additional Information. The ratings of Moody's and S&P represent their opinions as to the quality of the securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while obligations with the same maturity and coupon with different ratings may have the same yield. Credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

Other Derivatives Instruments

      In addition to swap agreements and currency hedging transactions described in the Memorandum, the Fund may, but is not required to, use various strategic transactions to seek to, among other things, (1) facilitate portfolio management, (2) mitigate risks and/or (3) earn income. Although the Manager seeks to use such practices to further the Fund's investment objectives, no assurance can be given that the Manager will engage in any of these practices or that these practices will achieve this result. Certain of these transactions involve derivatives instruments. A derivative is a financial instrument whose performance is derived at least in part from the performance of an underlying reference rate, security or asset. The values of certain derivatives can be affected dramatically by even small market movements, sometimes in ways that are difficult to predict. There are many different types of derivatives, with many different uses. The Fund may purchase and sell derivatives instruments including, but not limited to, exchange-listed and over-the-counter put and call options on equity securities. Collectively, all of the above are referred to as "Strategic Transactions." The Fund generally will seek to use Strategic Transactions as a portfolio management or hedging technique in an effort to seek to protect against possible adverse changes in the market value of securities held in or to be purchased for the Fund's portfolio, protect the value of the Fund's portfolio, facilitate the sale of certain securities for investment purposes, and/or establish positions in the derivatives markets as a substitute for purchasing or selling particular securities. Market conditions will determine whether and in what circumstances the Fund would employ any of the hedging and strategic techniques described below. The Fund will incur brokerage and other costs in connection with its use of Strategic Transactions. The Fund will only enter into Strategic Transactions with counterparties that have a long-term unsecured credit rating of at least A by S&P or Aa3 by Moody's and a market capitalization of at least $10 billion.

      Options on Securities. The Fund may purchase and write (sell) call and put options on equity securities. These options may be listed on national domestic securities exchanges or foreign securities exchanges or traded in the over-the-counter market. The Fund may write such options for several reasons, including as a substitute for the purchase or sale of securities or to protect against declines in the value of the portfolio securities and against increases in the cost of securities to be acquired.

      Writing Options. A call option on securities written by the Fund obligates the Fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A put option on securities written by the Fund obligates the Fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. Depending on the method used to cover a written option, (i) writing covered call options may deprive the Fund of the opportunity to profit from an increase in the market price of the securities in its portfolio and (ii) writing covered put options may deprive the Fund of the opportunity to profit from a decrease in the market price of the securities to be acquired for its portfolio.

      Call and put options written by the Fund may be covered through a variety of techniques. A written call option or put option may be covered by (i) maintaining cash or liquid securities in a segregated account with a value at least equal to the Fund's obligation under the option, (ii) entering into an offsetting forward commitment, (iii) purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Fund's net exposure on its written option position and/or (iv) taking other permissible actions to cover its obligations. Notwithstanding these forms of cover, the Fund is at risk for significant loss on a call option that it has written if the underlying security increases significantly in value during the option period or on a put option it has written if the underlying security decreases significantly in value during the option period. A written call option on securities may be covered by maintaining the securities that are subject to the option in a segregated account.

      The Fund may terminate its obligations under an exchange traded call or put option by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as "closing purchase transactions."

      Purchasing Options. The Fund may purchase call options in anticipation of an increase, or put options in anticipation of a decrease ("protective puts"), in the market value of securities of the type in which it may invest. The Fund may also purchase options to replicate a securities position or for other purposes. The Fund may also sell call and put options to close out its purchased options. In the aggregate, the premiums on put and call options purchased by the Fund may not exceed 10% of the Fund's Net Asset Value.

      The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities at a specified price during the option period. The Fund would ordinarily realize a gain on the purchase of a call option if, during the option period, the value of such securities or currency exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the call option.

      The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund's portfolio securities. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of put options may be offset by countervailing changes in the value of the Fund's portfolio securities.

      The Fund's options transactions will be subject to limitations established by the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Manager. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

      Risks Associated with Options Transactions. There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time. If the Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if the Fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities or currencies.

      Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

      The Fund's ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations.

      The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. The successful use of options depends in part on the Manager's ability to predict future price fluctuations and, for hedging transactions, the degree of correlation between the options and securities markets.

      If an option written by the Fund expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid.

      The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Delay in Investing the Proceeds of this Offering

      Although the Fund currently intends to invest the proceeds of any sales of shares as soon as practicable following the completion of the offering, such investments may be delayed if suitable investments are unavailable at the time or if the Fund is unable to secure firm commitments for direct placements. The trading market and volumes for equity securities of Energy Companies may at times be less liquid than the market for other securities. As a result, it is anticipated that the Fund may not be fully invested immediately after a sale of shares, and it may take a period of time before the Fund is able to accumulate positions in certain securities. Until the Fund is able to invest the net proceeds of the offering in accordance with the Fund's investment objectives and strategies, the proceeds of the offering may be invested in cash, cash equivalents or other securities. As a result, the return on Fund shares may be slightly lower than what they would be were the Fund to be fully invested in accordance with its objectives and policies.

Terrorism/Market Disruption Risk

      The terrorist attacks in the United States on September 11, 2001 had a disruptive effect on the securities markets. Since the September 11th attacks, the U.S. government has issued warnings that energy assets, specifically the United States' pipeline infrastructure, may be the future target of terrorist organizations. In addition, changes in the insurance markets attributable to the September 11th attacks have made certain types of insurance more difficult, if not impossible, to obtain and have generally resulted in increased premium costs. Additionally, United States military and related action in Iraq is ongoing and events in the Middle East could have significant adverse effects on the U.S. economy, the stock market and world economies and markets in general. The nature, scope and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect the operations of companies in the Energy Industry in unpredictable ways, including disruptions of fuel supplies and markets, and transmission and distribution facilities could be direct targets, or indirect casualties, of an act of terrorism. The Fund cannot predict the effects that any future terrorist attacks could have on the U.S. and world economies, or the net asset value of Fund shares.

                             INVESTMENT RESTRICTIONS

      The Fund has adopted certain fundamental investment limitations that are set forth below.

      The Fund may:

      (1) Borrow money, lend, or issue senior securities to the fullest extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

      (2) Not concentrate investments in a particular industry or group of industries as concentration is defined under the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time, except that the Fund will concentrate its investments in the Energy Industry. Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities will not be considered to represent an industry.

      (3) Underwrite securities to the fullest extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

      (4) Purchase or sell commodities, commodities contracts, futures contracts, options, forward contracts or real estate to the fullest extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

      Notwithstanding any fundamental investment restriction or other limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

      The foregoing fundamental restrictions and limitations will apply only at the time of purchase of the securities or the consummation of a transaction, and the percentage limitations will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities or consummation of a transaction. The foregoing fundamental investment restrictions cannot be changed without approval by holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. Under the 1940 Act, a "majority of the outstanding voting securities" means the vote of the lesser of: (A) 67% or more of the Fund's shares present at a meeting, if the holders of more than 50% of the Fund's shares are present or represented by proxy; or (B) more than 50% of the Fund's shares.

      The fundamental investment limitations set forth above limit the Fund's ability to engage in certain investment practices and purchase securities or other instruments to the extent permitted by, or consistent with, the 1940 Act. Relevant limitations of the 1940 Act are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account, where deemed appropriate by the Fund, to determine if an investment practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As such, these limitations of the 1940 Act will change as the statute, rules, regulations or orders (or, if applicable, interpretations) change, and no shareholder vote will be required or sought.

      Fundamental Investment Restriction (1). Under the 1940 Act, the Fund may only borrow up to one-third of the value of its total assets less liabilities (other than liabilities representing senior securities). Borrowing by the Fund allows it to leverage its portfolio, which exposes it to certain risks. Leveraging increases the effect of any increase or decrease in the value of portfolio securities on the Fund's net asset value, and money borrowed will be subject to interest costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the return from the securities purchased with borrowed funds. The Fund may use borrowed money for any purpose permitted by the 1940 Act.

      The 1940 Act restricts the ability of any mutual fund to lend. Under the 1940 Act, the Fund may only make loans if expressly permitted to do so by the Fund's investment policies, and the Fund may not make loans to persons who control or are under common control with the Fund. Thus, the 1940 Act effectively prohibits the Fund from making loans to certain persons when conflicts of interest or undue influence are most likely present. The Fund may, however, make other loans which could expose shareholders to additional risks, such as the failure of the other party to repay the loan. The Fund retains the flexibility to make loans to the extent permitted by its investment policies.

      The ability of a mutual fund to issue senior securities is severely circumscribed by complex regulatory constraints under the 1940 Act that restrict, for instance, the amount, timing, and form of senior securities that may be issued. Certain portfolio management techniques, such as reverse repurchase agreements, credit default swaps, dollar rolls, futures contracts, short sales, or the writing of options on portfolio securities, may be considered senior securities unless appropriate steps are taken to segregate the Fund's assets or otherwise cover its obligations. To the extent the Fund covers its commitment under such instruments, including by segregation of liquid assets, entering into offsetting transactions or owning positions covering the obligations, such instruments will not be considered a "senior security" by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Although this SAI describes certain permitted methods of segregating assets or otherwise "covering" such transactions for these purposes, such descriptions are not complete. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund.

      Under the 1940 Act, a "senior security" does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

      Fundamental Investment Restriction (2). "Concentration" is interpreted under the 1940 Act to mean investment of 25% or more of the Fund's total assets in a single industry. If a fund "concentrates" its investments in a particular industry, investors are exposed to greater risks because the fund's performance is largely dependent on that industry's performance. The Fund will concentrate its investments in the Energy Industry, and the risks of such concentration are described in the Memorandum. For purposes of this limitation, the Fund does not consider certificates of deposit or banker's acceptances issued by domestic branches of U.S. or non-U.S. banks to be in a single industry. If, in the future, these instruments are considered to be in the same industry, the Fund reserves the freedom of action to concentrate in such an industry as well. The Fund's industry concentration policy does not preclude it from focusing investments in issuers in a group of related industrial sectors (such as different types of technology issuers).

      Fundamental Investment Restriction (3). The 1940 Act prohibits a diversified mutual fund from underwriting securities in excess of 25% of its total assets.

      Fundamental Investment Restriction (4). This restriction would permit investment in commodities, commodities contracts (e.g., futures contracts or related options), options, forward contracts or real estate to the extent permitted under the 1940 Act. However, it is unlikely that the Fund would make such investments, other than the use of futures contracts or related options, options, and forward contracts, as explained in the Memorandum and this SAI. The Fund, however, may consider using these investment techniques in the future. Commodities, as opposed to commodity futures, represent the actual underlying bulk goods, such as grains, metals and foodstuffs.

      The Fund intends to remain diversified, as "diversified" is defined under the 1940 Act. In general, the Fund is "diversified" under the 1940 Act if at least 75% of the value of its total assets is represented by (i) cash, cash items, government securities and securities of other investment companies and
(ii) securities limited in respect of any one issuer to 5% or less of the value of the total assets of the Fund and 10% or less of the outstanding voting securities of such issuer.

                             MANAGEMENT OF THE FUND

TRUSTEES AND OFFICERS

      The Fund's officers, under the supervision of the Board of Trustees, manage the day-to-day operations of the Fund. The Trustees set broad policies for the Fund and choose its officers. The following is a list of the Trustees and officers of the Fund and a statement of their present positions and principal occupations during the past five years. The address of each Trustee and officer, except for David Lebisky, is c/o EIP Investment Trust, 49 Riverside Avenue, Westport, Connecticut 06880. The address of Mr. Lebisky is c/o PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Except as otherwise provided by law, the Trust's Second Amended and Restated Declaration of Trust or the Amended and Restated Bylaws, the President and the Treasurer shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees.

                               Additional                                                       Number of
                              Office(s) of                                                    Portfolios in
                                   the                                                         Fund Complex           Other
                              Fund Held by     Length of Time       Principal Occupations      Overseen by    Directorship(s) Held
   Name and Date of Birth        Trustee           Served            During Past 5 Years         Trustee           by Trustee
Trustee who is an
Interested Person of the
Fund
---------------------------

James J. Murchie (1)         President       Since July 2006     Principal, Energy Income           1         None
DOB: 11/14/1957                                                  Partners, LLC (2003-2004,
                                                                 since 2006); Principal,
                                                                 Pequot Capital Inc.
                                                                 (investment adviser)
                                                                 (2004-2006); Principal,
                                                                 Lawhill Capital Partners,
                                                                 LLC (investment adviser)
                                                                 (1997-2003).

Trustees who are not
Interested Persons of the
Fund
---------------------------

Kenneth I. Rosenblum         None            Since December      Independent Consultant             1         Trustee of McMorgan
DOB: 04/27/1941                                2005              (since January 1990).                        Funds (6 funds);
                                                                                                              Director of San
                                                                                                              Luis Trust Bank,
                                                                                                              FSB; Director and
                                                                                                              Audit Committee
                                                                                                              Chairman, United
                                                                                                              Labor Bank, FSB and
                                                                                                              First ULB Corp
                                                                                                              (1997-2003).

Salvatore Faia               None            Since December      President, Vigilant                1         None
DOB: 12/25/1962                                2005              Compliance Services, LLC
                                                                 (mutual fund and
                                                                 investment adviser
                                                                 compliance company)(since
                                                                 August 2004); Senior
                                                                 Legal Counsel, PFPC Inc.
                                                                 (2002-August 2004);
                                                                 Partner, Pepper Hamilton
                                                                 LLP (law firm)
                                                                 (1997-2001).

(1) Mr. Murchie is deemed an "interested person" of the Fund due to his position of Principal of the Manager and President of the Fund.

                                            Position(s) and        Length of Time                 Principal Occupations
         Name and Date of Birth           Office(s) with Fund          Served                      During Past 5 Years

Additional Officers of the Fund
-------------------------------
Linda Longville                          Treasurer and         Since July 2006         Principal, Energy Income Partners, LLC
DOB: 07/26/1958                          Principal Financial                           (2003-2004, since 2006); Research Analyst,
                                         and Accounting                                Pequot Capital Management, Inc.
                                         Officer                                       (investment adviser) (2004-2006); Research
                                                                                       Analyst, Lawhill Capital Partners, LLC
                                                                                       (investment adviser) (2001-2003).

Eva Pao                                  Chief Legal           Since July 2006         Principal, Energy Income Partners, LLC
DOB: 04/18/1974                          Officer, Chief                                (2003-2004, since 2006); Co-Portfolio
                                         Compliance Officer                            Manager, Pequot Capital Management, Inc.
                                         and Anti-Money                                (investment adviser) (2004-2006); Managing
                                         Laundering                                    Director, Lawhill Capital Partners, LLC
                                         Compliance Officer                            (investment adviser) (July 2002-December
                                                                                       2002).

David Lebisky                            Secretary             Since December 2005     Vice President and Senior Director, PFPC
DOB: 05/19/1972                                                                        Inc. (since 1996); Assistant Secretary,
                                                                                       Trust for Credit  Unions (since 2008);
                                                                                       Assistant  Secretary,  Wilshire  Mutual
                                                                                       Funds, Inc. (2002-2008); Secretary, Harris
                                                                                       Insight Funds Trust (mutual fund)
                                                                                       (1999-2006);  Assistant  Secretary,
                                                                                       Allegiant Funds and Allegiant Advantage
                                                                                       Fund (since 2007); Secretary, FundVantage
                                                                                       Trust (since 2007).

      The Board of Trustees of the Fund has two standing committees, the Audit Committee and the Nomination and Compensation Committee.

      The Audit Committee is responsible for (i) overseeing the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (ii) overseeing the quality and objectivity of the Fund's financial statements and the independent audit thereof; (iii) reviewing such aspects of the operations of the Fund as the Audit Committee or the full Board of Trustees shall deem appropriate; (iv) acting as liaison between the Fund's independent auditors and the full Board of Trustees; (v) overseeing, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, the Fund's "reporting up" compliance process for attorneys appearing and practicing before the Securities and Exchange Commission in the representation of the Fund, as such process is implemented by the Fund's Chief Legal Officer; (vi) holding scheduled meetings on a semi-annual basis in order to conduct such Audit Committee business and report to the full Board of Trustees at their next regularly scheduled meeting or sooner; and (vii) submitting minutes of such meetings to the full Board of Trustees on a regular basis. Mr. Faia and Mr. Rosenblum are the members of the Audit Committee. During the fiscal year ended December 31, 2007, the Audit Committee met three times.

      The Nomination and Compensation Committee is responsible for (i) determining requisite standards or qualifications for nominees to serve as Trustees on the Board, (ii) identifying possible candidates to become members of the Board in the event that a Trustee position is vacated or created and/or in contemplation of a shareholders' meeting at which one or more Trustees are to be elected, (iii) considering and evaluating such candidates and recommending Trustee nominees for the Board's approval, and (iv) considering and evaluating nominee candidates properly submitted by shareholders on the same basis as it considers and evaluates candidates recommended by other sources. In addition, the Nomination and Compensation Committee is responsible for recommending for approval by the Board the structure and levels of compensation and other related benefits to be paid or provided by the Trust to Board Members (the "Independent Trustees") who are not "interested persons" of the Trust, as defined in Section 2(a)(19) of the 1940 Act. Mr. Faia and Mr. Rosenblum are the members of the Nomination and Compensation Committee. The Nomination and Compensation Committee did not meet during the fiscal year ended December 31, 2007.

      A shareholder must follow the following procedures in order to properly submit a recommendation for a Trustee nominee for the Committee's consideration:

1. The shareholder must submit any such recommendation in writing to the Trust, to the attention of the Secretary, at the address of the principal executive offices of the Trust.

2.    The shareholder recommendation must include:

      (i) a statement in writing setting forth (A) the name, date of birth, business address and residence address of the person recommended by the shareholder (the "candidate"); and (B) whether the recommending shareholder believes that the candidate is or will be an "interested person" of the Trust (as defined in the 1940 Act) and information regarding the candidate that will be sufficient for the Trust to make such determination.

      (ii) the written and manually signed consent of the candidate to be named as a nominee and to serve as a trustee if elected;

      (iii) the recommending shareholder's name as it appears on the Trust's books and the class or series and number of all shares of the Trust owned beneficially and of record by the recommending shareholder (as evidenced to the Committee's satisfaction by a recent brokerage or account statement); and

      (iv) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder.

      In addition, the Nomination and Compensation Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board and information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for the election of trustees.

      Effective January 1, 2008, the Fund pays each Independent Trustee an annual retainer of $22,000 which includes compensation for all regular quarterly board meetings and regular committee meetings. Prior to January 1, 2008, each Independent Trustee received an annual retainer of $20,000. No additional meeting fees are paid in connection with regular quarterly board meetings or regular committee meetings. Additional fees of $1,250 and $400 are paid to Independent Trustees for special in-person board or non-regular committee meetings and telephonic board or non-regular committee meetings, respectively.

      The following table sets forth the compensation paid by the Fund to each of the Trustees during the fiscal year ended December 31, 2007. The Fund has no retirement or pension plans.

                                             AGGREGATE COMPENSATION
 NAME OF TRUSTEE                                   FROM FUND

 Interested Trustee
     James J Murchie*                                 None

 Independent Trustees
     Kenneth I. Rosenblum                           $20,000

     Salvatore Faia                                 $20,000

--------------------
* Mr. Murchie is considered to be an "interested person" with respect to the Fund under the federal securities laws.

      The Fund has no employees. The Fund's officers receive no compensation from the Fund.

BENEFICIAL OWNERSHIP OF FUND SHARES

      Beneficial ownership in Fund shares reflected in the tables below entitled "Trustee Beneficial Ownership of Fund Shares" and "Control Persons and Principal Holders of the Fund" was determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Mr. Murchie's beneficial ownership of Fund shares in those tables and in the table below entitled "Portfolio Manager Beneficial Ownership of Fund Shares" includes direct ownership of Fund shares, direct ownership of EIP Energy Income Fund, L.L.C., direct ownership of EIP Partners, LLC (which has direct ownership of and a profit interest in EIP Energy Income Fund, L.L.C.) and direct ownership of Energy Income Partners, LLC (which has a profit interest in EIP Energy Income Fund Offshore, Ltd.). Ms. Pao's beneficial ownership of Fund shares in those tables and in the table entitled "Portfolio Manager Beneficial Ownership of Fund Shares" includes direct ownership of the Fund, direct ownership of EIP Partners, LLC (which has direct ownership of and a profit interest in EIP Energy Income Fund, L.L.C.) and direct ownership of Energy Income Partners, LLC (which has a profit interest in EIP Energy Income Fund Offshore, Ltd.). The profit interests noted above were calculated as of December 31, 2007.

TRUSTEE BENEFICIAL OWNERSHIP OF FUND SHARES

      The following table sets forth the dollar range of equity securities beneficially owned by the Trustees in the Fund as of December 31, 2007:

                                                      DOLLAR RANGE OF
                                                     EQUITY SECURITIES
   TRUSTEE                                              IN THE FUND

   Interested Trustee
      James J. Murchie                             Over $100,000

   Independent Trustee
      Kenneth I. Rosenblum                         None

      Salvatore Faia                               None

      As of March 31, 2008, the Trustees and officers of the Fund owned less than 1% of the outstanding shares of the Fund.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF THE FUND

      As of March 31, 2008, the following persons owned of record or were known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund.

-------------------------------------------------------------------------------------------------
Shareholder                                                               % of the Fund
-------------------------------------------------------------------------------------------------
EIP Energy Income Fund Offshore, Ltd.                            72.14% (Record Ownership)
49 Riverside Ave.
Westport, CT 06880-4230
-------------------------------------------------------------------------------------------------
EIP Energy Income Fund, L.L.C.                                   26.65% (Record Ownership)
49 Riverside Ave.
Westport, CT 06880-4230
-------------------------------------------------------------------------------------------------
Ospraie Wingspan LTD                                             43.66% (Beneficial Ownership)
c/o Ospraie Management, LLC
320 Park Avenue, 27th Floor
New York, NY 10022 USA
-------------------------------------------------------------------------------------------------
Ospraie Wingspan LP                                              16.28% (Beneficial Ownership)
320 Park Avenue, 27th Floor
New York, NY 10022
-------------------------------------------------------------------------------------------------
Citco Global Custody (NA) NV Ref on Behalf of                    14.45% (Beneficial Ownership)
Permal
De Ruyterkade 62
PO Box 707
Curacao
Netherlands Antilles
-------------------------------------------------------------------------------------------------
Citco Global Custody NV Ref Altedge                               5.96% (Beneficial Ownership)
c/o Citco Data Processing Services LTD
Cork Ireland
-------------------------------------------------------------------------------------------------

      Any person owning more than 25% of the outstanding shares of the Fund may be deemed to be a "control person" of the Fund under the federal securities laws. Through the exercise of voting rights with respect to shares of the Fund, such an investor may be able to determine the outcome of shareholder voting on matters, including Fund policies for which approval of shareholders of the Fund is required.

                               INVESTMENT ADVISER

      Pursuant to an investment advisory agreement between the Trust, on behalf of the Fund, and the Manager (the "Advisory Agreement"), the Manager shall act as investment adviser to the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust's Second Amended and Restated Declaration of Trust, dated July 31, 2006, and the Amended and Restated Bylaws, each as amended from time to time, to the provisions of the 1940 Act and the rules, regulations and orders thereunder and to the Fund's then-current Memorandum and SAI. The Manager also shall exercise voting rights, rights to consent to corporate actions and any other rights pertaining to the Fund's portfolio securities in accordance with the Manager's policies and procedures as presented to the Trustees of the Trust from time to time. The Advisory Agreement provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations thereunder.

      The Advisory Agreement also provides that the Trust shall indemnify to the fullest extent permitted by law out of the assets of the Fund each of the Manager and all of its shareholders, officers, management committee members, employees and affiliates (and their members) (each such entity or person hereinafter referred to as a "Adviser Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any such Adviser Covered Person in connection with the defense or disposition of any action, suit or other proceeding (including, without limitation, investigations), whether civil or criminal, before any court or administrative or legislative body, in which such Adviser Covered Person may be or may have been involved as a party or otherwise or with which such Adviser Covered Person may be or may have been threatened, while in office or thereafter, by reason of any investment or other alleged act or omission in the course of, connected with or arising out of any service to be rendered under this Agreement, except with respect to any matter as to which such Adviser Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Adviser Covered Person's action was in the best interests of the Fund, and except that no Adviser Covered Person shall be indemnified against any liability to which such Adviser Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, fraud or reckless disregard of the Adviser Covered Person's obligations and duties. Expenses, including counsel fees so incurred by any such Adviser Covered Person, may be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under the Advisory Agreement.

      For providing such services, the Fund will pay to the Manager a fee, computed and paid monthly at the annual rate of 1% of the average daily net assets of the Fund. Such fee shall be payable for each month within five (5) business days after the end of such month.

      The table below sets forth the advisory fees paid by the Fund, as well as any fee waiver, for the fiscal period ended December 31, 2006 and the fiscal year ended December 31, 2007:

--------------------------------------------------------------------------------
                                   Fiscal Period               Fiscal Year
                            Ended December 31, 2006(1)   Ended December 31, 2007
--------------------------------------------------------------------------------
      Gross Advisory Fee             $319,132                  $1,873,102
--------------------------------------------------------------------------------
          Fee Waiver                    $0                         $0
--------------------------------------------------------------------------------
       Net Advisory Fee              $319,132                  $1,873,102
--------------------------------------------------------------------------------

(1) The Fund commenced operations on August 22, 2006.

      The 1940 Act requires that both the full Board of Trustees and a majority of the Independent Trustees, voting separately, initially approve the Advisory Agreement and, beginning two years after the Advisory Agreement's execution, annually approve its continuation. In July 2006, the Board, including a majority of the Independent Trustees, approved the Advisory Agreement for an initial two-year period, commencing August 17, 2006. Information concerning the Board's basis for approval of the Advisory Agreement is included in the Fund's annual report dated December 31, 2006.

      James J. Murchie, an affiliate of the Fund by virtue of his position as an officer of the Fund as identified above, is deemed to control the Manager by account of his beneficial ownership of the outstanding voting securities of the Manager. Linda Longville and Eva Pao, each also an affiliate of the Fund by virtue of their positions as officers of the Fund as identified above, each own beneficially 5% or more of the outstanding voting securities of the Manager and as such are also affiliated persons of the Manager.

Portfolio Managers

      James Murchie and Eva Pao, as the Fund's portfolio managers, share primary responsibility for the day-to-day management of the Fund's portfolio.

      The portfolio managers also have responsibility for the day-to-day portfolio management of accounts other than the Fund (the "Other Funds"). The advisory fees received by EIP in connection with the portfolio management of the Fund's investment portfolio are not based upon the performance of the Fund. Information regarding the Other Funds is set forth below.

----------------------------------------------------------------------------------------------------------------------
                                          NUMBER OF OTHER ACCOUNTS MANAGED AND ASSETS BY ACCOUNT TYPE
                                                            AS OF DECEMBER 31, 2007
----------------------------------------------------------------------------------------------------------------------
                           REGISTERED INVESTMENT COMPANIES            OTHER POOLED
    PORTFOLIO MANAGER           (OTHER THAN THE FUND)             INVESTMENT VEHICLES             OTHER ACCOUNTS
----------------------------------------------------------------------------------------------------------------------
James J. Murchie              Number:  1                         Number:  3                       Number:  0
                              Assets:  $170,407,000              Assets:  $186,523,000            Assets:  $0
----------------------------------------------------------------------------------------------------------------------
Eva Pao                       Number:  1                         Number:  3                       Number:  0
                              Assets:  $170,407,000              Assets:  $186,523,000            Assets:  $0
----------------------------------------------------------------------------------------------------------------------

      As shown in the table above, the portfolio managers together manage four Other Funds. For each of the three Other Funds identified as other pooled investment vehicles in the table above, the total advisory fee includes a performance-based incentive fee or allocation.

      The portfolio managers may have conflicts of interest in managing the Fund and the Other Funds, which may invest in the same or similar securities as the Fund. For example, the portfolio managers may have conflicts of interest in allocating their time and activity between the Fund and the Other Funds. The portfolio managers may at times give advice or take action with respect to the Other Funds that differs from the advice given with respect to the Fund because of, among other things, differences between the Fund's and the Other Funds' investment policies. Except as described below, to the extent a particular investment is suitable for both the Fund and other clients of the Manager or its affiliates, such an investment will be allocated between the Fund and the other clients in a manner which the Manager determines is fair and equitable under the circumstances to all clients, including the Fund.

      The Manager may purchase or sell the same security for more than one client account simultaneously to achieve more efficient execution. These accounts may include separately managed accounts and funds in which the Manager, its affiliates and/or employees have a financial interest. In such circumstances, no client or fund will be favored over any other client and all clients whose orders were aggregated and executed with a particular broker during a day will generally receive an average share price and pay the same commission rates, share any brokerage costs or other expenses of the order on a pro rata basis, based on order size. All aggregated orders will generally be allocated according to the designations made by the Manager of such client accounts. Client orders partially filled will be allocated pro rata in proportion to each such client's original order, except that where it is not meaningful to allocate a small number of securities among the accounts participating in the transaction on a pro rata basis, the Manager may allocate such securities to less than all of the participating accounts in a manner determined in good faith to be a fair and equitable allocation over time. Clients that restrict the Manager from utilizing certain broker-dealers to effect securities transactions on their behalf may not always be able to participate in an aggregated order.

      From time to time, the Manager may be allocated the opportunity to purchase securities in public offerings expected to be heavily over-subscribed. These allocations may be offered to the Manager in part as a result of its past usage of various brokerage firms. The Manager may allocate securities purchased in these offerings to client accounts based on a number of factors, including the percentage of commissions previously generated by such client account and such client's investment objectives and strategies. In such circumstances, clients with investment objectives favoring active trading will generally receive a higher percentage of those issues than those clients with investment objectives that result in relatively less active trading.

      Other clients of the Manager and its affiliates may purchase and sell, and even sell short, securities held by the Fund. The Manager from time to time may determine that it is in the best interests of the Fund to direct that securities be purchased for or sold from the Fund to or from other investment advisory clients of the Manager. The Manager may enter into these transactions to "rebalance" the Fund's portfolio positions following contributions to or redemptions from the Fund. All such transactions will be effected in a manner consistent with the 1940 Act. Such transactions will not involve restricted securities or securities for which market quotations are not readily available. While the Manager will not receive any compensation for these transactions, a third-party broker may receive a commission for executing and clearing the transactions.

      The Manager routinely comes into possession of non-public information concerning specific issuers. Under applicable securities laws, this limits the Manager's flexibility to buy or sell securities issued by such issuers. The Fund's investment flexibility may be constrained as a consequence of the Manager's inability to use such information for investment purposes.

      The Manager believes the above conflicts are mitigated because it has written policies and procedures regarding trade aggregation and allocation that address the fair and equitable treatment of all accounts. The portfolio managers are obligated to adhere to these policies and procedures in their management of the Fund and the Other Funds. In addition, the Manager's compliance department monitors conflicts that may arise in managing the Fund and the Other Funds, including reviewing trade allocations and performance data of the Fund and the Other Funds.

      At December 31, 2007, the following summarizes the structure of and methods used to determine the compensation of each of the portfolio managers identified in the table above, who share primary responsibility for the day-to-day management of the Fund's portfolio.

      Base Salary. A competitive fixed base salary is paid to each portfolio manager, based on his or her experience and responsibilities, individual contributions to the firm and contributions to the performance of the Fund and the Other Funds. The Manager regularly reviews the portfolio managers' salaries in comparison with industry standards to ensure that such salaries remain competitive.

      Annual Bonus and Other Compensation. In addition to base salary, the Manager also may, at its discretion, give year-end bonuses to the portfolio managers, based upon factors which may include the Manager's overall performance, the portfolio manager's contributions to the Manager's business and/or the Fund and the Other Funds and other related factors. Profit-sharing opportunities for the portfolio managers are determined by the Manager annually, based on the same criteria as the bonus payment. The Manager does not follow established guidelines in determining the profit-sharing percentages; however, one of the portfolio managers receives a fixed percentage share of the Manager's net profit generated by services performed for the Fund and the Other Funds. The Manager does not receive fees based on performance from the Fund.

              PORTFOLIO MANAGER BENEFICIAL OWNERSHIP OF FUND SHARES

      The following table shows the dollar range of equity securities of the Fund beneficially owned (as determined in accordance with Rule 16a-1(a)(2) under the Exchange Act) as of December 31, 2007, by the Fund's portfolio managers:

-------------------------------------------------------------------------------------------------------------
       Name of Portfolio Manager                      Dollar Range of Equity Securities in Fund
-------------------------------------------------------------------------------------------------------------
           James J. Murchie              Over $1,000,000*
-------------------------------------------------------------------------------------------------------------
                Eva Pao                  Over $1,000,000*
-------------------------------------------------------------------------------------------------------------

* See "Management of the Fund - Beneficial Ownership of Fund Shares" above for a discussion of Ms. Pao's and Mr. Murchie's beneficial ownership of Fund shares.

                                 CODE OF ETHICS

      The Fund and the Manager have adopted codes of ethics under Rule 17j-1 under the 1940 Act. These codes permit personnel subject to the code to invest in securities, including securities that may be purchased or held by the Fund. These codes can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (202) 551-8090. The codes of ethics are available on the EDGAR Database on the Securities and Exchange Commission's website (http://www.sec.gov), and copies of these codes may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission Public Reference Section, Washington, D.C. 20549.

                             PROXY VOTING PROCEDURES

      The Fund has adopted a proxy voting policy that seeks to ensure that proxies for securities held by the Fund are voted consistently and solely in the best economic interests of the Fund. A copy of the Fund's proxy voting policy is attached as Appendix B to this SAI.

      Information regarding how the Fund voted proxies for securities held by the Fund for the twelve months ended June 30 of each year will be available without charge, upon request, by calling (203) 349-8232 (collect) or by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

                          PORTFOLIO HOLDINGS DISCLOSURE

      The Board of Trustees has adopted, on behalf of the Fund, policies and procedures relating to disclosure of the Fund's portfolio securities. These policies and procedures are designed to protect the confidentiality of the Fund's portfolio holdings information and to prevent the selective disclosure of such information.

      The Fund may disclose portfolio holdings information as required by applicable law or as requested by governmental authorities.

      Portfolio holdings of the Fund will be disclosed on a quarterly basis on forms required to be filed with the Securities and Exchange Commission as follows: (i) portfolio holdings as of the end of each fiscal year ending December 31 will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the fiscal quarter ending March 31 will be filed on Form N-Q; (iii) portfolio holdings as of the end of the six-month period ending June 30 will be filed as part of the semi-annual report filed on Form N-CSR; and (iv) portfolio holdings as of the end of the fiscal quarter ending September 30 will be filed on Form N-Q. The Trust's Form N-CSRs and Form N-Qs will be available on the SEC's website at http://www.sec.gov.

      Disclosure of the Fund's portfolio holdings information that is not publicly available ("Confidential Portfolio Information") may be made to the Manager or to the Fund's administrator, PFPC Inc., and its affiliates that provide services to the Fund. In addition, the Manager may distribute (or authorize the Fund's administrator or custodian to distribute) Confidential Portfolio Information to the Fund's service providers (such as custodial services, pricing services, proxy voting services, accounting and auditing services and research and trading services) that require access to such information in order to fulfill their contractual duties with respect to the Fund ("Service Providers"), to other parties, who for legitimate business reasons require access to such information, such as firms that provide leverage or are derivatives counterparties to the Fund, and to facilitate the review of a Fund by certain mutual fund analysts and ratings agencies (such as Morningstar and Lipper Analytical Services) ("Rating Agencies"); provided that such disclosure is limited to the information that the Manager believes is reasonably necessary in connection with the services to be provided by the parties receiving the information.

      Before any disclosure of Confidential Portfolio Information to Service Providers, Rating Agencies or other parties is permitted, the Manager's Chief Compliance Officer or Chief Executive Officer (or persons designated by the Manager's Chief Compliance Officer) must determine that, under the circumstances, disclosure is in or not opposed to the best interests of the Fund. Furthermore, the receipt of Confidential Portfolio Information by a Service Provider, Rating Agency or other party must be subject to a written confidentiality agreement. The frequency with which the Confidential Portfolio Information will be disclosed, as well as the lag time associated with such disclosure, will vary depending on such factors as the circumstances of the disclosure and the reasons therefor.

      The Manager's Chief Compliance Officer or Chief Executive Officer has authorized disclosure of Confidential Portfolio Information on an on-going basis (generally, daily, except with respect to Deloitte & Touche LLP, which receives such information annually and as necessary in connection with the services it provides to the Fund)((1)) to the following entities that provide on-going services to the Fund in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

--------------------------------------------------------------------------------
                         Name of Recipient             Purpose of Disclosure
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PFPC Trust Company                                 Custodial services
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PFPC Inc.                                          Administrative services
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Deloitte & Touche LLP(1)                           Independent registered public
                                                   accounting firm
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
RiskMetrics Group                                  Proxy service provider
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Ospraie Services Group, LLC                        Service provider to EIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Credit Suisse Securities (Europe) Limited          Derivatives counterparties
Credit Suisse First Boston (Europe) Limited
Credit Suisse Securities (USA) LLC
--------------------------------------------------------------------------------

(1) Deloitte & Touche LLP generally receives information regarding the Fund's holdings with a lag time of less than one month.

      Other pooled investment vehicles that are advised by the Manager may be subject to different portfolio holdings disclosure policies, and neither the Manager nor the Board of Trustees of the Trust exercises control over such policies or disclosure. Some of the pooled investment vehicles that are advised by the Manager have investment objectives and strategies that are substantially similar or identical to the Fund, and therefore potentially substantially similar, and in certain cases nearly identical, portfolio holdings, as the Fund. The Fund and the Manager may not receive any compensation or other consideration for disclosing the Confidential Portfolio Information.

      Exceptions to these procedures may only be made if the Trust's President and Chief Compliance Officer determine that, under the circumstances, such exceptions are in or not opposed to the best interests of the Fund and if the recipients are subject to a confidentiality agreement that prohibits any trading upon the Confidential Portfolio Information. All exceptions must be reported to the Board of Trustees. The Manager shall have primary responsibility for ensuring that the Fund's portfolio holdings information is only disclosed in accordance with these policies. As part of this responsibility, the Manager must maintain such internal informational barriers as they believe are reasonably necessary for preventing the unauthorized disclosure of Confidential Portfolio Information. The Trust's Chief Compliance Officer shall confirm at least annually that the Manager's procedures and/or processes are reasonably designed to comply with these policies regarding the disclosure of portfolio holdings, and shall report any unaddressed deficiencies with such procedures and/or processes to the Board of Trustees.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

      Subject to the supervision of the Board of Trustees, the Manager will be authorized to make all decisions as to which securities are bought and sold for the Fund, the amount and price of those securities and the selection of and commissions paid to brokers. In selecting brokers or dealers to execute transactions, the Manager need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost. It will not be the Manager's practice to negotiate "execution only" commission rates; thus clients may be deemed to be paying for other services, including Research (as defined below), provided by the broker which are included in the commission rate. In determining which broker-dealer generally provides the best available price and most favorable execution, the Manager considers a totality of circumstances, including the broker-dealer's research capabilities and the success of prior research recommendations (including private equity financings), ability to execute difficult trades (possible market impact, size of the order and market liquidity), commitment of capital, access to new issues, nature and frequency of sales coverage, depth of services provided, including economic or political coverage, arbitrage and option operations, back office and processing capabilities, financial stability and responsibility, reputation, access to markets, confidentiality, commission rate, responsiveness to the Manager and the value of research and brokerage and research products and services (collectively "Research") provided by such brokers.

      In all cases, Research is limited to the types of research contemplated by
Section 28(e) of the 1934 Act. To the extent required by applicable law, the Manager will comply with the "safe harbor" of Section 28(e) of the 1934 Act with respect to its receipt and use of Research. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager's clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

      During the fiscal period August 22, 2006 (commencement of operations) through December 31, 2006, the Fund paid $206,144 in aggregate broker commissions. During the fiscal year ended December 31, 2007, the Fund paid $307,003 in aggregate brokerage commissions. Changes in the amounts of brokerage commissions from year to year are generally the result of active trading strategies employed by the Fund's portfolio managers in response to market conditions, and are not reflective of a material change in investment strategy.

      Of the amount of aggregate brokerage commissions paid during the 2007 fiscal year, $280,979 of such broker commissions were paid by the Fund to brokers who provide research services or other services to EIP and its affiliates. The total dollar amount of the transactions pursuant to which such brokerage commissions were paid was $349,912,642.

      As of December 31, 2007, the Fund held $12,957,246 of securities in Citigroup, one of the Fund's regular broker-dealers and $7,979,908 of securities in Credit Suisse First Boston, one of the Fund's regular broker-dealers.


                            DESCRIPTION OF THE TRUST

      The Fund is a series of EIP Investment Trust (the "Trust"), a Delaware statutory trust organized on December 9, 2005, pursuant to a Declaration of Trust which was amended and restated on December 13, 2005 and further amended and restated on July 31, 2006. Prior to July 31, 2006, the Trust was named the Pequot Investment Trust. The Trust has authorized capital of unlimited shares of beneficial interest with a par value of $0.01 which may be issued in more than one class or series. Currently, the Fund is the only series of the Trust. Prior to July 31, 2006, the Fund was named the Pequot Growth and Income Fund. The Fund offers one class of shares. The Board of Trustees may designate additional series and classify shares of a particular series into one or more classes of that series.

      The Second Amended and Restated Declaration of Trust provides that shares of the Fund shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Fund shares are also subject to the transfer restrictions contained in the Fund's Subscription Agreement, a copy of which is attached as an appendix to the Fund's Private Placement Memorandum. Fund shares do not have preemptive or other rights to subscribe to any additional shares or cumulative voting rights in the election of Trustees, and none of the Fund's shares have any preference to conversion, exchange, dividends, distributions, retirements, liquidation, redemption, or any other feature.

      As determined by the Trustees without the vote or consent of shareholders (except as required by the 1940 Act), on any matter submitted to a vote of shareholders, either (i) each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote or (ii) each whole share (or fractional share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional share) in U.S. dollars determined at the close of business on the record date (for example, a share having a net asset value of $10.50 would be entitled to 10.5 votes). Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees have established that each whole share (or fractional share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional Share) in U. S. dollars determined at the close of business on the record date.

      Under Delaware law, the Fund is not required to hold an annual shareholders meeting if the 1940 Act does not require such a meeting. Generally, there will not be annual meetings of Fund shareholders.

      The Second Amended and Restated Declaration of Trust disclaims liability of the Trustees, officers and shareholders of the Fund for acts or obligations of the Fund which are binding only on the assets and property of the Fund. The Second Amended and Restated Declaration of Trust provides for indemnification of the Fund's property for all loss and expense of any Fund shareholder held personally liable for the obligations of the Fund. The risk of a Fund shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself would not be able to meet the Fund's obligations and this risk, thus, should be considered remote.

                               COSTS AND EXPENSES

      The Fund will pay all of its own expenses incurred in its operations, including, without limitation: the Fund's advisory fees payable to the Manager; any fees payable to third parties for monitoring compliance with the Fund's investment policies; compensation of the Independent Trustees, but not Trustees who are "interested persons" of the Fund; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of the Fund's independent registered public accounting firm, of legal counsel, of the Fund's administrator, accounting agent and transfer agent; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian of the Fund for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; organizational and start up costs; such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or otherwise may have an exposure, and the legal obligation which the Fund may have to indemnify the members of the Board of Trustees and officers with respect thereto; expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of private placement memorandums for such purposes (except to the extent that any distribution agreement to which the Trust is a party provides that another party is to pay some or all of such expenses); interest and commitment fees on debit balances or borrowings of the Fund, including any reverse repurchase agreements, mark-ups, mark-downs and spreads on securities and other transactions, borrowing charges on investments sold short and custody fees, the costs of any liability insurance obtained on behalf of the Fund, or a Trustee or officer of the Fund; and any extraordinary expenses.

                                   TAX MATTERS

Certain U.S. Federal Income Tax Considerations

      The following U.S. federal income tax discussion is based on the advice of Ropes & Gray LLP, counsel to the Fund, and reflects provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations, rulings published by the Internal Revenue Service (the "IRS"), and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Fund. There may be other tax considerations applicable to particular investors. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

      Taxation of the Fund. The Fund intends to elect to be treated and to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things:

                  (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined below); and

                  (b) distribute with respect to each taxable year at least 90%
            of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid--generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and

                  (c) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and
            (ii) not more than 25% of the value of the Fund's total assets is invested (A) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or
            (B) in the securities of one or more qualified publicly traded partnerships (as defined below).

      In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the RIC. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership (x) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof (y) that derives at least 90% of its income from the passive income sources defined in Code section 7704(d), and (z) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Accordingly, tax losses from one of the Fund's MLP investments generally will not reduce the Fund's taxable income from its other MLP and non-MLP investments, including in determining the amount that the Fund must distribute each year in order to maintain RIC status and avoid entity-level tax. Finally, for purposes of paragraph (c) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

      In addition, while 2004 legislation permits RICs to invest a portion of their assets in interests in qualifying MLPs, the legislative history thereto indicates that Congress did not intend for RICs to become conduits through which U.S. tax-exempt investors and non-U.S. investors could invest in MLPs and avoid "unrelated business taxable income" and "effectively connected income," respectively. Accordingly, as described above, limitations on the composition of the assets of a RIC will apply to investments in MLPs. Under these limitations, the Fund is permitted to have up to 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Because of the nature of the investment objectives and strategies, including the intended use of leverage, the IRS could argue that the 25% limitation is not satisfied, even though the Fund will limit its investments in MLPs to 25% or less than the value of its total assets.

      For purposes of meeting the diversification requirement described in (c) above, in the case of the Fund's investment in loan participations, the Fund shall treat both the financial intermediary and the issuer of the underlying loan as an issuer.

      If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to federal income tax on income and gains distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below).

      If the Fund were to fail to qualify as a RIC in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a RIC that is accorded special tax treatment.

      The Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and may distribute its net capital gain. If the Fund retains any net capital gain (i.e. the excess, if any, of net long-term capital gains over net short-term capital losses) or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained. To the extent the Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder's gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

      Treasury regulations permit a RIC, in determining its taxable income, to elect to treat all or part of any net capital loss, any net long-term capital loss or any foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year. In determining its net capital gain for the purposes of Capital Gain Dividends (as defined below), a RIC generally must treat any net capital loss or any net long-term capital loss incurred after October 31 as if it had been incurred in the succeeding year.

      If the Fund fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending October 31 of such year, plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. For these purposes, the Fund will be treated as having distributed any amount on which it has been subject to corporate income tax in the taxable year ending within the calendar year. A dividend paid to shareholders in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

      Fund Distributions. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income to the extent of the Fund's current or accumulated earnings and profits. Taxes on distributions of capital gains are determined by how long the Fund owned (or is treated for federal income tax purposes as having owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that the Fund owned (or is treated as having owned) for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable as long-term capital gains. Net capital gains will not include gain from the sale of MLPs to the extent such gain is characterized as ordinary income under the Code's recapture provisions. Distributions from capital gains are generally made after applying any available capital loss carryovers. Long-term capital gain rates applicable to individuals have been temporarily reduced--in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets--for taxable years beginning before January 1, 2011. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income. Gain on sale of MLPs that is characterized as ordinary income under the Code's recapture provisions will be taxable as ordinary income and will not be reduced by the Fund's capital losses.

      For taxable years beginning before January 1, 2011, distributions of investment income designated by the Fund as derived from "qualified dividend income" will be taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and the Fund level. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held (or treated as held) for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. Fund dividends representing distributions of interest income and capital gains or distributions from entities that are not corporations for U.S. tax purposes (such as MLPs) cannot be designated as qualified dividend income and will not qualify for the reduced rates.

      Distributions are taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder's investment (and thus were included in the price the shareholder paid). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

      The Fund will be considered a nonpublicly offered RIC for U.S. federal income tax purposes. A "nonpublicly offered regulated investment company" is a RIC whose shares are (i) not continuously offered pursuant to a public offering,
(ii) not regularly traded on an established securities market and (iii) not held by at least 500 persons at all times during the taxable year. Under Temporary Regulations, certain expenses of nonpublicly offered RICs, including management and advisory fees, that generally would not be deductible by certain shareholders (including individuals and entities that compute their taxable income in the same manner as an individual) if incurred directly by such shareholders are subject to special rules. In particular, such a shareholder's pro rata portion of the affected expenses, including the management fee payable to the manager, will be treated as an additional dividend to the shareholder and will be deductible by such shareholder only to the extent that they and other miscellaneous itemized deductions exceed the 2% "floor" on such deductions, and will be subject to other limitations on itemized deductions set forth in the Code.

      Return of Capital Distributions. If the Fund makes a distribution to a shareholder in excess of the Fund's current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder's tax basis in its shares, and thereafter as capital gain. Very generally, the earnings and profits of a corporation for a given period may be higher than the taxable income and gain of the corporation for that period due to the inapplicability of certain accelerated depreciation and depletion deductions. For this reason, a distribution in excess of investment company taxable income and net capital gain for a period may be treated as a dividend rather than a return of capital. A return of capital is not taxable, but it reduces a shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares. The Fund may make distributions that will be treated as a return of capital and/or capital gain under these rules.

      Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund's net asset value also reflects unrealized losses.

      Sale or Redemption of Shares. The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than one year. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

      A redemption by the Fund of its shares generally will be treated as a sale of the shares by a shareholder provided that after the redemption the shareholder does not own, either directly or by attribution under Section 318 of the Code, any Fund shares. If, after a redemption a shareholder continues to own, directly or by attribution, any Fund shares, it is possible that any amounts received in the redemption by such shareholder will be taxable as a dividend to such shareholder, and there is a risk that shareholders who do not have any, or have only a portion, of their Fund shares redeemed would be treated as having received a dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund may recognize taxable income in connection with the liquidation of portfolio securities to fund redemptions or to satisfy its distribution requirements. Any such income will be taken into account in determining whether the Fund has satisfied its distribution requirements.

      If at any time the Fund has outstanding indebtedness (including through the use of reverse repurchase agreements) and the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay the 4% federal excise tax described above, or may, in certain circumstances, prevent the Fund from qualifying as a regulated investment company.

      MLP Tax Risks. The Fund's ability to meet its investment objectives will depend in part on the distributions it receives from the securities in which it invests. The benefit the Fund derives from its investment in MLPs depends in part on the MLPs being treated as partnerships for federal income tax purposes. If, as a result of a change in current law, a successful IRS challenge under current law, or a change in an MLP's business, an MLP were treated as a corporation for federal income tax purposes, such MLP would be obligated to pay federal income tax on its income at a maximum corporate tax rate of 35%. Therefore, if an MLP were classified as a corporation for federal income tax purposes, it would reduce the amount of cash available for distribution from such MLP. As a result, treatment of an MLP as a corporation for federal income tax purposes would reduce the after-tax return of the Fund's investment in such MLP, which would likely reduce the net asset value of the Fund's shares.

      U.S. Royalty Trusts Tax Risks. Certain U.S. royalty trusts are treated as grantor trusts for federal income tax purposes and generally pass through tax items such as income, gain or loss to interest holders on a gross basis. In such cases, the Fund will be required to monitor the individual underlying items of income that it receives from such grantor trusts to determine how it will characterize such income for purposes of meeting the 90% gross income requirement described above. The extent to which the Fund may invest in such entities may be limited by the Fund's intention to qualify as a RIC under the Code.

      Original Issue Discount, Payment-in-Kind Securities, Market Discount, and Acquisition Discount. Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and all zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in taxable income (and required to be distributed) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year. Interest paid on debt obligations owned by the Fund that are considered for tax purposes to be payable in the equity of the issuer or a related party will not be deductible to the issuer, possibly affecting the cash flow of the issuer.

      Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt obligations having market discount, which could affect the character and timing of recognition of income.

      Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having acquisition discount or OID. Generally, the Fund will be required to include the acquisition discount or OID in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt obligations having acquisition discount or OID, which could affect the character and timing of recognition of income.

      If the Fund holds the foregoing kinds of securities, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary. The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they would in the absence of such transactions.

      Foreign Currency Transactions. The Fund's transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

      Foreign Taxation. Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund's assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portions of qualified taxes paid by the Fund to foreign countries in respect of foreign securities that the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder's ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Fund may be subject to certain limitations imposed by the Code, which may result in a shareholder not getting a full credit or deduction for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. The Fund expects to be subject to Canadian withholding taxes on distributions it receives from Income Trusts (see discussion in the section "Certain Canadian Federal Income Tax Considerations"), but does not expect to be able to pass through foreign tax credits with respect to foreign withholding taxes.

      Canadian tax laws impose a 15% withholding tax on the portion of distributions constituting a return of capital to non-resident investors by certain types of Income Trusts. It is unlikely that this withholding tax will be treated as a foreign income tax for the purposes of the foreign tax credit rules; thus, if contrary to our expectations the Fund is in general able to pass through foreign tax credits, investors may nonetheless not be able to reduce their U.S. federal income tax liability by claiming a foreign tax credit or deduction with respect to such withholding taxes.

      Passive Foreign Investment Companies. Equity investments by the Fund in certain "passive foreign investment companies" ("PFICs") could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Fund shareholders. Some of the Fund's investments in Income Trusts may be treated as equity investments in PFICs. However, the Fund may elect, in certain circumstances, to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a "qualified electing fund" (i.e., make a "QEF election"), in which case the Fund will be required to include its share of the company's income and net capital gains annually, regardless of whether it receives any distribution from the company. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return. Dividends paid by PFICs will not be eligible to be treated as "qualified dividend income."

      Corporate Dividends-Received Deductions. Dividends of net investment income designated by the Fund and received by corporate shareholders of the Fund will qualify for the 70% dividends received deduction generally available to corporations to the extent of the amount of qualifying dividends received by the Fund from U.S. (domestic), but generally not foreign, corporations for the taxable year. A dividend received by the Fund will not be treated as a qualifying dividend (1) if the stock on which the dividend is paid is considered to be "debt-financed" (generally, acquired with borrowed funds), (2) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (3) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of the Code.

      Swap Agreements, Options, Futures Contracts, Options on Futures Contracts, Forward Contracts and Other Derivatives. The Fund's transactions in options, futures contracts, hedging transactions, forward contracts, swap agreements, straddles and foreign currencies will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund will monitor its transactions, will determine whether to make appropriate tax elections and will make appropriate entries in its books and records.

      Certain of the Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If the Fund's book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits, (ii) thereafter, as a return of capital to the extent of the recipient's basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset. If the Fund's book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment.

      Shares Purchased Through Tax-Qualified Plans. Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.

      Non-U.S. Shareholders. Distributions properly designated Capital Gain Dividends generally will not be subject to withholding of federal income tax. In general, dividends other than Capital Gain Dividends paid by the Fund to a shareholder that is not a "U.S. person" within the meaning of the Code (a "foreign shareholder") are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, effective for taxable years of the Fund beginning before January 1, 2008, provided that the Fund properly designates such dividends, the Fund is not required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder (a) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (b) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (c) that is within certain foreign countries that have inadequate information exchange with the United States, or (d) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign shareholder, and (ii) distributions (other than (a) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions subject to special rules regarding the disposition of U.S. real property interests as described below) of net short-term capital gains in excess of net long-term capital losses. Short-term gains will not include gain from the sale of MLPs to the extent such gain is characterized as ordinary income under the Code's recapture provisions. Depending on the circumstances, the Fund may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. Pending legislation would extend the exemption from withholding for interest-related and short-term capital gain distributions for current or future taxable years. At the time of this filing, it is unclear whether the legislation will be enacted.

      In order to qualify for this exemption from withholding, a foreign shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund makes a designation with respect to a payment. Foreign shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

      Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on the receipt of Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met, or (iii) the shares constitute "U.S. real property interests" ("USRPIs") or the Capital Gain Dividends are attributable to gains from the sale or exchange of USRPIs in accordance with the rules set forth below.

      If a beneficial holder who is a foreign person has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. If a shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States.

      Special rules apply to distributions to foreign shareholders from a Fund that is either a "U.S. real property holding corporation" ("USRPHC") or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Additionally, special rules apply to the sale of shares in a Fund that is a USRPHC. Very generally, a USRPHC is a domestic corporation that holds USRPIs--defined very generally as any interest in U.S. real property or any equity interest in a USRPHC--the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation's USRPIs, interests in real property located outside the United States and other assets. A Fund that holds (directly or indirectly) significant interests in real estate investment trusts ("REITs") may be a USRPHC. The special rules discussed below will also apply to distributions from a Fund that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled REITs and not-greater-than-5% interests in publicly traded classes of stock in REITs.

      In the case of a Fund that would be USRPHCs but for the exceptions from the definition of USRPIs (described above), amounts the Fund receives from REITs derived from gains realized from USRPIs will retain their character as gains realized from USRPIs in the hands of the Fund's foreign shareholders. Under current law, any direct USPRI gain the Fund recognizes does not retain its character as USPRI gain in the hands of foreign shareholders of the Fund, although this may change if certain legislation is enacted. In the hands of a foreign shareholder that holds (or has held in the prior year) more than a 5% interest in the Fund, such amounts will be treated as gains effectively connected with the conduct of a U.S. trade or business, and subject to tax at graduated rates. Moreover, such shareholders will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund will be required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those with a 5% or smaller interest in the Fund), the USRPI distribution will be treated as ordinary income (regardless of any designation by the Fund that such distribution is a short-term gain or a Capital Gain Dividend), and the Fund must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder. Foreign shareholders of such Funds are also subject to "wash sale" rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.

      In addition, a Fund that is a USRPHC must withhold 10% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder must file a U.S. income tax return for the year of the disposition of the USRPI and pay any additional tax due on the gain. Before January 1, 2008, no withholding was generally required with respect to amounts paid in redemption of shares of a Fund that was a USRPHC and was also "domestically controlled." It is possible that Congress will extend this exemption from withholding to the current or future years, but no such legislation has been enacted as of the date of this SAI.

      A beneficial holder of shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

      Backup Withholding. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number ("TIN"), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through December 31, 2010. This rate will expire and the backup withholding tax rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

      In order for a foreign investor to qualify for exemption from the backup withholding tax rates, the foreign investor must comply with special certification and filing requirements. Foreign investors in the Fund should consult their tax advisers in this regard. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the Internal Revenue Service.

      Tax Shelter Reporting Regulations. Under Treasury regulations, if a shareholder recognizes a loss with respect to Fund shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

      In General. The federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific federal tax consequences of purchasing, holding, and disposing of shares of the Fund, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

Certain Canadian Federal Income Tax Considerations

      The following summary of the principal Canadian federal income tax considerations generally applicable to the Fund in respect of its proposed investment in Income Trusts is based on the advice of Stikeman Elliot LLP. This summary is of a general nature only and is based on the applicable Canadian tax laws as of the date hereof. There can be no assurance that the tax laws may not be changed or that the Canada Revenue Agency will not change its administrative policies and assessing practices. This summary reflects specific proposals to amend the Income Tax Act (Canada) (the "Canadian Tax Act") and its regulations (collectively the "Tax Proposals") publicly announced by or on behalf of the Canadian Minister of Finance prior to the date hereof, including Bill C-50 which received first reading on March 14, 2008. This summary does not take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

      This summary assumes that each Income Trust that the Fund will invest in will qualify as a "mutual fund trust" as defined in the Canadian Tax Act at all relevant times. If an Income Trust were not to qualify as a mutual fund trust at any particular time, the Canadian federal income tax considerations described below would, in some respects, be adversely materially different. Some of the tax consequences of losing mutual fund trust status are that (i) the Income Trusts would be liable to pay tax at a rate of 36% on designated income within the meaning of the Canadian Taxation Act distributed to unit holders who are non-residents of Canada and (ii) the units of the Income Trusts would become taxable Canadian property as defined under the Canadian Taxation Act and the Fund may be subject to income tax on any gains realized on a disposition of such units.

      On June 22, 2007, the Parliament of Canada amended the Canadian Tax Act to implement proposals originally announced on October 31, 2006 relating to the taxation of certain distributions from publicly traded mutual fund trusts and partnerships that are characterized as "specified investment flow-through" ("SIFT") entities ("the SIFT Rules"). Pursuant to the SIFT Rules, Income Trusts in which the Fund invests will likely be characterized as SIFTs, and as a result will be subject to these rules. It is assumed for purposes of this summary that the Income Trusts in which the Fund invests will be characterized as SIFT Income Trusts. Although the SIFT Rules should generally not apply to the Fund until 2011, any "undue expansion" of a SIFT Income Trust may result in the SIFT Rules being applied to such Income Trust prior to 2011. Commencing in January 2011 (provided the SIFT Income Trusts only experience "normal growth" and no "undue expansion before then), SIFT Income Trusts in which the Fund invests will be liable for tax at rates of tax comparable to the combined federal and provincial corporate tax rate for all of their income payable to their unit holders and distributions from the SIFT Income Trusts which would have otherwise been taxed as ordinary income generally will be characterized as dividends.

      Distributions by Income Trusts. The Fund expects to be subject to Canadian withholding taxes on distributions it receives with respect to its investments in Income Trusts. Any distribution of the income of an Income Trust (excluding any net realized taxable capital gain that the Income Trust designates under the Canadian Tax Act as a taxable capital gain), that is paid, credited or deemed paid or credited to the Fund will be subject to Canadian non-resident withholding tax of 25%, which may be reduced to 15% in accordance with the Canada-United States Income Tax Convention (the "Treaty") whether the distribution is made in cash or additional units. In addition, a Canadian non-resident withholding tax of 25%, which may be reduced to 15% in accordance with the Treaty is imposed on distributions attributable to taxable capital gains from disposition by the Income Trust of taxable Canadian property within the meaning of the Canadian Tax Act. The Canadian non-resident withholding tax of 25% may be reduced to 15% provided that the Fund is resident of the United States for purposes of the Treaty. However, because the income derived by the Fund may not be taxed in the United States at the level of the Fund or its holders, the Fund may be considered a non-resident of the United States for purposes of the Treaty, in which case the 15% reduced treaty rate of withholding tax on distributions to the Fund will not apply.

      On September 21, 2007, Canada and the United States signed the fifth protocol (the "Fifth Protocol") of the Treaty. The Fifth Protocol will come into force when the ratification procedures have been completed by the U.S. The Fifth Protocol contains new rules which could have an impact on whether the 25% withholding tax rate can be reduced to 15% under the Treaty with respect to the distributions from the Income Trusts (including deemed dividends subject to the SIFT Rules).

      Assuming the SIFT Rules will apply to Income Trusts in which the Fund invests, commencing January 2011, distributions of the Income Trusts' income will be characterized as taxable dividends to the Fund and, as such, will similarly be subject to Canadian withholding tax at a rate of 25%, unless such rate is reduced by the Treaty to 15%.

      The SIFT Rules will also result in the income of the SIFT Income Trusts payable to their unit holders being subject to Canadian tax at rates comparable to the combined federal and provincial corporate tax rates. On March 14, 2008, Bill C-50 received its first reading in the House of Commons. If the draft legislation is enacted as proposed, the provincial component of such tax will be based on the general provincial corporate income tax rate in each province in which the SIFT Income Trust has a permanent establishment instead of a fixed rate of 13%. As a result of this tax at the SIFT Income Trust's level, it is expected that the amount of income that the SIFT Income Trusts are able to distribute will be reduced by the amount of such taxation.

      Further, a 15% Canadian special withholding tax is imposed on all other distributions by certain Income Trusts. Such rate is not modified by the Fifth Protocol. This special 15% withholding tax will only apply if, at the time of the distribution, the units of the Income Trust are listed on certain prescribed stock exchanges, which includes the Toronto Stock Exchange, and more than 50% of the fair market value of the units is attributable to real property situated in Canada, Canadian resource property or timber resource property, as defined in the Canadian Tax Act. If applicable, this tax must be withheld from such distributions made by a Income Trust to the Fund. If a subsequent disposition of Income Trust units by the Fund results in a capital loss, a refund of this 15% special withholding tax is available in limited circumstances, subject to the filing by the Fund of a special tax return.

      The amount distributed to the Fund in a taxation year by an Income Trust may exceed the income of the Income Trust for tax purposes for the year. Such distributions are commonly referred to as "returns of capital." Payments of returns of capital to the Fund that are not subject to the special Canadian non-resident 15% withholding tax will reduce the adjusted cost base of the units held by the Fund. If, as a result, the Fund's adjusted cost base of the units of a particular Income Trust in any taxation year would otherwise be a negative amount, the Fund will be deemed to realize a capital gain in such amount for that year, and the Fund's adjusted cost base of the units will be zero immediately thereafter. The treatment of capital gains realized by the Fund is described below.

      Disposition of Units of Income Trust. The Fund generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain, or entitled to deduct any capital loss, realized upon the disposition or deemed disposition of units of an Income Trust (whether on redemption, by virtue of the Fund's adjusted cost base becoming negative or otherwise) unless the units represent "taxable Canadian property" to the Fund for the purposes of the Canadian Tax Act and the Fund is not entitled to relief under the Treaty. Units of an Income Trust held by the Fund generally will not be considered to be "taxable Canadian property" unless (i) at any time during the 60-month period immediately preceding the disposition by the Fund, not less than 25% of the issued units were owned by the Fund and/or persons with whom the Fund does not deal at arm's length; (ii) at the time of disposition, the Income Trust is not a "mutual fund trust" for purposes of the Canadian Tax Act (see comments below under the heading "Income Trusts as Mutual Fund Trusts"); or (iii) the units are otherwise deemed to be "taxable Canadian property." The Fund currently does not anticipate owning 25% or more of the units of any Income Trust. So long as the Fund and/or persons with whom the Fund does not deal at arm's length do not own 25% or more of the units of an Income Trust, the capital gain from the disposition or deemed disposition of such units by the Fund should generally not be subject to tax under the Canadian Tax Act unless (ii) and/or (iii) above apply. Where the units held by the Fund are "taxable Canadian property," the Fund may be subject to income tax in respect of any capital gain realized on the disposition or deemed disposition of such units. However, the capital gain may be exempted by the Treaty from tax under the Canadian Tax Act provided that the Fund is resident of the United States for purposes of the Treaty and that the units do not derive their value principally from real property situated in Canada. However, because the income derived by the Fund may not be taxed in the United States at the level of the Fund or its holders, the Fund may be considered a non-resident of the United States for purposes of the Treaty, in which case the Fund will not be entitled to relief under the Treaty. The Fifth Protocol could also have an impact on whether treaty relief applies in respect of any capital gain realized on the disposition of "taxable Canadian property."

      Income Trusts as Mutual Fund Trusts. As noted above and subject to the SIFT Rules, this summary is based on the assumption that each Income Trust will at all times qualify as a "mutual fund trust" as defined in the Canadian Tax Act. Currently, an Income Trust will not be considered to be a mutual fund trust if it is established or maintained primarily for the benefit of non-residents of Canada (the "maintained or established test"). However, there is an exception to this rule if all or substantially all of the trust's property is property other than "taxable Canadian property" as defined in the Canadian Tax Act. Draft legislation released by the Canadian Minister of Finance on September 16, 2004, relating to certain measures contained in the March 23, 2004 Canadian federal budget, included certain Tax Proposals which would have amended the operation of the "maintained or established test" so that an Income Trust would not qualify as a mutual fund trust if at any time after December 31, 2004, more than 50% (by value) of its issued units were held by non-residents of Canada or partnerships (other than Canadian partnerships as defined in the Canadian Tax Act). In addition, under these Tax Proposals the exception to the "maintained or established test" would only be available if all or substantially all of the trust's property is property other than "taxable Canadian property," Canadian resource property and timber resource property (all as defined in the Canadian Tax Act). The draft legislation addressing mutual fund trusts that was subsequently enacted did not include either of the proposed changes described above, and in announcing this legislation, the Department of Finance indicated that further discussion would be pursued with the private sector concerning the appropriate Canadian tax treatment of non-residents of Canada investing through mutual fund trusts. The issue of the ownership of mutual fund trusts by non-residents was not addressed in the SIFT Rules adopted on June 22, 2007 or in the most recent federal budgets. No assurance can be given that further review of the tax treatment of Income Trusts will not be undertaken or that the current tax treatment respecting Income Trusts and their unit holders will not be changed in a manner which could adversely affect Income Trusts and their unit holders.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Deloitte & Touche LLP ("Deloitte"), 1700 Market Street, Philadelphia, PA 19103, is the Fund's independent registered public accounting firm providing audit services and other professional accounting, auditing and advisory services when engaged to do so by the Fund. The Report of Independent Registered Public Accounting Firm, financial highlights and financial statements included in the Fund's annual report for the fiscal year ended December 31, 2007, are incorporated by reference into this SAI. The Fund's annual report for the fiscal year ended December 31, 2007 was filed electronically on March 4, 2008 (File No. 811-21940; Accession No. 0000935069-08-000544). The financial highlights incorporated by reference into this SAI and the financial statements incorporated by reference into the Memorandum and this SAI have been so included and incorporated in reliance upon the reports of the independent registered public accounting firm, given on their authority as experts in auditing and accounting.

          CUSTODIAN, ADMINISTRATOR, ACCOUNTING AGENT AND TRANSFER AGENT

      PFPC Trust Company, 8800 Tinicum Boulevard., 3rd Floor, Philadelphia, Pennsylvania 19153, serves as custodian for the Fund. As such, PFPC Trust Company has custody of all securities and cash of the Fund and attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Fund.

      PFPC Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, is the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for the Fund and provides certain clerical, bookkeeping, shareholder servicing and administrative services necessary for the operation of the Fund and maintenance of shareholder accounts.

      PFPC Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, also provides certain accounting and administrative services to the Fund pursuant to an Administration and Accounting Services Agreement, including maintaining the Fund's books of account, records of the Fund's securities transactions, and certain other books and records; acting as liaison with the Fund's independent registered public accounting firm by providing such accountant certain Fund accounting information; and providing other continuous accounting and administrative services. For such administration and accounting services, the Fund pays PFPC Inc. a fee equal to 0.07% of the Fund's first $250 million of average gross assets, 0.05% of the Fund's next $200 million of average gross assets and 0.03% of the Fund's average gross assets in excess of $450 million, on a monthly basis, in addition to certain out-of-pocket expenses. For such regulatory administration services, the Fund pays PFPC Inc. a fee equal to 0.03% of the Fund's first $250 million of average gross assets and 0.02% of the Fund's next $250 million of average gross assets, on a monthly basis, in addition to certain other fees and expenses.

      The table below sets forth the accounting and administrative services fees paid by the Fund to PFPC Inc., as well as any fee waiver, for the fiscal period ended December 31, 2006 and the fiscal year ended December 31, 2007:

--------------------------------------------------------------------------------
                              Fiscal Period                 Fiscal Year
                       Ended December 31, 2006(1)     Ended December 31, 2007
--------------------------------------------------------------------------------
  Gross Fee                      $60,095                     $352,336
--------------------------------------------------------------------------------
 Fee Waiver                        $0                           $0
--------------------------------------------------------------------------------
   Net Fee                       $60,095                     $352,336
--------------------------------------------------------------------------------

(1) The Fund commenced operations on August 22, 2006.

                                                                      Appendix A

                        DESCRIPTION OF SECURITIES RATINGS

      Following is a description of Moody's and S&P's rating categories applicable to Permissible Debt Securities.

Moody's Investors Service, Inc.

Corporate and Municipal Bond Ratings

      Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa: Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

      Moody's bond ratings, where specified, are applicable to financial contracts, senior bank obligations and insurance company senior policyholder and claims obligations with an original maturity in excess of one year. Obligations relying upon support mechanisms such as letter-of-credit and bonds of indemnity are excluded unless explicitly rated. Obligations of a branch of a bank are considered to be domiciled in the country in which the branch is located.

      Unless noted as an exception, Moody's rating on a bank's ability to repay senior obligations extends only to branches located in countries which carry a Moody's Sovereign Rating for Bank Deposits. Such branch obligations are rated at the lower of the bank's rating or Moody's Sovereign Rating for the Bank Deposits for the country in which the branch is located. When the currency in which an obligation is denominated is not the same as the currency of the country in which the obligation is domiciled, Moody's ratings do not incorporate an opinion as to whether payment of the obligation will be affected by the actions of the government controlling the currency of denomination. In addition, risk associated with bilateral conflicts between an investor's home country and either the issuer's home country or the country where an issuer branch is located are not incorporated into Moody's ratings.

      Moody's makes no representation that rated bank obligations or insurance company obligations are exempt from registration under the U.S. Securities Act of 1933 or issued in conformity with any other applicable law or regulation. Nor does Moody's represent any specific bank or insurance company obligation is legally enforceable or a valid senior obligation of a rated issuer.

Corporate Short-Term Debt Ratings

      Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

      Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

      PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

      PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

      PRIME-3: Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

Standard & Poor's

Issue Credit Rating Definitions

      A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The issue credit rating is not a recommendation to purchase, sell, or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

      Issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any credit rating and may, on occasion, rely on unaudited financial information. Credit ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

      Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days--including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.

      Issue credit ratings are based, in varying degrees, on the following considerations: likelihood of payment--capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; nature of and provisions of the obligation; protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

      The issue rating definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

Corporate and Municipal Bond Ratings

      Investment Grade

      AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

      AA: An obligation rated AA by Standard & Poor's also qualifies as a high quality debt obligation. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

      Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

      r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk--such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

      The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

      N.R.: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

      Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

      Commercial Paper Rating Definitions

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from A for the highest quality obligations to D for the lowest. Certain of these categories are as follows:

      A-1: A short-term obligation rated A-1 is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

      A commercial paper rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

                                                                      Appendix B

                           Energy Income Partners, LLC

                      Proxy Voting Policies and Procedures
                      ------------------------------------

If an adviser exercises voting authority with respect to client securities, Advisers Act Rule 206(4)-6 requires the adviser to adopt and implement written policies and procedures reasonably designed to ensure that client securities are voted in the best interest of the client. This is consistent with legal interpretations which hold that an adviser's fiduciary duty includes handling the voting of proxies on securities held in client accounts over which the adviser exercises investment or voting discretion, in a manner consistent with the best interest of the client.

Absent unusual circumstances, EIP exercises voting authority with respect to securities held in client accounts pursuant to provisions in its advisory agreements. Accordingly, EIP has adopted these policies and procedures with the aim of meeting the following requirements of Rule 206(4)-6:

      o     ensuring that proxies are voted in the best interest of clients;

      o addressing material conflicts that may arise between EIP's interests and those of its clients in the voting of proxies;

      o disclosing to clients how they may obtain information on how EIP voted proxies with respect to the client's securities;

      o describing to clients EIP's proxy voting policies and procedures and, upon request, furnishing a copy of the policies and procedures to the requesting client.

Engagement of RiskMetrics Group
-------------------------------

With the aim of ensuring that proxies are voted in the best interest of EIP clients, EIP has engaged RiskMetrics Group ("RiskMetrics"), formerly known as Institutional Shareholder Services, as its independent proxy voting service to provide EIP with proxy voting recommendations, as well as to handle the administrative mechanics of proxy voting. EIP has directed RiskMetrics to utilize its Proxy Voting Guidelines, which are attached hereto, in making recommendations to vote, as those guidelines may be amended from time to time.

Conflicts of Interest in Proxy Voting
-------------------------------------

There may be instances where EIP's interests conflict, or appear to conflict, with client interests in the voting of proxies. For example, EIP may provide services to, or have an investor who is a senior member of, a company whose management is soliciting proxies. There may be a concern that EIP would vote in favor of management because of its relationship with the company or a senior officer. Or, for example, EIP (or its senior executive officers) may have business or personal relationships with corporate directors or candidates for directorship.

EIP addresses these conflicts or appearances of conflicts by ensuring that proxies are voted in accordance with the recommendations made by RiskMetrics, an independent third party proxy voting service. As previously noted, in most cases, proxies will be voted in accordance with RiskMetrics's own pre-existing proxy voting guidelines.

Disclosure on How Proxies Were Voted
------------------------------------

EIP will disclose to clients in its Form ADV how clients can obtain information on how their proxies were voted, by contacting EIP at its office in Westport, CT. EIP will also disclose in the ADV a summary of these proxy voting policies and procedures and that upon request, clients will be furnished a full copy of these policies and procedures.

It is the responsibility of the CCO to ensure that any requests made by clients for proxy voting information are responded to in a timely fashion and that a record of requests and responses are maintained in EIP's books and records.

Proxy Materials
---------------

EIP personnel will instruct custodians to forward to RiskMetrics all proxy materials received on securities held in EIP client accounts.

Limitations
-----------

In certain circumstances, where EIP has determined that it is consistent with the client's best interest, EIP will not take steps to ensure that proxies are voted on securities in the client's account. The following are circumstances where this may occur:

*Limited Value: Proxies will not be required to be voted on securities in a client's account if the value of the client's economic interest in the securities is indeterminable or insignificant (less than $1,000). Proxies will also not be required to be voted for any securities that are no longer held by the client's account.

*Securities Lending Program: When securities are out on loan, they are transferred into the borrower's name and are voted by the borrower, in its discretion. In most cases, EIP will not take steps to see that loaned securities are voted. However, where EIP determines that a proxy vote, or other shareholder action, is materially important to the client's account, EIP will make a good faith effort to recall the security for purposes of voting, understanding that in certain cases, the attempt to recall the security may not be effective in time for voting deadlines to be met.

*Unjustifiable Costs: In certain circumstances, after doing a cost-benefit analysis, EIP may choose not to vote where the cost of voting a client's proxy would exceed any anticipated benefits to the client of the proxy proposal.

Oversight of Policy
-------------------

The CCO is responsible for overseeing these proxy voting policies and procedures. In addition, the CCO will review these policies and procedures not less than annually with a view to determining whether their implementation has been effective and that they are operating as intended and in such a fashion as to maintaining EIP's compliance with all applicable requirements.

Recordkeeping on Proxies
------------------------

It is the responsibility of EIP's CCO to ensure that the following proxy voting records are maintained:

      o     a copy of EIP's proxy voting policies and procedures;

      o a copy of all proxy statements received on securities in client accounts (EIP may rely on RiskMetrics or the SEC's EDGAR system to satisfy this requirement);

      o a record of each vote cast on behalf of a client (EIP relies on RiskMetrics to satisfy this requirement);

      o a copy of any document prepared by EIP that was material to making a voting decision or that memorializes the basis for that decision;

      o a copy of each written client request for information on how proxies were voted on the client's behalf or for a copy of EIP's proxy voting policies and procedures, and

      o a copy of any written response to any client request for information on how proxies were voted on their behalf or furnishing a copy of EIP's proxy voting policies and procedures.

The CCO will see that these books and records are made and maintained in accordance with the requirements and time periods provided in Rule 204-2 of the Advisers Act.

For any registered investment companies advised by EIP, votes made on its behalf will be stored electronically or otherwise recorded so that they are available for preparation of the Form N-PX, Annual Report of Proxy Voting Record of Registered Management Investment Company.

                        2008 U.S. Proxy Voting Guidelines

                                 Concise Summary



                             ISS Governance Services

                                December 21, 2007


--------------------------------------------------------------------------------

                             ISS Goverance Services
              Concise Summary of 2008 U.S. Proxy Voting Guidelines

                 Effective for Meetings on or after Feb. 1, 2008
                              Updated Dec. 21, 2007

1. Auditors

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

      o An auditor has a financial interest in or association with the company, and is therefore not independent;

      o There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position;

      o Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

      o     Fees for non-audit services ("other" fees) are excessive.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

      o     The tenure of the audit firm;

      o     The length of rotation specified in the proposal;

      o     Any significant audit-related issues at the company;

      o     The number of audit committee meetings held each year;

      o     The number of financial experts serving on the committee; and

      o Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors

Voting on Director Nominees in Uncontested Elections

Vote AGAINST or WITHHOLD from individual directors who:

      o Attend less than 75 percent of the board and committee meetings without a valid excuse;

      o     Sit on more than six public company boards;

      o Are CEOs of public companies who sit on the boards of more than two public companies besides their own--withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

      o The company's proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

      o The company's poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

      o The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

      o The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

      o The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

      o The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

      o At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

      o The company is a Russell 3000 company that underperformed its industry group (GICS group) under ISS' "Performance Test for Directors" policy;

      o The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election--any or all appropriate nominees (except new) may be held accountable.

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors when:

      o The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

      o The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

      o The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

      o     The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the audit committee if:

      o The non-audit fees paid to the auditor are excessive (see discussion under "Auditor Ratification");

      o Poor accounting practices are identified which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

      o There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote AGAINST or WITHHOLD from the members of the compensation committee if:

      o There is a negative correlation between the chief executive's pay and company performance;

      o The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

      o The company fails to submit one-time transfers of stock options to a shareholder vote;

      o The company fails to fulfill the terms of a burn-rate commitment made to shareholders;

      o     The company has backdated options (see "Options Backdating" policy);

      o The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting

Generally vote AGAINST proposals to eliminate cumulative voting. Generally vote FOR proposals to restore or provide for cumulative voting unless:

      o The company has proxy access or a similar structure to allow shareholders to nominate directors to the company's ballot; and

      o The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50 percent).

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman's position be filled by an independent director, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all the following:

      o Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

                  - presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

                  - serves as liaison between the chairman and the independent directors;

                  -     approves information sent to the board;

                  -     approves meeting agendas for the board;

                  - approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

                  - has the authority to call meetings of the independent directors;

                  - if requested by major shareholders, ensures that he is available for consultation and direct communication;

      o The company publicly discloses a comparison of the duties of its independent lead director and its chairman;

      o The company publicly discloses a sufficient explanation of why it chooses not to give the position of chairman to the independent lead director, and instead combine the chairman and CEO positions;

      o     Two-thirds independent board;

      o     All independent key committees;

      o     Established governance guidelines;

      o The company should not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns*, unless there has been a change in the Chairman/CEO position within that time; and

      o     The company does not have any problematic governance issues.

Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided, evaluate on a CASE-BY-CASE basis.

* The industry peer group used for this evaluation is the average of the 12 companies in the same six-digit GICS group that are closest in revenue to the company. To fail, the company must underperform its index and industry group on all four measures (one- and three-year on industry peers and index).

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company's bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Open Access

Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account:

      o     The ownership threshold proposed in the resolution;

      o The proponent's rationale for the proposal at the targeted company in terms of board and director conduct.

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

      o Long-term financial performance of the target company relative to its industry;

      o     Management's track record;

      o     Background to the proxy contest;

      o     Qualifications of director nominees (both slates);

      o Strategic plan of dissident slate and quality of critique against management;

      o Likelihood that the proposed goals and objectives can be achieved (both slates);

      o     Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

      o The election of fewer than 50 percent of the directors to be elected is contested in the election;

      o     One or more of the dissident's candidates is elected;

      o Shareholders are not permitted to cumulate their votes for directors; and

      o The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Takeover Defenses

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

      o     Shareholders have approved the adoption of the plan; or

      o The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

      o     No lower than a 20 percent trigger, flip-in or flip-over;

      o     A term of no more than three years;

      o No dead-hand, slow-hand, no-hand, or similar feature that limits the ability of a future board to redeem the pill;

      o Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting, or seek a written consent to vote on rescinding the pill.

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. Mergers and Corporate Restructurings

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

      o Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

      o Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

      o Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

      o Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

      o Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The aggregate CIC figure may be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

      o Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including:

      o     The reasons for reincorporating;

      o     A comparison of the governance provisions;

      o     Comparative economic benefits; and

      o     A comparison of the jurisdictional laws.

7. Capital Structure

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company's ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:

      o     Rationale;

      o Good performance with respect to peers and index on a five-year total shareholder return basis;

      o     Absence of non-shareholder approved poison pill;

      o     Reasonable equity compensation burn rate;

      o     No non-shareholder approved pay plans; and

      o     Absence of egregious equity compensation practices.

Dual-Class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

      o It is intended for financing purposes with minimal or no dilution to current shareholders;

      o It is not designed to preserve the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock), and AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense), and FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

      o     The total cost of the company's equity plans is unreasonable;

      o The plan expressly permits the repricing of stock options without prior shareholder approval;

      o     There is a disconnect between CEO pay and the company's performance;

      o The company's three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group; or

      o     The plan is a vehicle for poor pay practices.

Poor Pay Practices

Vote AGAINST or WITHHOLD from compensation committee members, the CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices. The following practices, while not exhaustive, are examples of poor compensation practices:

      o Egregious employment contracts (e.g., multi-year guarantees for salary increases, bonuses, and equity compensation);

      o Excessive perks (overly generous cost and/or reimbursement of taxes for personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances, and/or other excessive arrangements relative to base salary);

      o Abnormally large bonus payouts without justifiable performance linkage or proper disclosure (e.g., performance metrics that are changed, canceled, or replaced during the performance period without adequate explanation of the action and the link to performance);

      o Egregious pension/SERP (supplemental executive retirement plan) payouts (inclusion of additional years of service not worked that result in significant payouts, or inclusion of performance-based equity awards in the pension calculation;

      o New CEO with overly generous new hire package (e.g., excessive "make whole" provisions);

      o Excessive severance and/or change-in-control provisions: Inclusion of excessive change-in-control or severance payments, especially those with a multiple in excess of 3X cash pay;

                  - Severance paid for a "performance termination," (i.e., due to the executive's failure to perform job functions at the appropriate level);

                  - Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered);

                  - Perquisites for former executives such as car allowances, personal use of corporate aircraft, or other inappropriate arrangements;

      o Poor disclosure practices, (unclear explanation of how the CEO is involved in the pay setting process, retrospective performance targets and methodology not discussed, or methodology for benchmarking practices and/or peer group not disclosed and explained);

      o Internal pay disparity (e.g., excessive differential between CEO total pay and that of next highest-paid named executive officer);

      o Other excessive compensation payouts or poor pay practices at the company.

Director Compensation

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board's compensation are met and disclosed in the proxy statement:

      o Director stock ownership guidelines with a minimum of three times the annual cash retainer.

      o     Vesting schedule or mandatory holding/deferral period:

                  - A minimum vesting of three years for stock options or restricted stock; or

                  - Deferred stock payable at the end of a three-year deferral period.

      o     Mix between cash and equity:

            - A balanced mix of cash and equity, for example 40 percent cash/60 percent equity or 50 percent cash/50 percent equity; or

            - If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

      o No retirement/benefits and perquisites provided to non-employee directors; and

      o Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

Employee Stock Purchase Plans--Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

      o     Purchase price is at least 85 percent of fair market value;

      o     Offering period is 27 months or less; and

      o The number of shares allocated to the plan is 10 percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

      o     Purchase price is less than 85 percent of fair market value; or

      o     Offering period is greater than 27 months; or

      o The number of shares allocated to the plan is more than 10 percent of the outstanding shares.

Employee Stock Purchase Plans--Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

      o Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

      o Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

      o Company matching contribution up to 25 percent of employee's contribution, which is effectively a discount of 20 percent from market value;

      o No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee's contribution, evaluate the cost of the plan against its allowable cap.

Options Backdating

In cases where a company has practiced options backdating, vote AGAINST or WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. Vote AGAINST or WITHHOLD from the compensation committee members who oversaw the questionable options practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

      o Reason and motive for the options backdating issue (inadvertent vs. deliberate grant date changes);

      o     Length of time of options backdating;

      o     Size of restatement due to options backdating;

      o Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recoupment of option gains on backdated grants;

      o Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, considering:

      o Historic trading patterns--the stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;

      o Rationale for the re-pricing--was the stock price decline beyond management's control?

      o     Is this a value-for-value exchange?

      o     Are surrendered stock options added back to the plan reserve?

      o Option vesting--does the new option vest immediately or is there a black-out period?

      o Term of the option--the term should remain the same as that of the replaced option;

      o     Exercise price--should be set at fair market or a premium to market;

      o     Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company's three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company's stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock, and on plans that do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation. Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Transfer Programs of Stock Options

Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

      o Executive officers and non-employee directors are excluded from participating;

      o Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

      o There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back "in-the-money" over the near term.

Vote AGAINST equity plan proposals if the details of ongoing Transfer of Stock Options programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

      o     Eligibility;

      o     Vesting;

      o     Bid-price;

      o     Term of options;

      o Transfer value to third-party financial institution, employees and the company.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named executive officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

Compensation Consultants--Disclosure of Board or Company's Utilization

Generally vote FOR shareholder proposals seeking disclosure regarding the company, board, or compensation committee's use of compensation consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation. Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Pay for Superior Performance

Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company's compensation plan for senior executives. The proposal should have the following principles:

      o Sets compensation targets for the plan's annual and long-term incentive pay components at or below the peer group median;

      o Delivers a majority of the plan's target long-term compensation through performance-vested, not simply time-vested, equity awards;

      o Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

      o Establishes performance targets for each plan financial metric relative to the performance of the company's peer companies;

      o Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company's performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

      o What aspects of the company's annual and long-term equity incentive programs are performance-driven?

      o If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

      o Can shareholders assess the correlation between pay and performance based on the current disclosure?

      o What type of industry and stage of business cycle does the company belong to?

Performance-Based Awards

Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

      o First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a "substantial" portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

      o Second, assess the rigor of the company's performance-based equity program. If the bar set for the performance-based program is too low based on the company's historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program's poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of these two requirements.

Pre-Arranged Trading Plans (10b5-1 Plans)

Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

      o Adoption, amendment, or termination of a 10b5-1 plan must be disclosed within two business days in a Form 8-K;

      o Amendment or early termination of a 10b5-1 plan is allowed only under extraordinary circumstances, as determined by the board;

      o Ninety days must elapse between adoption or amendment of a 10b5-1 plan and initial trading under the plan;

      o Reports on Form 4 must identify transactions made pursuant to a 10b5-1 plan;

      o     An executive may not trade in company stock outside the 10b5-1 Plan.

      o Trades under a 10b5-1 plan must be handled by a broker who does not handle other securities transactions for the executive.

Recoup Bonuses

Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation, taking into consideration:

      o     If the company has adopted a formal recoupment bonus policy; or

      o If the company has chronic restatement history or material financial problems.

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

      o     The triggering mechanism should be beyond the control of management;

      o The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the change of control);

      o Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company's supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive's annual salary and excluding of all incentive or bonus pay from the plan's definition of covered compensation used to establish such benefits.

9. Corporate Social Responsibility (CSR) Issues

Consumer Lending

Vote CASE-BY CASE on requests for reports on the company's lending guidelines and procedures, including the establishment of a board committee for oversight, taking into account:

      o Whether the company has adequately disclosed mechanisms to prevent abusive lending practices;

      o Whether the company has adequately disclosed the financial risks of the lending products in question;

      o Whether the company has been subject to violations of lending laws or serious lending controversies;

      o     Peer companies' policies to prevent abusive lending practices.

Pharmaceutical Pricing

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

      o     The existing level of disclosure on pricing policies;

      o     Deviation from established industry pricing norms;

      o The company's existing initiatives to provide its products to needy consumers;

      o Whether the proposal focuses on specific products or geographic regions.

Product Safety and Toxic Materials

Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic materials and/or product safety in its supply chain, unless:

      o The company already discloses similar information through existing reports or policies such as a supplier code of conduct and/or a sustainability report;

      o The company has formally committed to the implementation of a toxic materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

      o The company has not been recently involved in relevant significant controversies or violations.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phaseout of certain toxic chemicals and/or evaluate and disclose the financial and legal risks associated with utilizing certain chemicals, considering:

      o     Current regulations in the markets in which the company operates;

      o Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and

      o     The current level of disclosure on this topic.

Climate Change

In general, vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company's operations unless:

      o The company already provides current, publicly available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;

      o The company's level of disclosure is comparable to or better than information provided by industry peers; and

      o There are no significant fines, penalties, or litigation associated with the company's environmental performance.

Greenhouse Gas Emissions

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company's line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines, or litigation resulting from greenhouse gas emissions.

Political Contributions and Trade Associations Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

      o The company is in compliance with laws governing corporate political activities; and

      o The company has procedures in place to ensure that employee contributions to company-sponsored political action committees
            (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders. Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

      o Recent significant controversy or litigation related to the company's political contributions or governmental affairs; and

      o The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage. Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:

      o The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or

      o The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

                                                                      Appendix C

                            IDENTIFICATION OF PERSONS

This information is as of December 31, 2007:

I.    Proxy Administrator:
      --------------------
      James Murchie
      Eva Pao (backup)
      Linda Longville (backup)


II.   Research Coordinators:
      ----------------------
      Linda Longville
      Eva Pao


III.  Members of the Proxy Voting Committee:
      --------------------------------------
      Eva Pao - Chief Compliance Officer
      Linda Longville - Research Coordinator
      James Murchie - Proxy Administrator

                              EIP Investment Trust

                            PART C. OTHER INFORMATION

Item. 23. Exhibits

(a) Second Amended and Restated Declaration of Trust of EIP Investment Trust (the "Trust"), is incorporated by reference to exhibit (a) to the Registrant's Initial Registration Statement on Form N-1A dated August 17, 2006, electronically filed on August 17, 2006.

(b) Amended and Restated Bylaws of the Trust is incorporated by reference to exhibit (b) to the Registrant's Initial Registration Statement on Form N-1A dated August 17, 2006, electronically filed on August 17, 2006.

(c)(1) Subscription Agreement of EIP Growth and Income Fund (the "Fund") is filed herewith as Appendix A to Part A of this Registration Statement.

(c)(2) Instruments defining the rights of security holders with respect to the Trust are contained in Articles III, V, VI and VII of the Second Amended and Restated Declaration of Trust of the Trust and Articles 5, 8 and 11 of the Amended and Restated Bylaws of the Trust and are incorporated by reference to exhibits (a) and (b) to the Registrant's Initial Registration Statement on Form N-1A dated August 17, 2006, electronically filed on August 17, 2006.

(d) Investment Advisory Agreement between the Trust, on behalf of the Fund, and Energy Income Partners, LLC (the "Adviser") is incorporated by reference to exhibit (d) to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A dated April 29, 2008, electronically filed on April 29, 2008.

(e)      Not applicable.

(f)      Not applicable.

(g)(1) Custodian Services Agreement between the Trust and PFPC Trust Company is incorporated by reference to exhibit (g)(1) to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A dated April 29, 2008, electronically filed on April 29, 2008.

(g)(2) Rule 17f-5 and Rule 17f-7 Under the Investment Company Act of 1940, as amended (the "1940 Act"), Letter Agreement among Citibank, N.A., PFPC Trust Company and the Fund is incorporated by reference to exhibit
         (g)(2) to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A dated April 29, 2008, electronically filed on April 29, 2008.

(h)(1) Administration and Accounting Services Agreement between the Trust and PFPC Inc. is incorporated by reference to exhibit (h)(1) to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A dated April 29, 2008, electronically filed on April 29, 2008.

(h)(2) Transfer Agency Services Agreement between the Trust and PFPC Inc. is incorporated by reference to exhibit (h)(2) to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A dated April 29, 2008, electronically filed on April 29, 2008.

(i)      Not applicable.

(j)      Consent of Deloitte & Touche LLP - filed herewith.

(k)      Not applicable.

(l)      Not applicable.

(m)      Not applicable.

(n)      Not applicable.

(o)      Reserved.

(p)(1) Code of Ethics of the Trust and the Adviser is incorporated by reference to exhibit (p)(1) to the Registrant's Initial Registration Statement on Form N-1A dated August 17, 2006, electronically filed on August 17, 2006.

(p)(2) Code of Ethics of the Independent Trustees of the Trust is incorporated by reference to exhibit (p)(2) to the Registrant's Initial Registration Statement on Form N-1A dated August 17, 2006, electronically filed on August 17, 2006.

Item. 24. Persons Controlled by or Under Common Control with the Trust

      None

Item. 25. Indemnification

      Reference is made to Article VII of the Trust's Second Amended and Restated Declaration of Trust, which is incorporated by reference herein.

      The Trust is organized as a Delaware statutory trust and is operated pursuant to the Second Amended and Restated Declaration of Trust, dated July 31, 2006 (the "Declaration of Trust"). The Declaration of Trust provides that no Trustee, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any person in connection with Trust property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, manager or principal underwriter of the Trust or for the act or omission of any other Trustee. For the sake of clarification and without limiting the foregoing, to the maximum extent permitted by law, the appointment, designation or identification of a Trustee as the chairman of the Board, the lead or assistant lead independent Trustee, a member or chairman of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert) or as having any other special appointment, designation or identification shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee's rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Nothing in the Declaration of Trust, including without limitation anything in Article VII,
Section 2, shall protect any Trustee, officer, employee or agent of the Trust against any liabilities to the Trust or its shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

      Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

      Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder of the Trust or of a particular series or class and not because of his or her acts or omissions or for some other reason, the shareholder or former shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the series (or attributable to the class) of which he or she is a shareholder or former shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

      Indemnification of Covered Persons. Subject to the exceptions and limitations contained in Section 6 of Article VII of the Declaration of Trust, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, Trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses including but not limited to amounts paid in satisfaction of judgments, in compromise or fines and penalties, and counsel fees reasonably incurred or paid by him in connection with the defense or disposition of any claim, action, suit or proceeding, or investigation, whether civil or criminal, before any court or administrative or legislative body, in which he becomes or may have become involved as a party or otherwise or with which he becomes or may have become threatened by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

      Exceptions to Indemnification. No indemnification shall be provided to a Covered Person:

      (a) For any liability to the Trust or its shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;



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      (b) With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust; or

      (c) In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) above) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 10 of the Article VII of the Declaration of Trust) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or (ii) a written opinion of independent legal counsel.

      Rights of Indemnification. The rights of indemnification provided in the Declaration of Trust may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in the Declaration of Trust shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law. Notwithstanding any other provision of the Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under Section 5 of Article VII of the Declaration of Trust and any expense that any Covered Person is entitled to be paid under Section 8 of
Article VII of the Declaration of Trust shall be deemed to be joint and several obligations of the Trust and each series and each class, and the assets of the Trust and each series and each class shall be subject to the claims of any Covered Person therefor under Article VII of the Declaration of Trust; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more series or classes in such manner as the Trustees in their sole discretion deem fair and equitable.

      Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under Sections 5-10 of Article VII of the Declaration of Trust including counsel fees so incurred by any Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under Sections 5-10 of Article VII of the Declaration of Trust, provided that either:

      (a) Such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or



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      (b) A majority of the Disinterested Trustees acting on the matter
(provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification under Sections 5-10 of Article VII of the Declaration of Trust.

      Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of "Exceptions to Indemnification" or clause (b) of "Expenses of Indemnification", the majority of Disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

      Certain Defined Terms Relating to Indemnification. As used in Sections 5-9 of Article VII of the Declaration of Trust, the following words shall have the meanings set forth below:

      (a) A "Disinterested Trustee" is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Securities and Exchange Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending;

      (b) "Claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and

      (c) "Liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Item. 26. Business and Other Connections of the Investment Adviser

      Reference is made to the caption "Management of the Fund" in the Private Placement Memorandum constituting Part A which is incorporated by reference to this Registration Statement and "Investment Adviser" and "Management of the Fund" in the Statement of Additional Information constituting Part B which is incorporated by reference to this Registration Statement.

      Energy Income Partners, LLC, is a limited liability company organized under the laws of Delaware in October 2003. The principal business address is:
49 Riverside Avenue, Westport, Connecticut 06880.

Item. 27. Principal Underwriters

      Not Applicable.



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Item 28.  Location of Accounts and Records.

      All accounts, books, and records required to be maintained and preserved by Section 31(a) of the 1940 Act and Rules 31a-1 and 31a-2 thereunder, will be kept by the Trust at:

      (1) Energy Income Partners, LLC, 49 Riverside Avenue, Westport, Connecticut 06880 (records relating to its functions as investment adviser).

      (2) PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 (official records of the Trust and records produced by PFPC Inc. in its role as administrator and fund accountant).

      (3) PFPC Trust Company, 8800 Tinicum Blvd., 3rd Floor, Philadelphia, Pennsylvania 19153 (official records of the Trust and records produced by PFPC Trust Company in its role as custodian).

      (4) PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 (official records of the Trust and records produced by PFPC Inc. in its role as transfer agent).

Item. 29. Management Services

      Not applicable.

Item. 30. Undertakings

      None.



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                                   SIGNATURES

      Pursuant to the requirements of the 1940 Act, the Trust has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut on May 30, 2008.

                                        EIP INVESTMENT TRUST


                                        By: /s/ James J. Murchie
                                            -----------------------------
                                            James J. Murchie
                                            President



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                                  EXHIBIT INDEX

(j)   Consent of Deloitte & Touche LLP.



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